                                                                    EXHIBIT 10.1

                                                                [EXECUTION COPY]

================================================================================

                                  $200,000,000

                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                            Dated as of March 6, 2000



                                     Between


                            HEAFNER TIRE GROUP, INC.
                              WINSTON TIRE COMPANY
                            THE SPEED MERCHANT, INC.
                             CALIFORNIA TIRE COMPANY
                                 (the Borrowers)

                                       and


                        THE FINANCIAL INSTITUTIONS PARTY
                            HERETO FROM TIME TO TIME
                                  (the Lenders)

                                       and


                            FLEET CAPITAL CORPORATION
                           (the Administrative Agent)

                                       and


                              BANK OF AMERICA, N.A.
                             (the Syndication Agent)

                                       and

                            FIRST UNION NATIONAL BANK
                            (the Documentation Agent)


                       FLEETBOSTON ROBERTSON STEPHENS INC.
                                 (the Arranger)

================================================================================

                               TABLE OF CONTENTS


                                                                                   Page

ARTICLE 1       DEFINITIONS...........................................................1
SECTION 1.1           Definitions.....................................................1
SECTION 1.2           General Interpretive Rules.....................................30
SECTION 1.3           Exhibits and Schedules.........................................32

ARTICLE 2       COMMITMENTS..........................................................33
SECTION 2.1           Loans..........................................................33
SECTION 2.2           Manner of Borrowing............................................33
SECTION 2.3           Repayment......................................................35
SECTION 2.4           Notes..........................................................36
SECTION 2.5           Extension of Commitments.......................................36

ARTICLE 2A      SWINGLINE FACILITY...................................................37
SECTION 2A.1          Swingline Loans................................................37
SECTION 2A.2          Making Swingline Loans.........................................37
SECTION 2A.3          Repayment of Swingline Loans...................................37
SECTION 2A.4          Prepayment.....................................................37
SECTION 2A.5          Swingline Note.................................................38
SECTION 2A.6          Extension of Commitments.......................................38

ARTICLE 3       LETTER OF CREDIT FACILITY............................................39
SECTION 3.1           Agreement to Issue.............................................39
SECTION 3.2           Amounts........................................................39
SECTION 3.3           Conditions.....................................................39
SECTION 3.4           Issuance of Letter of Credit Guarantees........................40
SECTION 3.5           Duties of FCC..................................................40
SECTION 3.6           Payment of Reimbursement Obligations...........................41
SECTION 3.7           Participations.................................................41
SECTION 3.8           Indemnification, Exoneration...................................43
SECTION 3.9           Supporting Letter of Credit; Cash Collateral Account...........44

ARTICLE 4       GENERAL LOAN PROVISIONS..............................................46
SECTION 4.1           Interest.......................................................46
SECTION 4.2           Certain Fees...................................................47
SECTION 4.3           Manner of Payment..............................................49
SECTION 4.4           General........................................................49
SECTION 4.5           Loan Accounts; Statements of Account...........................49
SECTION 4.6           Reduction of Commitments; Termination of Agreement.............50
SECTION 4.7           Making of Loans................................................51
SECTION 4.8           Settlement Among Lenders.......................................52
SECTION 4.9           Mandatory Prepayments..........................................55
SECTION 4.10          Payments Not at End of Interest Period; Failure to Borrow......55
SECTION 4.11          Notice of Conversion or Continuation...........................56
SECTION 4.12          Conversion or Continuation.....................................56

SECTION 4.13          Duration of Interest Periods; Maximum Number of Eurodollar
                       Rate Loans; Minimum Increments................................56
SECTION 4.14          Changed Circumstances..........................................57
SECTION 4.15          Cash Collateral Account; Investment Accounts...................58
SECTION 4.16          Allocation of Payments from Borrowers..........................59
SECTION 4.17          Borrowers' Representative......................................60
SECTION 4.18          Joint and Several Liability....................................60
SECTION 4.19          Obligations Absolute...........................................61
SECTION 4.20          Waiver of Suretyship Defenses..................................61

ARTICLE 5       CONDITIONS PRECEDENT.................................................63
SECTION 5.1           Conditions Precedent to Effectiveness of Agreement.............63
SECTION 5.2           All Loans; Letters of Credit...................................65
SECTION 5.3           Conditions as Covenants........................................66

ARTICLE 6       REPRESENTATIONS AND WARRANTIES OF BORROWERS..........................67
SECTION 6.1           Representations and Warranties.................................67
SECTION 6.2           Survival of Representations and Warranties, Etc................74

ARTICLE 7       SECURITY INTEREST....................................................75
SECTION 7.1           Security Interest..............................................75
SECTION 7.2           Continued Priority of Security Interest........................76

ARTICLE 8       COLLATERAL COVENANTS.................................................78
SECTION 8.1           Collection of Receivables......................................78
SECTION 8.2           Verification and Notification..................................79
SECTION 8.3           Disputes, Returns and Adjustments..............................79
SECTION 8.4           Invoices.......................................................80
SECTION 8.5           Delivery of Instruments........................................80
SECTION 8.6           Sales of Inventory.............................................81
SECTION 8.7           Ownership and Defense of Title.................................81
SECTION 8.8           Insurance......................................................81
SECTION 8.9           Location of Offices and Collateral.............................82
SECTION 8.10          Records Relating to Collateral.................................82
SECTION 8.11          Inspection.....................................................83
SECTION 8.12          Information and Reports........................................83
SECTION 8.13          Power of Attorney..............................................84
SECTION 8.14          Assignment of Claims Act.......................................84

ARTICLE 9       AFFIRMATIVE COVENANTS................................................85
SECTION 9.1           Preservation of Corporate Existence and Similar Matters........85
SECTION 9.2           Compliance with Applicable Law.................................85
SECTION 9.3           Maintenance of Property........................................85
SECTION 9.4           Conduct of Business............................................85
SECTION 9.5           Insurance......................................................86
SECTION 9.6           Payment of Taxes and Claims....................................86
SECTION 9.7           Accounting Methods and Financial Records.......................86

SECTION 9.8           Use of Proceeds................................................86
SECTION 9.9           Hazardous Waste and Substances; Environmental Requirements.....87
SECTION 9.10          Additional Subsidiaries........................................87
SECTION 9.11          Compliance with Senior Note Indenture..........................87
SECTION 9.12          Agency Account Agreements......................................87

ARTICLE 10      INFORMATION..........................................................88
SECTION 10.1          Financial Statements...........................................88
SECTION 10.2          Accountants' Certificate.......................................89
SECTION 10.3          Officer's Certificate..........................................89
SECTION 10.4          Copies of Other Reports........................................89
SECTION 10.5          Notice of Litigation and Other Matters.........................90
SECTION 10.6          ERISA..........................................................90

ARTICLE 11      NEGATIVE COVENANTS...................................................92
SECTION 11.1          Financial Covenant.............................................92
SECTION 11.2          Debt...........................................................92
SECTION 11.3          Guarantees.....................................................93
SECTION 11.4          Acquisitions...................................................93
SECTION 11.5          Capital Expenditures...........................................95
SECTION 11.6          Restricted Distributions and Payments, Etc.....................95
SECTION 11.7          Merger, Consolidation and Sale of Assets.......................95
SECTION 11.8          Transactions with Affiliates...................................95
SECTION 11.9          Liens..........................................................95
SECTION 11.10         Sales and Leasebacks...........................................95
SECTION 11.11         Amendments of Other Agreements.................................95
SECTION 11.12         Commingling....................................................96

ARTICLE 12      DEFAULT..............................................................97
SECTION 12.1          Events of Default..............................................97
SECTION 12.2          Remedies......................................................100
SECTION 12.3          Application of Proceeds.......................................102
SECTION 12.4          Power of Attorney.............................................102
SECTION 12.5          Miscellaneous Provisions Concerning Remedies..................103
SECTION 12.6          Trademark License.............................................104

ARTICLE 13      ASSIGNMENTS.........................................................105
SECTION 13.1          Successors and Assigns; Participations........................105
SECTION 13.2          Representation of Lenders.....................................107

ARTICLE 14      AGENT...............................................................108
SECTION 14.1          Appointment of Agent..........................................108
SECTION 14.2          Delegation of Duties..........................................108
SECTION 14.3          Exculpatory Provisions........................................108
SECTION 14.4          Reliance by Agent.............................................109
SECTION 14.5          Notice of Default.............................................109
SECTION 14.6          Non-Reliance on Agent and Other Lenders.......................109

SECTION 14.7          Indemnification...............................................110
SECTION 14.8          Agent in Its Individual Capacity..............................111
SECTION 14.9          Successor Collateral Agent....................................112
SECTION 14.10         Notices from Agent to Lenders.................................113
SECTION 14.11         Declaring Events of Default...................................113
SECTION 14.12         Syndication Agent and Documentation Agent.....................113

ARTICLE 15      MISCELLANEOUS.......................................................114
SECTION 15.1          Notices.......................................................114
SECTION 15.2          Expenses......................................................115
SECTION 15.3          Stamp and Other Taxes.........................................116
SECTION 15.4          Setoff........................................................116
SECTION 15.5          Consent to Advertising and Publicity..........................117
SECTION 15.6          Reversal of Payments..........................................117
SECTION 15.7          Injunctive Relief.............................................117
SECTION 15.8          Accounting Matters............................................117
SECTION 15.9          Amendments....................................................118
SECTION 15.10         Assignment....................................................119
SECTION 15.11         Performance of Borrowers' Duties..............................119
SECTION 15.12         Indemnification...............................................120
SECTION 15.13         All Powers Coupled with Interest..............................120
SECTION 15.14         Survival......................................................120
SECTION 15.15         Titles and Captions...........................................121
SECTION 15.16         Severability of Provisions....................................121
SECTION 15.17         Governing Law.................................................121
SECTION 15.18         Counterparts..................................................122
SECTION 15.19         Reproduction of Documents.....................................122
SECTION 15.20         Term of Agreement.............................................122
SECTION 15.21         Increased Capital.............................................122
SECTION 15.22         Pro-Rata Participation........................................123
SECTION 15.23         Net Payments..................................................124
SECTION 15.24         Effect on Effectiveness of this Agreement.....................126

ANNEX A             COMMITMENTS
ANNEX B             PRICING MATRIX

EXHIBIT A-1         FORM OF SECOND AMENDED AND RESTATED PROMISSORY NOTE
EXHIBIT A-2         FORM OF SWINGLINE NOTE
EXHIBIT B           FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C           FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D           FORM OF COMPLIANCE CERTIFICATE
EXHIBIT E           FORM OF SUBSIDIARY GUARANTY
EXHIBIT F           FORM OF SUBSIDIARY SECURITY AGREEMENT

Schedule 1.1A       Permitted Investments
Schedule 1.1B       Permitted Liens
Schedule 1.1C       Clearing Banks
Schedule 6.1(a)     Jurisdictions in Which Borrowers are Qualified as
                      Foreign Corporations
Schedule 6.1(b)     Capitalization
Schedule 6.1(c)     Subsidiaries; Ownership of Stock
Schedule 6.1(e)     Compliance with Laws
Schedule 6.1(f)     Business of Borrowers
Schedule 6.1(g)     Governmental Approvals
Schedule 6.1(h)     Title to Properties
Schedule 6.1(i)     Liens
Schedule 6.1(j)     Indebtedness and Guarantees
Schedule 6.1(k)     Litigation
Schedule 6.1(l)     Tax Matters
Schedule 6.1(m)     Burdensome Provisions
Schedule 6.1(n)     Undisclosed Material Obligations
Schedule 6.1(p)     ERISA
Schedule 6.1(t)     Location of Offices and Receivables
Schedule 6.1(u)     Location of Inventory and Equipment
Schedule 6.1(v)     Corporate and Fictitious Names
Schedule 6.1(y)     Employee Relations
Schedule 6.1(aa)    Trade Names
Schedule 6.1(bb)    Bank Accounts
Schedule 6.1(dd)    Real Property
Schedule 11.8       Affiliate Transactions

                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                  THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of March 6, 2000 by and between HEAFNER TIRE GROUP, INC., WINSTON TIRE COMPANY, THE SPEED MERCHANT, INC., CALIFORNIA TIRE COMPANY, the financial institutions party to this Agreement from time to time as the Lenders, FIRST UNION NATIONAL BANK, as documentation agent, BANK OF AMERICA, N.A., as syndication agent, and FLEET CAPITAL CORPORATION, as administrative agent for the Lenders.

                              PRELIMINARY STATEMENT

                  Heafner Tire Group, Inc., Winston Tire Company, The Speed Merchant, Inc., and Fleet Capital Corporation and First Union National Bank and, by assignment from Fleet Capital Corporation and First Union National Bank (the "Existing Lenders"), Bank of America, N.A., Mellon Bank, N.A. and PNC Bank, National Association (the "New Lenders"), are parties to an Amended and Restated Loan and Security Agreement dated as of May 20, 1998 (as amended to date, the "Existing Loan Agreement").

                  At the request of Heafner Tire Group, Inc., the parties to the Existing Loan Agreement have agreed to increase the amount available to be borrowed on a revolving credit basis, add California Tire Company as a Borrower, modify certain covenants and make other changes to the Existing Loan Agreement, and for the convenience of the parties, to effect such increase, additions, modifications and other changes by amending and restating the Existing Loan Agreement in its entirety as hereinafter set forth, upon and subject to all of the terms, conditions and provisions hereof. This amendment and restatement is not intended to be, and shall not be deemed or construed as, a repayment or novation of the Debt outstanding under the Existing Loan Agreement.

                  Accordingly, in consideration of the Existing Loan Agreement, the financial accommodations outstanding thereunder, the mutual promises hereinafter set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  SECTION 1.1 Definitions. For the purposes of this Agreement:

                  "ACH Transfer" means and refers to the transfer of funds within or between financial institutions using electronic credits and debits in accordance with banking procedures promulgated by the National Automated Clearing House Association or any related regional association.

                  "Account Debtor" means a Person who is obligated on a Receivable.

                  "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

                  "Acquired Debt" means Debt of a Person that becomes a Consolidated Subsidiary after the Effective Date or is otherwise Acquired by a Loan Party after the Effective Date and Debt secured by property included in a Business Unit Acquired by a Loan Party after the Effective Date, which Debt was outstanding immediately prior to such Acquisition but was not incurred or created in contemplation of such Acquisition.

                  "Additional Reserves" means reserves other than the Letter of Credit Reserve, the Rent Reserve or the Dilution Reserve against the Borrowing Base established by the Administrative Agent from time to time in the exercise of its reasonable credit judgment.

                  "Administrative Agent" means FCC and any successor agent appointed pursuant to SECTION 14.9 hereof.

                  "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of SECTION 15.1.

                  "Affiliate" (and with corollary meaning, "Affiliated") means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than ten percent (10%) of the outstanding shares of capital stock of such Person), member, director, manager or managing agent of such Person, (b) any spouse, parents, siblings, children or grandchildren of such Person, and (c) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or
(iii) ten percent (10%) or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise. So long as it is not a holder, beneficially or of record, of issued and outstanding shares of common stock of Heafner or otherwise in control of Heafner, The 1818 Mezzanine Fund, L.P. will not be deemed to be an Affiliate of Heafner by reason of its holding the Warrant.

                  "Agency Account" means an account of a Loan Party maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

                  "Agency Account Agreement" means an agreement among a Loan Party, the Administrative Agent and a Clearing Bank, in form and substance satisfactory to the Administrative Agent, concerning the collection and transfer of payments which represent the proceeds of Receivables or of any other Collateral.

                  "Agreement" means and includes this Second Amended and Restated Loan and Security Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

                  "Agreement Date" means the date as of which this Agreement is dated.

                  "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

                  "Applicable Margin" means (a) as to Base Rate Revolving Credit Loans, 0.25%, and (b) as to Eurodollar Rate Revolving Credit Loans, 1.75%, subject to quarterly adjustment as follows: From and after the delivery of the consolidated quarterly financial statements of Heafner and its Consolidated Subsidiaries for the Fiscal Quarter ending on or about June 30, 2000 and each Fiscal Quarter ending thereafter and the related officer's certificate in accordance with the respective provisions of SECTIONS 10.1(B) and 10.3, the foregoing percentages will be adjusted, PROVIDED that no Default or Event of Default has occurred and is continuing, effective the first day of the calendar month that begins at least 10 days after delivery of such financial statements for such Fiscal Quarter or any succeeding Fiscal Quarter, to the percentages set forth in ANNEX B that correspond to the Interest Coverage Ratio reflected in such financial statements and the related certificate.

                  "Assignment and Acceptance" means an assignment and acceptance in the form attached hereto as EXHIBIT C assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to
SECTION 13.1.

                  "Attributable Debt" in respect of a sale leaseback transaction means, as at the date of determination, the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale leaseback transaction (including any period for which such lease has been extended).

                  "Bank" means Fleet National Bank, a national banking association.

                  "BankBoston" means BankBoston, N.A., a national banking association.

                  "Bank of America" means Bank of America, N.A., a national banking association.

                  "Base Rate" means at any time a fluctuating interest rate per annum equal to the greater of (i) the rate of interest announced or quoted from time to time by Bank as its prime rate for commercial loans, which rate might not be the lowest rate charged by Bank, and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate, and (ii) the Federal Funds Rate plus 1/2 of 1% per annum.

                  "Base Rate Loan" means each Borrowing of Loans bearing interest determined with reference to the Base Rate on the same day and a specified principal amount of such Loans outstanding and any Non-Ratable Loan.

                  "Base Rate Revolving Credit Loan" means each Base Rate Loan outstanding under the Revolving Credit Facility.

                  "Benefit Plan" means an "employee pension benefit plan" as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which a Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

                  "Borrower" means each of Heafner, Winston, CPW and Cal Tire.

                  "Borrowing" means Loans of the same Type hereunder made (or continued or converted) by the Lenders Ratably on the same date, and, in the case of Eurodollar Rate Loans, for the same Interest Period.

                  "Borrowing Base" means at any time an amount equal to the lesser of:

                  (a)      the aggregate Commitments, MINUS the sum of

                           (i)      the Letter of Credit Reserve, PLUS

                           (ii)     the Rent Reserve, PLUS

                           (iii)    any Additional Reserves, and

                  (b)      an amount equal to

                           (i) 85% (or such lesser percentage as the
                  Administrative Agent may in its reasonable credit judgment determine from time to time) of the face value of Eligible Receivables due and owing at such time, PLUS

                           (ii) 65% as to Inventory consisting of tires and 50%
                  as to all other Inventory (or in either case, such lesser percentage as the Administrative Agent may in its reasonable credit judgment determine from time to time) of the lesser of cost determined on a FIFO (or first-in-first-out) accounting basis and fair market value of applicable Eligible Inventory, at such time, MINUS

                           (iii) the sum of

                                    (A)     the Letter of Credit Reserve, PLUS

                                    (B)     the Rent Reserve, PLUS

                                    (C)     the Dilution Reserve, PLUS

                                    (D)     any Additional Reserves.

                  "Borrowing Base Certificate" means a certificate in the form attached hereto as EXHIBIT B or in such other form as the Borrowers and the Administrative Agent may agree.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia, Boston, Massachusetts or Hartford, Connecticut are authorized to close and, when used with respect to Eurodollar Rate Loans, means any such day on which dealings in Dollar deposits are carried on in the London interbank market.

                  "Business Unit" means assets constituting a business, whether all of the assets of any Person or the assets of a division or operating unit of any Person.

                  "CPW" means The Speed Merchant, Inc., a California corporation, doing business as "The Speed Merchant" and as "Competition Parts Warehouse" and a Wholly Owned Subsidiary of Heafner.

                  "Cal Tire" means California Tire Company, a California corporation and a Wholly Owned Subsidiary of Heafner.

                  "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than Inventory or assets that constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

                  "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Cash Collateral" means collateral consisting of cash or Cash Equivalents on which the Administrative Agent, for the benefit of itself as Administrative Agent and the Lenders, has a first priority Lien.

                  "Cash Collateral Account" means a special interest-bearing deposit account consisting of cash maintained by the Administrative Agent in the name of Heafner but under the sole dominion and control of the Administrative Agent, for its benefit and for the benefit of the Lenders, established pursuant to the provisions of SECTION 4.15(A) for purposes set forth therein.

                  "Cash Equivalents" means

                  (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, rated at least A-1 by S&P or at least P-1 by Moody's;

                  (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and, unless issued by a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank;

                  (d) units or other interests in funds invested solely in instruments described in CLAUSES (A), (B) and (C); and

                  (e) repurchase agreements in form and substance and for amounts satisfactory to the Administrative Agent.

                  "Clearing Bank" means each bank listed on SCHEDULE 1.1C - CLEARING BANKS and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means and includes all of each Loan Party's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

                  (a) (i) all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, insurance proceeds, letters of credit and the right to receive payment thereunder, chattel paper, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person, but excluding tax refunds and insurance proceeds not arising out of the Collateral,
(ii) all guarantees, security and Liens securing payment thereof, (iii) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (iv) all proceeds of any of the foregoing (the foregoing, collectively, "Receivables"),

                  (b) (i) all inventory, (ii) all goods intended for sale or lease or for display or demonstration, (iii) all work in process, (iv) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business, and (v) all documents of title, including bills of lading and warehouse receipts, and other documents evidencing and general intangibles relating to any of the foregoing (the foregoing, collectively, "Inventory"),

                  (c) any demand, time, savings, passbook, money market or like depository account, and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization (other than an account evidenced by a certificate of deposit that is an instrument under the
UCC) to which proceeds of Collateral are deposited (the foregoing, collectively, "Deposit Accounts"),

                  (d) all certificated and uncertificated securities, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts (EXCLUDING, HOWEVER, the equity securities of any Subsidiary), to the extent acquired directly with proceeds of Collateral (the foregoing, collectively, "Investment Property"),

                  (e) (i) any investment account maintained by or on behalf of a Loan Party with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender, (ii) any agreement governing such account,
(iii) all cash proceeds and Investment Property now or hereafter held by the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender on behalf of a Loan Party in connection with such investment account and (iv) all documents evidencing and general intangibles related to the foregoing (the foregoing, collectively, "Investment Accounts"),

                  (f) all cash or other property deposited with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender or which the Administrative Agent, for its benefit and for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including, without limitation, amounts on deposit in the Cash Collateral Account,

                  (g) all goods and other property, whether or not delivered,
(i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

                  (h) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guarantees, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

                  (i) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, and

                  (j) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

                  "Collateral Availability" means at any time the excess, if any, of the amount determined pursuant to CLAUSE (B) of the definition "Borrowing Base" over the aggregate principal amount of Revolving Credit Loans and Swingline Loans outstanding at such time.

                  "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on ANNEX A hereto or, from and after the date hereof, as set forth in the Register, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of SECTION 13.1), to make its Proportionate Share of Loans (including to repay Swingline Loans) and to purchase participations in Letter of Credit Guarantees.

                  "Commitment Percentage" means, as to any Lender at the time of determination, the percentage obtained by dividing such Lender's Commitment at such time by the aggregate amount of the Commitments at such time.

                  "Consolidated Subsidiary" means each Subsidiary of Heafner the financial results of which, at the time in question, are consolidated with those of Heafner in accordance with GAAP.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                  "Controlled Disbursement Account" means one or more accounts maintained by and in the name of the Borrowers (or any of them) with a Disbursing Bank for the purposes of disbursing Loan proceeds and amounts deposited thereto.

                  "Current Assets" means, with respect to any Person, the aggregate amount of assets of such Person which should properly be classified as current assets in accordance with GAAP, after deducting adequate reserves in each case where a reserve is appropriate in accordance with GAAP.

                  "Current Liabilities" means, with respect to any Person, the aggregate amount of all Liabilities of such Person which should properly be classified as current liabilities in accordance with GAAP.

                  "Debt" means

                  (a) Indebtedness for money borrowed,

                  (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                           (i) represented by notes payable, drafts accepted and
                  reimbursement obligations under letters of credit, including Reimbursement Obligations, and similar instruments that represent extensions of credit,

                           (ii) constituting obligations evidenced by bonds,
                  debentures, notes or similar instruments,

                           (iii) any amounts required to be included in the
                  Purchase Price of any Acquisition pursuant to SECTION 11.4 and not paid in cash at the closing of such Acquisition,

                           (iv) upon which interest charges are customarily paid
                  or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business),

                  (c) Capitalized Lease Obligations, and

                  (d) Indebtedness that is such by virtue of CLAUSE (C) of the definition thereof, but only to the extent that the obligations Guaranteed are Debt.

The KS Preferred is not Debt for purposes of this Agreement or the other Loan Documents.

                  "Default" means any of the events specified in SECTION 12.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

                  "Default Margin" means 2.0%.

                  "Deposit Account" has the meaning set forth in the definition "Collateral."

                  "Dilution Reserve" means an amount equal to the EXCESS of (i) non-cash reductions to the Loan Parties' Receivables (on a combined basis) during a 12-month period prior to the date of determination as established by the Loan Parties' records or by a field examination conducted by the Administrative Agent's, the Syndication Agent's or the Documentation Agent's employees or representatives, expressed as a percentage of the Loan Parties' Receivables (on a combined basis) outstanding during the same period OVER (ii) 5%, MULTIPLIED by an amount equal to Eligible Receivables as of the date of determination.

                  "Disbursing Bank" means any commercial bank with which a Controlled Disbursement Account is maintained after the Effective Date.

                  "Dollar" and "$" means freely transferable United States dollars.

                  "Documentation Agent" means FUNB.

                  "EBIT" for any specified accounting period means Net Income of Heafner and its Consolidated Subsidiaries on a consolidated basis for such period before provision for net interest expense and income taxes PLUS up to $3,500,000 in non-recurring charges related to what is commonly referred to by the Borrowers as the "Riggs Settlement" deducted in computing Net Income for such specified period.

                  "EBITDA" for any specified accounting period means EBIT for such period PLUS depreciation and amortization expense deducted in computing EBIT.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "ERISA Event" means (a) a "Reportable Event" as defined in
Section 4043(c) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan subject to Title IV of ERISA under a distress termination under Section 4041(c) of ERISA or the treatment of an amendment to such a Benefit Plan as a termination under Section 4041(c) of ERISA, (c) the institution of proceedings by the PBGC to terminate a Benefit Plan subject to Title IV of ERISA or the appointment of a trustee to administer any such Benefit Plan or an event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan subject to Section 4042, (d) the imposition of any liability under Title IV of ERISA other than for PBGC premiums due but not yet payable, (e) the filing of an application for a minimum funding waiver under Section 412 of the Code, (f) a withdrawal by a Borrower or any Related Company from a Benefit Plan subject to
Section 4063 of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA), (g) a Benefit Plan intending to qualify under Section 401(a) of the Code losing such qualified status (other than because of a Remediable Defect), (h) the failure to make a material required contribution to a Benefit Plan, (i) a Borrower or any Related Company being in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan because of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer or Plan, or (j) the occurrence of a material non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit Plan that is not cured within 60 days after a Borrower has knowledge thereof.

                  "Effective Date" means the later of:

                  (a) the Agreement Date, and

                  (b) the first date on which all of the conditions set forth in
ARTICLE 5 shall have been fulfilled.

                  "Effective Interest Rate" means each rate of interest per annum on Revolving Credit Loans and Swingline Loans in effect from time to time pursuant to the provisions of SECTIONS 4.1(A) and (C).

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $10,000,000,000; (ii) any commercial finance or asset based lending company organized under the laws of the United States, or any State thereof, that is an Affiliate of a commercial bank having total assets in excess of $10,000,000,000; and (iii) any Lender listed on the signature page of this Agreement; PROVIDED that the representation contained in SECTION 13.2 hereof shall be applicable with respect to any such Person.

                  "Eligible Inventory" means items of Inventory of a Loan Party held for sale in the ordinary course of the business of such Loan Party (but not including packaging or shipping materials or maintenance supplies) that meet all of the following requirements: (a) such Inventory is owned by a Loan Party, is subject to the Security Interest, which is perfected as to such Inventory, and is not subject to a Vendor Lien or any other Lien whatsoever other than a

Permitted Lien (that is not a Vendor Lien); (b) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods; (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (d) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the applicable Loan Party's business; (e) such Inventory is not obsolete or returned or repossessed or used goods taken in trade; (f) such Inventory is located within the United States at one of the Permitted Inventory Locations; (g) such Inventory is in the possession and control of a Loan Party and not any third party and if located in a warehouse or other facility leased by a Loan Party, the lessor has delivered to the Administrative Agent a waiver and consent in form and substance satisfactory to the Administrative Agent or such facility is reflected in the Rent Reserve; and (h) such Inventory is not determined by the Administrative Agent, in the exercise of its reasonable credit judgment, to be ineligible for any reason.

                  "Eligible Receivable" means the unpaid portion of a Receivable payable in Dollars to a Loan Party net of any returns, discounts, credits, or other allowances or deductions agreed to by a Loan Party and net of any amounts owed by a Loan Party to the Account Debtor on such Receivable, which Receivable meets all of the following requirements: (a) such Receivable is owned by a Loan Party and represents a complete bona fide transaction which requires no further act under any circumstances on the part of any Loan Party to make such Receivable payable by the Account Debtor; (b) such Receivable is not past due more than 60 days after its due date, which due date shall not be later than 90 days after the invoice date; (c) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, lessor or supplier of a Loan Party; (d) such Receivable is not owing by an Account Debtor more than 15% of whose then-existing accounts owing to the Loan Parties do not meet the requirements set forth in CLAUSE (B) above; (e) if the Account Debtor with respect thereto is located outside of the United States of America, Canada or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the applicable Loan Party from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Administrative Agent and is in form and substance acceptable to the Administrative Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly assigned to the Administrative Agent, except that up to $1,000,000 of such Receivables outstanding at any time that are otherwise Eligible Receivables, may be included in Eligible Receivables without such letter of credit support; (f) the Account Debtor with respect to such Receivable is not located in a state which imposes conditions on the enforceability of Receivables with which the applicable Loan Party has not complied; (g) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Administrative Agent, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment; (h) the Loan Party that is the obligee thereof is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable; (i) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Administrative Agent's judgment, have a materially adverse effect on such Account Debtor; (j) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected; (k) such Receivable is not owing by an Account Debtor or a group of affiliated Account Debtors whose then-existing accounts owing to the Loan Parties exceed in face amount 20% of the Loan Parties' total Eligible Receivables; (l) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Administrative Agent containing only terms normally offered by the applicable Loan Party, and dated no later than the date of shipment; (m) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor; (n) such Receivable is not evidenced by chattel paper or an instrument of any kind; (o) other than mechanical services performed by Winston or CPW, such Receivable does not arise from the performance of services, including services under or related to any warranty obligation of a Loan Party or out of service charges by a Loan Party or other fees for the time value of money; (p) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien and the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien other than a Permitted Lien (that is not a Vendor Lien); and (q) such Receivable is not determined by the Administrative Agent, in the exercise of its reasonable credit judgment, to be ineligible for any reason.

                  "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. ss. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

                  "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

                  "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

         Eurodollar Rate   =             Interbank Offered Rate
                                   ---------------------------------
                                   1 - Eurodollar Reserve Percentage

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Eurodollar Rate Loan" means any Loan (or Loans made (or converted or continued) by the Lenders Ratably on the same date for the same Interest Period), bearing interest determined with reference to the Eurodollar Rate.

                  "Eurodollar Rate Revolving Credit Loan" means each Eurodollar Rate Loan outstanding under the Revolving Credit Facility.

                  "Eurodollar Reserve Percentage" means that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to any Lender.

                  "Event of Default" means any of the events specified in
SECTION 12.1, PROVIDED that any requirement for notice or lapse of time or any other condition has been satisfied.

                  "Existing Loan Agreement" has the meaning specified in the Preliminary Statement.

                  "Existing Lender" has the meaning specified in the Preliminary Statement.

                  "FCC" means Fleet Capital Corporation, a Rhode Island corporation.

                  "FUNB" means First Union National Bank, a national banking association.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three federal funds brokers of recognized standing selected by Bank.

                  "Financed Capex" means Capital Expenditures funded with the proceeds of Debt (excluding Loans) or represented by Capitalized Lease Obligations.

                  "Financial Officer" means the chief financial officer, Treasurer or Controller of Heafner.

                  "Financing Statements" means any and all Uniform Commercial Code financing statements, in form and substance satisfactory to the Administrative Agent, executed and delivered by a Loan Party to the Administrative Agent or assigned to the Administrative Agent by BankBoston, naming the Administrative Agent, for the benefit of the Lenders, as secured party or assignee and the applicable Loan Party as debtor, in connection with this Agreement.

                  "Fiscal Month" means each of the 12 consecutive four- or five-week periods beginning on the first day of the Fiscal Year, in the pattern 4,4,5 within a Fiscal Quarter (or 4,5,5 in the fourth Fiscal Quarter of any 53-week Fiscal Year).

                  "Fiscal Quarter" means each of the four consecutive periods of 13 weeks (or 14 weeks in the fourth Fiscal Quarter of any 53-week Fiscal Year), beginning on the first day of the Fiscal Year.

                  "Fiscal Year" means the period of 52 or 53 consecutive weeks beginning on the Sunday after the Saturday nearest December 31 in one calendar year and ending on the Saturday nearest December 31 of the following calendar year and when followed or preceded by the designation of a calendar year, means such period ending on the Saturday nearest December 31 of such designated calendar year.

                  "Foreign Lender" means any Lender organized under the laws of a jurisdiction outside of the United States.

                  "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to a Borrower or any Subsidiary, consistent with the prior financial practice of Heafner, as reflected on the financial statements referred to in SECTION 6.1(N); PROVIDED, HOWEVER, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by Heafner's independent public accountants, such changes shall be included in GAAP as applicable to Heafner and its Consolidated Subsidiaries only from and after such date as the Borrowers, the Required Lenders and the Administrative Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in ARTICLE 11.

                  "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

                  "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

                  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

                  (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                           (i) the purchase of securities or obligations,

                           (ii) the purchase, sale or lease (as lessee or
                  lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

                           (iii) the supplying of funds to or in any other
                  manner investing in the obligor with respect to such obligation,

                           (iv) repayment of amounts drawn down by beneficiaries
                  of letters of credit, or

                           (v) the supplying of funds to or investing in a
                  Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

                  "Heafner" means Heafner Tire Group, Inc., a Delaware corporation, successor by merger to The J.H. Heafner Company, Inc., a North Carolina corporation.

                  "Indebtedness" of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

                  (a) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of drafts accepted or similar instruments or reimbursement obligations under letters of credit,

                  (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

                  (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person,

                  (d) all obligations of such Person in respect of Interest Rate Protection Agreements, and

                  (e) in the case of the Borrowers (without duplication) all obligations under the Loans and the Reimbursement Obligations.

                  "Initial Notice of Borrowing" means the Notice of Borrowing given by the Borrowers with respect to the Loans to be made on the Effective Date which shall also specify the method of disbursement.

                  "Interbank Offered Rate" for an Interest Period means the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, that if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Interest Coverage Ratio" means for any specified measurement period, the ratio of (i) EBITDA for such period to (ii) consolidated interest expense of Heafner and its Consolidated Subsidiaries for such period.

                  "Interest Payment Date" means the first day of each calendar month commencing April 1, 2000.

                  "Interest Period" means with respect to each Eurodollar Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Rate Loan and ending one, two, three, six or, if available in the Administrative Agent's reasonable judgment to all Lenders, twelve months thereafter, as the Borrowers may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; PROVIDED, that:

                           (i) any Interest Period that would otherwise end on a
                  day that is not a Business Day shall, subject to the provisions of CLAUSE (III) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE
                  (III) below, end on the last Business Day of a calendar month;

                           (iii) any Interest Period that would otherwise end
                  after the Termination Date shall end on the Termination Date; and

                           (iv) notwithstanding CLAUSE (III) above, no Interest
                  Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

                  "Interest Rate Protection Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "Inventory" has the meaning set forth in the definition "Collateral."

                  "Investment" means, with respect to any Person:

                  (a) the acquisition or ownership by such Person of any share of capital stock, evidence of Indebtedness or other security issued by any other Person,

                  (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,

                  (c) any Guaranty of the obligations of any other Person,

                  (d) any other investment (other than the Acquisition of a Business Unit) in any other Person, and

                  (e) any commitment or option to make any of the investments listed in CLAUSES (A) through (D) above if, in the case of an option, the consideration therefor exceeds $100.

                  "Investment Account" has the meaning set forth in the definition "Collateral."

                  "Investment Property" has the meaning set forth in the definition "Collateral."

                  "IRS" means the Internal Revenue Service.

                  "Issuing Bank" means BankBoston as to Letters of Credit outstanding on the Effective Date and Bank as to Letters of Credit issued on and after the Effective Date.

                  "KS Preferred" means up to 7,000 shares of Series A Cumulative Redeemable Preferred Stock and up to 4,500 shares of Series B Cumulative Redeemable Preferred Stock of Heafner issued by Heafner and sold to The Kelly-Springfield Tire Company, a division of The Goodyear Tire and Rubber Company, pursuant to the KS Preferred Stock Purchase Agreement.

                  "KS Preferred Stock Purchase Agreement" means the Securities Purchase Agreement dated May 7, 1997 between Heafner and The Kelly-Springfield Tire Company, a division of The Goodyear Tire and Rubber Company, as amended and in effect on the Effective Date and modified after the Effective Date in accordance with the terms of this Agreement.

                  "Lender" means at any time any financial institution party to this agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of ARTICLE 13.

                  "Letter of Credit" means each documentary or standby letter of credit (i) issued by BankBoston for the account of a Borrower under the Existing Loan Agreement and outstanding on the Effective Date or (ii) issued by the Issuing Bank for the account of a Borrower or any Subsidiary and Guaranteed by FCC pursuant to ARTICLE 3.

                  "Letter of Credit Amount" means, at any time with respect to any Letter of Credit Guarantee, the aggregate maximum amount at any time available for drawing under the Guaranteed Letter of Credit at such time (assuming all conditions to drawing are satisfied).

                  "Letter of Credit Availability" means, as of the date of determination, the aggregate face amount of Letter of Credit Obligations available to be incurred hereunder at the time of determination in accordance with SECTION 3.2, which shall be an amount equal to the lesser of (i) the Letter of Credit Guarantee Facility MINUS the Letter of Credit Obligations and (ii) the Loan Availability, on such date.

                  "Letter of Credit Guarantee" means any Guarantee pursuant to which FCC or any of its Affiliates Guarantees to an Issuing Bank, the payment or performance by a Loan Party of its Reimbursement Obligations under any Letter of Credit, including by FCC's (or such Affiliate's) joining in the Reimbursement Agreement for such Letter of Credit as a co-applicant or otherwise as acceptable to the Issuing Bank.

                  "Letter of Credit Guarantee Facility" means a subfacility of the Revolving Credit Facility providing for the issuance of Letters of Credit and Letter of Credit Guarantees as described in Article 3 in an aggregate amount of Letter of Credit Obligations at any one time outstanding not to exceed $10,000,000.

                  "Letter of Credit Obligations" means, at any time, the sum of
(a) the Reimbursement Obligations at such time, PLUS (b) the aggregate Letter of Credit Amount of Letter of Credit Guarantees outstanding at such time, PLUS (c) the aggregate Letter of Credit Amount of Letter of Credit Guarantees the issuance of which has at such time been authorized by the Administrative Agent and FCC pursuant to SECTION 3.4(B) but that have not yet been issued, in each case as determined by the Administrative Agent.

                  "Letter of Credit Reserve" means, at any time, the aggregate Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by Cash Collateral.

                  "Liabilities" of any Person means all items (except for items of capital stock, including specifically as to Heafner the KS Preferred, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined.

                  "Lien" as applied to the property of any Person means:

                  (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom,

                  (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

                  (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person, except to the extent being disputed or contested by such Person by appropriate proceedings and in respect of which any reserve required by GAAP has been appropriately established and maintained,

                  (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction (excluding informational financing statements relating to property leased by a Borrower or any Subsidiary), and

                  (e) in the case of Real Estate, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances.

                  "Loan" means any Revolving Credit Loan or Swingline Loan, as well as all such loans collectively, as the context requires.

                  "Loan Account" and "Loan Accounts" have the meanings specified in SECTION 4.5.

                  "Loan Availability" means, as of the date of determination, the aggregate principal amount of Revolving Credit Loans available to be borrowed by the Borrowers hereunder at the time in accordance with SECTION 2.1, which shall be an amount equal to the remainder derived by subtracting the aggregate principal amount of Revolving Credit Loans and Swingline Loans outstanding on such date from the Borrowing Base on such date.

                  "Loan Documents" means collectively this Agreement, the Notes, the Security Documents and each other instrument, agreement or document executed by a Loan Party or any Affiliate or Subsidiary of a Loan Party in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby.

                  "Loan Party" means any Borrower or Subsidiary Guarantor.

                  "Lockbox" means each U. S. Post Office Box specified in a Lockbox Agreement.

                  "Lockbox Agreement" means each agreement between a Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

                  "Margin Stock" means margin stock as defined in Section 221.1(h) of Regulation U.

                  "Materially Adverse Effect" means any act, omission, situation, circumstance, event or undertaking which would, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, have, or reasonably be expected to have, a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Heafner and its Consolidated Subsidiaries taken as a whole, (b) the value of the whole or any material part of the Collateral, (c) the Security Interest or the priority of the Security Interest, (d) the ability of Heafner and its Consolidated Subsidiaries taken as a whole to perform any material obligation under this Agreement or any other Loan Document, or (e) other than solely and directly by reason of any release given or other action taken by the Administrative Agent or any Lender, the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Administrative Agent or the Lenders to enforce in any material respect any rights or remedies under or in connection with any Loan Document.

                  "Minimum Commitment" means $10,000,000.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six years.

                  "Net Amount" means, with respect to any Investments made by any Person, the gross amount of all such Investments MINUS the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such Investments.

                  "Net Income" or "Net Loss" means, as applied to any Person for any accounting period, the net income or net loss, as the case may be, of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, PROVIDED that there shall be excluded:

                  (a) the net income or net loss of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,

                  (b) the net income or net loss of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,

                  (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period,

                  (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon,

                  (e) any net gain arising from the collection of the proceeds of any insurance policy,

                  (f) any write-up of any asset, and

                  (g) any other extraordinary item.

                  "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to SECTION 14.7) to the Administrative Agent in respect of Revolving Credit Loans made by such Lender, MINUS (b) all amounts received by the Administrative Agent and paid by the Administrative Agent to such Lender for application, pursuant to this Agreement, to reduction of the outstanding principal balance of the outstanding Revolving Credit Loans of such Lender.

                  "Net Worth" means, with respect to any Person, such Person's total shareholder's equity (including specifically as to Heafner the KS Preferred, the Warrant and including any other capital stock, warrants, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

                  "New Lender" has the meaning specified in the Preliminary Statement.

                  "Non-Ratable Loan" means a Base Rate Loan made by FCC in accordance with the provisions of SECTION 4.8(B).

                  "Note" means any of the Revolving Credit Notes and the Swingline Note and "Notes" means more than one such Note.

                  "Notice of Borrowing" means a written notice (including by electronic mail), or telephonic notice followed by a confirming same-day written notice, requesting a Borrowing of, respectively, (i) Base Rate Revolving Credit Loans or Eurodollar Rate Revolving Credit Loans or (ii) a Swingline Loan which is given by telex or facsimile transmission in accordance with the applicable provisions of SECTION 2.2 or SECTION 2A.2, as the case may be, and which specifies (i) the amount of the requested Borrowing, (ii) the date of the requested Borrowing, and (iii) if the requested Borrowing is of Eurodollar Rate Loans, the duration of the applicable Interest Period.

                  "Notice of Conversion or Continuation" has the meaning specified in SECTION 4.13.

                  "Overadvance" means at any time the amount by which the aggregate outstanding principal amount of Loans exceeds the Borrowing Base.

                  "Overadvance Condition" means and is deemed to exist any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base.

                  "Overadvance Loan" means a Base Rate Loan made at a time an Overadvance Condition exists or which results in an Overadvance Condition.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

                  "Permitted Inventory Locations" means each location listed on
SCHEDULE 6.1(U) and from time to time each other location within the continental United States which Heafner has notified the Administrative Agent is a location at which Inventory of a Loan Party is maintained together with such evidence as the Administrative Agent may reasonably require that the Inventory at such location is subject to the Security Interest and to no other Lien other than Permitted Liens.

                  "Permitted Investments" means

                  (a) Investments of Heafner and its Consolidated Subsidiaries in:

                  (i) cash and Cash Equivalents in an aggregate amount not greater than $5,000,000,

                  (ii) sales of inventory on credit in the ordinary course of business,

                  (iii) shares of capital stock, evidence of Debt or other security acquired in consideration for or as evidence of past-due or restructured Receivables in an aggregate face amount of such Receivables as to Heafner and its Subsidiaries at any time not to exceed $2,500,000,

                  (iv) any Loan Party, and

                  (v) those items described on SCHEDULE 1.1A - PERMITTED INVESTMENTS; and

                  (b) Investments of any Loan Party in any Subsidiary that is not a Loan Party to the extent in existence on the Effective Date, as such Investments may increase by reason of the profitable operations of such Subsidiary.

                  "Permitted Liens" means:

                  (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases only if payment shall not at the time be required to be made in accordance with SECTION 9.6, and (ii) in the case of warehousemen or landlords, only if such liens are junior to the Security Interest in any of the Collateral or the relevant premises are reflected in the Rent Reserve,

                  (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under payment or performance bonds,

                  (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of the applicable Borrower,

                  (d) Liens shown on SCHEDULE 1.1B - PERMITTED LIENS,

                  (e) Vendor Liens,

                  (f) Liens of the Administrative Agent, for the benefit of the Lenders, arising under this Agreement and the other Loan Documents,

                  (g) Liens on Margin Stock,

                  (h) Liens in existence immediately prior to the Effective Date that are satisfied in full and released on the Effective Date or promptly thereafter by application of the proceeds of the Loans or cash on hand,

                  (i) the Lien of FUNB as Trustee under the Senior Note Indenture pursuant to Section 7.07 thereof on certain property in its possession as security for payment of fees and other amounts owing to it in its capacity as such Trustee, and

                  (j) additional Liens in accordance with the provisions of
SECTION 11.9.

                  "Person" means an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Projections" means the forecasted (a) balance sheets, (b) income statements and (c) cash flow statements of the Borrowers for each Fiscal Year, prepared annually by the Borrowers on a consolidated monthly basis, together with appropriate supporting details (including stand-alone forecasts for each Borrower) and a statement of underlying assumptions.

                  "Proportionate Share" or "Ratable Share" or "Ratable" (and with corollary meaning, "Ratably") means, as to a Lender, such Lender's share of an amount in Dollars or of other property at the time of determination equal to
(i) the Commitment Percentage of such Lender, or (ii) if the Commitments are terminated, the percentage obtained by dividing the principal amount of the Loans then owing to such Lender by the total principal amount of all Loans then owing to all Lenders, or (iii) if no Loans are outstanding, the percentage obtained by dividing such Lender's participation in the total Letter of Credit Obligations then outstanding by the total Letter of Credit Obligations then outstanding.

                  "Proprietary Rights" means as to any Person, such Person's rights, title and interest in and to intellectual property and all other rights (including rights as a licensee thereof) under any patents, trademarks, trade names, tradestyles, copyrights and all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Purchase Money Lien" means any Lien securing Debt created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible personal property (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset, but only if such Lien shall at all times be confined solely to the property (other than Inventory) the purchase price of which was financed through the incurrence of such Debt.

                  "Purchase Price" has the meaning specified in SECTION 11.4.

                  "Real Estate" means all real property now or hereafter owned or leased by Heafner or any Subsidiary, including, without limitation, all fees, leaseholds and future interests.

                  "Receivables" has the meaning set forth in the definition "Collateral."

                  "Register" has the meaning specified in SECTION 13.1(D).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor).

                  "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as the Issuing Bank may employ in the ordinary course of business for its own account, in such form as may be acceptable to FCC in its reasonable judgment and with such modifications thereto as may be agreed upon by the Issuing Bank, FCC and the Borrowers, PROVIDED that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

                  "Reimbursement Obligations" means the unsatisfied reimbursement or repayment obligations of the Borrowers to FCC pursuant to
SECTION 3.6 or (but without duplication) to an Issuing Bank pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit Guaranteed by FCC.

                  "Related Company" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Heafner; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with Heafner; or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Heafner, any corporation described in CLAUSE (I) above or any partnership, trade or business described in CLAUSE (II) above.

                  "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

                  "Remediable Defect" means an operational defect or violation that could disqualify a Benefit Plan intended to qualify under Section 401(a) (and, if applicable, Section 401(k)) of the Code and that can be remedied under the IRS's Closing Agreement Program,

Voluntary Compliance Resolution Program, or Administrative Policy Regarding Self-Correction, without in any case a payment to any governmental authority with respect to such Benefit Plan and any other Benefit Plan of more than $100,000 in any calendar year.

                  "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Rent Reserve" means an amount approximately equal to the aggregate monthly rental payable by the Borrowers on all leased Real Estate in respect of which landlord's or warehouseman's waivers, in form and substance acceptable to the Administrative Agent, are not in effect or such greater amount as the Administrative Agent may, in its reasonable credit judgment, determine to be appropriate after notice to the Borrowers.

                  "Required Lenders" means, at any time, any combination of two or more Lenders whose Commitment Percentages at such time aggregate in excess of 50%.

                  "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition or retirement for value of any capital stock or other equity securities (except equity securities acquired on the conversion or exercise thereof into other equity securities of such Person) or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution in cash or property on or with respect to any such securities (other than dividends payable solely in shares of its capital stock) or partnership interests, EXCLUDING, HOWEVER, any such dividend, distribution or payment to a Loan Party by any of its Subsidiaries,
(c) any Investment (other than a Permitted Investment) by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

                  "Restricted Payment" means (a) any redemption or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Debt (other than the Loans) or of any Indebtedness that is junior and subordinate to the Secured Obligations, (b) any payment on or with respect to any Subordinated Debt other than in accordance with the subordination provisions thereof, (c) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade accounts payable and employee compensation in the ordinary course of business, consistent with past practices) owing to an Affiliate of such Person or to any Affiliate of any such Affiliate and (d) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person.

                  "Revolving Credit Facility" means the credit facility providing for Revolving Credit Loans based upon the Borrowing Base and described in SECTION 2.1 up to an aggregate principal amount at any one time outstanding not to exceed $200,000,000 or such lesser or greater amount as shall be agreed upon from time to time in writing by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Lenders and the Borrowers.

                  "Revolving Credit Loans" means (i) the Loans under and as defined in the Existing Loan Agreement outstanding on the Effective Date and
(ii) the Loans made to the Borrowers pursuant to SECTION 2.1., including any Non-Ratable Loan.

                  "Revolving Credit Note" means each Second Amended and Restated Promissory Note made by the Borrowers payable to the order of a Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Loans made to them by such Lender under the Revolving Credit Facility (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT A-1 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies.

                  "Schedule of Inventory" means a schedule delivered by the Borrowers to the Administrative Agent pursuant to the provisions of SECTION 8.12(B).

                  "Schedule of Receivables" means a schedule delivered by the Borrowers to the Administrative Agent pursuant to the provisions of SECTION 8.12(A).

                  "Secured Obligations" means, in each case whether now in existence or hereafter arising,

                  (a) the principal of and interest on the Loans,

                  (b) the Reimbursement Obligations and all other obligations of the Borrowers to FCC, any Lender or any Affiliate of a Lender arising in connection with the issuance of Letter of Credit Guarantees,

                  (c) all obligations of the Borrowers to any Lender or any Affiliate of a Lender (i) under any Interest Rate Protection Agreement, and (ii) under, arising out of or related to any ACH Transfer arrangement, and

                  (d) all indebtedness, liabilities, obligations, covenants and duties of the Borrowers or any Subsidiary to the Administrative Agent or to the Lenders or to any Affiliate of the Administrative Agent or any Lender of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to ARTICLE 4 and expenses required to be paid or reimbursed pursuant to
SECTION 15.2.

                  "Security Documents" means the Financing Statements, any Subsidiary Security Agreements and each other writing executed and delivered by a Loan Party or any other Person securing the Secured Obligations or assuring rights of the Administrative Agent or the Lenders in respect of the Collateral.

                  "Security Interest" means the Liens of the Administrative Agent, for the benefit of itself as the Administrative Agent and the Lenders and Affiliates of the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

                  "Senior Note Indenture" means collectively (i) the Indenture, dated as of May 15, 1998, as amended and supplemented by the Supplemental Indenture, dated as of February 22, 1999, and the Second Supplemental Indenture, dated as of May 14, 1999, each between Heafner and First Union National Bank, Trustee, and (ii) the Indenture, dated as of December 1, 1998, as amended and supplemented by the Supplemental Indenture, dated as of February 22, 1999, and the Second Supplemental Indenture, dated as of May 14, 1999, each between Heafner and First Union National Bank, Trustee.

                  "Senior Notes" means Heafner's 10% Senior Notes due 2008 in the original principal amount of $150,000,000, issued pursuant to the Senior
Note Indenture, including any "Exchange Securities" and "Private Exchange Securities" issued (and as defined) thereunder.

                  "Settlement Date" means each Business Day after the Effective Date selected by the Administrative Agent in its sole discretion subject to and in accordance with the provisions of SECTION 4.8(B)(I) as of which a Settlement Report is delivered by the Administrative Agent and on which settlement is to be made among the Lenders in accordance with the provisions of SECTION 4.8.

                  "Settlement Report" means each report substantially in the form employed by the Administrative Agent from time to time or as the Administrative Agent and the Lenders may otherwise agree, prepared by the Administrative Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Proportionate Share thereof, each Lender's Net Outstandings and all payments of principal and interest in respect of Revolving Credit Loans and of fees received by the Administrative Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

                  "Subordinated Debt" means any Debt of Heafner or any Subsidiary that is subordinated to the Secured Obligations on terms and conditions acceptable to the Required Lenders in their sole discretion.

                  "Subsidiary" (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                           (i) if the holders of such stock, or other ownership
                  interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                           (ii) in the case of such other ownership interests,
                  if such ownership interests constitute a majority voting interest and

                  (b) when used without other designation of ownership, means a Subsidiary of Heafner.

                  "Subsidiary Guarantor" means any Subsidiary of Heafner that is not a Borrower and that has, at the Administrative Agent's request or with its consent, executed and delivered a Subsidiary Guaranty and a Subsidiary Security Agreement.

                  "Subsidiary Guaranty" means a Guaranty of the Secured Obligations substantially in the form of EXHIBIT F attached hereto or as otherwise acceptable to the Administrative Agent and Heafner.

                  "Subsidiary Security Agreement" means one or more agreements substantially in the form of EXHIBIT F attached hereto or otherwise in form and substance satisfactory to the Administrative Agent in its reasonable judgment, sufficient to create in favor of the Administrative Agent a security interest in all of the Receivables, Inventory and proceeds thereof of any Subsidiary Guarantor.

                  "Swingline Facility" means an amount equal to $5,000,000.

                  "Swingline Lender" means FCC.

                  "Swingline Loan" means each advance by the Swingline Lender to the Borrowers pursuant to SECTION 2A.1.

                  "Swingline Loan Request" has the meaning set forth in SECTION 2A.2.

                  "Swingline Note" means the Swingline Note made by the Borrowers payable to the order of the Swingline Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Swingline Loans made to them by the Swingline Lender under the Swingline Facility (and any promissory note that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor) substantially in the form of EXHIBIT A-2 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                  "Syndication Agent" means Bank of America.

                  "Termination Date" means March 6, 2005, such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Commitments shall have been terminated, or such later date to which the same may be extended pursuant to the provisions of SECTION 2.5.

                  "Type" when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

                  "Unfunded Vested Accrued Benefits" means at any time, with respect to any Benefit Plan that is a pension plan within the meaning of Section 3(2) of ERISA, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all such Benefit Plan assets allocable to such benefits, as determined using the valuation date and such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

                  "Unused Commitments" has the meaning specified in SECTION 4.2(B).

                  "Vendor Lien" means any Lien affecting tire Inventory of a Loan Party for the benefit of the vendor of such Inventory, as security for the payment or repayment of amounts (including trade accounts and vendor loans permitted pursuant to SECTION 11.2(F)) owing by such Loan Party to such vendor; provided, that if and to the extent that any such Lien purports to affect any property of a Loan Party other than such tire Inventory (including, without being limited to, proceeds including accounts), such Lien as it affects such other property is subordinated to the Security Interest in a manner satisfactory to the Administrative Agent.

                  "Warrant" means the Amended and Restated Warrant No. 2 to purchase common stock of Heafner issued to The 1818 Mezzanine Fund II, L.P., as amended and in effect on the Effective Date and as thereafter amended in accordance with the provisions of this Agreement.

                  "Wholly Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock of which shall at the time be owned by such Person or one or more of such Person's Wholly Owned Subsidiaries or by such Person and one or more of such Person's Wholly Owned Subsidiaries.

                  "Winston" means Winston Tire Company, a California corporation and a Wholly Owned Subsidiary of Heafner.

                  "Year 2000 Compliant" as to any Person means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the calendar year 2000.

                  SECTION 1.2 General Interpretive Rules.

                  (a) All terms of an accounting nature not specifically defined herein shall have the meanings ascribed thereto by GAAP.

                  (b) The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles, inventory and proceeds, as and when used in this Agreement or the Security Documents (without being capitalized), shall have the meanings given those terms in the UCC.

                  (c) Unless otherwise specified, the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement.

                  (d) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations and vice versa.

                  (e) References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof.

                  (f) References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is not prohibited by the terms of this Agreement or is consented to, if such consent is required, in accordance with the applicable provisions of this Agreement.

                  (g) Except where specifically restricted in a Loan Document, references to any Person include its successors and substitutes and assigns permitted or not prohibited under such Loan Document.

                  (h) References to the time of day are to the time of day in the city in which the Administrative Agent's Office is located.

                  (i) The terms "payment", "prepayment", "distribution" and similar terms used in the definitions of "Restricted Distribution" and "Restricted Payment" and in SECTION 11.6, shall include payment by means of the transfer of funds or of property and, in the event of a transfer of property, the payment shall be deemed to be in an amount equal to the greater of the fair market value and the book value of the property at the time of the transfer.

                  (j) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

                  (k) Whenever from the context it appears appropriate, the term "Loan", including such terms as used as part of a defined term including the term "Loan", shall mean and include a Loan made by all Lenders to the Borrowers as well as a Lender's Proportionate Share of any Loan.

                  (l) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrowers (or any of them) are used herein, such phrase shall mean and refer to the actual knowledge of the President or chief financial officer of such Borrower.

                  (m) Unless otherwise specified herein, any Lien created or purported to be created hereby or by or pursuant to any Loan Documents in favor of the Administrative Agent and each payment made to the Administrative Agent, is and shall be deemed to have been created in favor of the Administrative Agent, for its benefit as the Administrative Agent and for the Ratable benefit of the Lenders, or made to and received by the Administrative Agent for the Ratable benefit of the Lenders, as the case may be.

                  (n) Whenever in this Agreement or any other Loan Document the word "stock" or "capital stock" or other similar word or phrase is used in connection with a Loan Party or any Subsidiary of a Loan Party referring to equity ownership interests in such Loan Party or such Subsidiary, such word or phrase shall also be deemed to include a reference to member interests, each reference to "corporation" with reference to a Loan Party or any Subsidiary of a Loan Party shall also be deemed to include a reference to limited liability companies and each reference to "certificate of incorporation" or "articles of incorporation" or "bylaws" with reference to a Loan Party or any Subsidiary of a Loan Party shall also be deemed to include a reference to "certificate of formation" and "operating agreement" or other constituent documents of a limited liability company.

                  SECTION 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                    ARTICLE 2

                            REVOLVING CREDIT FACILITY

                  SECTION 2.1 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to the Borrowers from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrowers in accordance with the terms of SECTION 2.2, in amounts equal to such Lender's Proportionate Share of each Revolving Credit Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Proportionate Share of the Borrowing Base; PROVIDED, HOWEVER, that no Borrowing shall exceed the Loan Availability at the time and the aggregate principal amount of all outstanding Loans (after giving effect to the Revolving Credit Loans requested or deemed requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Loans made to the Borrowers; PROVIDED, HOWEVER, that it is agreed that should the aggregate outstanding amount of such Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid may be reborrowed by the Borrowers, subject to the terms and conditions of this Agreement, in accordance with the terms of this Section 2.1. The Administrative Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of
SECTION 4.5.

                  SECTION 2.2 Manner of Borrowing. Borrowings shall be made as follows:

                  (a) Requests for Borrowing.

                           (i) Base Rate Revolving Credit Loans. A request for
                  the Borrowing of Base Rate Revolving Credit Loans shall be made, or shall be deemed to be made, in the following manner:

                                    (A) with respect to any Loans to be made on
                           the Effective Date, which shall be Base Rate Loans, the Borrowers' representative shall give the Administrative Agent the Initial Notice of Borrowing at least two Business Days prior to the proposed date of the Borrowing, and, with respect to each subsequent Borrowing, the Borrowers may request a Base Rate Revolving Credit Loan by giving the Administrative Agent a Notice of Borrowing, before noon on the proposed date of the Borrowing, PROVIDED that if such notice is received after noon on the proposed date of Borrowing, the proposed Borrowing may be postponed by the Administrative Agent to the next Business Day;

                                    (B) whenever a check or other item is
                           presented to a Disbursing Bank for payment against a Controlled Disbursement Account in an amount greater than the then available balance in such account, such Disbursing Bank shall, and is hereby irrevocably authorized by the Borrowers to, give the Administrative Agent notice thereof, which notice shall be deemed to be a request for a Base Rate Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance, and such request shall be irrevocable;

                                    (C) unless payment is otherwise made by the
                           Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for a Base Rate Revolving Credit Loan on the due date in the amount required to pay such interest, and such request shall be irrevocable;

                                    (D) unless payment is otherwise made by the
                           Borrowers, a becoming due of any other Secured Obligation shall be deemed to be a request for a Base Rate Revolving Credit Loan on the due date in the amount then so due, and such request shall be irrevocable; and

                                    (E) the receipt by the Administrative Agent
                           of notification from FCC to the effect that a payment has been made under a Letter of Credit or Letter of Credit Guarantee and that the Borrowers have failed to reimburse FCC therefor in accordance with the terms of ARTICLE 3, shall be deemed to be a request for a Base Rate Revolving Credit Loan on the date such notification is received in the amount of such payment which is so unreimbursed.

                           (ii) Eurodollar Rate Revolving Credit Loans. At any
                  time after the Effective Date, and so long as no Default or Event of Default has occurred and is continuing, the Borrowers may request a Eurodollar Rate Revolving Credit Loan by giving the Administrative Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 11:30 a.m. on the date three Business Days before the day on which the requested Eurodollar Rate Revolving Credit Loan is to be made. The Borrowers may direct the Administrative Agent to apply the proceeds of a Eurodollar Rate Revolving Credit Loan to Secured Obligations as described in SECTIONS 2.2(A)(I)(B), (C), (D) and (E) and the Administrative Agent shall comply with such direction to the extent that proceeds of a Borrowing of Eurodollar Rate Revolving Credit Loans are available to be so applied and in such case, no duplicative Borrowing of Base Rate Revolving Credit Loans will be deemed to have been requested.

                           (iii) Notification of Lenders. In the case of each
                  Eurodollar Rate Revolving Credit Loan and, unless the Administrative Agent has elected to make a Swingline Loan to the Borrowers pursuant to SECTION 2A.2, in the case of each Base Rate Loan, the Administrative Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this SECTION 2.2(A) by

                  12:00 noon on the proposed Borrowing date (in the case of Base Rate Loans) or by 3:00 p.m. three Business Days before the proposed Borrowing date (in the case of Eurodollar Rate Loans). If the Administrative Agent does so notify the Lenders, then not later than 1:30 p.m. on the proposed Borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the Administrative Agent's Office in funds immediately available to the Administrative Agent, such Lender's Proportionate Share of the Base Rate Loan or Eurodollar Rate Loan, as the case may be.

                  (b) Disbursement of Loans. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each Borrowing requested, or deemed to be requested, pursuant to SECTION 2.2(A) as follows:

                           (i) the proceeds of each Borrowing requested under
                  SECTIONS 2.2(A)(I)(A) (other than the Borrowing of any Loans made on the Effective Date) or (B) or 2.2(A)(II) shall be disbursed by the Administrative Agent in Dollars in immediately available funds by wire transfer to a Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrowers and the Administrative Agent from time to time, and the proceeds of the Loans to be made on the Effective Date under SECTION 2.2(A)(I)(A) shall be disbursed in accordance with the Initial Notice of Borrowing,

                           (ii) the proceeds of each Borrowing deemed requested
                  under SECTION 2.2(A)(I)(C) or (D) shall be disbursed by the Administrative Agent by way of direct payment of the relevant Secured Obligation, and

                           (iii) the proceeds of each Borrowing deemed requested
                  under SECTION 2.2(A)(I)(E) shall be disbursed by the Administrative Agent directly to FCC on behalf of the Borrowers for application to the Reimbursement Obligations.

                  SECTION 2.3 Repayment. The Revolving Credit Loans will be repaid as follows:

                  (a) The outstanding principal amount of all Revolving Credit Loans is due and payable, and shall be repaid by the Borrowers, as their joint and several obligation, in full, not later than the Termination Date and the outstanding principal amount of any Revolving Credit Loan may be repaid by the Borrowers at any time and from time to time prior to the Termination Date;

                  (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, but subject to the provisions of SECTION 4.7(D), the Borrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of the Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment; and

                  (c) The Borrowers hereby instruct the Administrative Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Administrative Agent on such day pursuant to SECTION 8.1(C); PROVIDED that payments received in excess of outstanding Revolving Credit Loans or payments received (when no Default or Event of Default exists) on account of Eurodollar Rate Revolving Credit Loans which would otherwise result in prepayment of such Eurodollar Rate Revolving Credit Loans prior to the end of the Interest Period applicable thereto may, upon the instruction of the Borrowers to the Administrative Agent not later than 1:00 p.m. on any Business Day, be applied to the Cash Collateral Account or any Investment Account.

Repayments pursuant to SECTION 2.3(B) or (C) shall be applied first to the Base Rate Revolving Credit Loans and then to Eurodollar Rate Revolving Credit Loans.

                  SECTION 2.4 Notes. Each Lender's Revolving Credit Loans and the joint and several obligation of the Borrowers to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each such Note shall be dated the Effective Date (or later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrowers.

                  SECTION 2.5 Extension of Commitments. Upon the request of the Borrowers, all, but not less than all, of the Lenders may, in their sole discretion, effective as of any anniversary of the Effective Date, agree to extend the Commitments for a period such that the Termination Date would fall on a date that is up to but not in excess of five years after such anniversary date. Any such extension may be effected solely by the delivery to the Borrowers of a written notice to that effect by the Lenders, not less than 30 days prior to such anniversary date.

                                   ARTICLE 2A

                               SWINGLINE FACILITY

         SECTION 2A.1 Swingline Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Swingline Lender shall make Swingline Loans to the Borrowers from time to time, from and after the Effective Date until the Termination Date, as requested or deemed requested by the Borrowers in accordance with the terms of SECTION 2A.2, up to an aggregate principal amount of Swingline Loans at any time outstanding not to exceed the lesser of (i) the Swingline Facility and (ii) the Borrowing Base MINUS the aggregate principal amount of outstanding Revolving Credit Loans. The Swingline Loans will be deemed to be usage of the Revolving Credit Facility for the purpose of calculating availability pursuant to SECTION 2.1, but will not reduce the Swingline Lender's obligation to lend its Proportionate Share of the remaining unused Revolving Credit Facility. The principal amount of any Swingline Loan which is repaid may be reborrowed by the Borrowers, subject to the terms and conditions of this Agreement, in accordance with the terms of this SECTION 2A.1.

         SECTION 2A.2 Making Swingline Loans. Requests for Swingline Loans, which shall be Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans, shall be made not later than 1:00 p.m. on the Business Day of the proposed Swingline Loan by delivery by telex, telegraph, telecopy or telephone of a request therefor by Heafner to the Administrative Agent and the Swingline Lender and shall be deemed to be made on each Settlement Date. Each such notice (a "Swingline Loan Request") shall specify (i) the proposed borrowing date and (ii) the amount of Swingline Loan requested (which, in the case of deemed Settlement Date requests shall be, respectively, the Settlement Date and the excess, if any, of the Swingline Facility over the outstanding principal amount of Swingline Loans on the Settlement Date). Not later than 3:00 p.m. on the date specified for any Swingline Loan, the Swingline Lender shall make available such Swingline Loan in immediately available funds to the Administrative Agent. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in ARTICLE 5, the Administrative Agent will, and the Borrowers hereby irrevocably authorize the Administrative Agent to, disburse the proceeds of each Swingline Loan by making such funds available to the Borrowers by wire transfer to such account of a Borrower as Heafner and the Administrative Agent may agree from time to time.

         SECTION 2A.3 Repayment of Swingline Loans. The outstanding principal amount of all Swingline Loans is due and payable, and shall be repaid by the Borrowers, as their joint and several obligation, in full, not later than the Termination Date, together with accrued and unpaid interest thereon to such date.

         SECTION 2A.4 Prepayment. If at any time the aggregate unpaid principal amount of Swingline Loans outstanding to the Borrowers from the Swingline Lender exceeds the amount set forth in the first sentence of SECTION 2A.1, the Borrowers shall pay to the Administrative Agent for the account of the Swingline Lender on demand by the Administrative Agent, an amount equal to such excess, together with accrued and unpaid interest on the principal amount prepaid to the date of prepayment. For the avoidance of doubt, notwithstanding the foregoing, no such prepayment shall be required if the Borrowers shall have made an appropriate prepayment in accordance with the provisions of SECTION 2.3(B).

         SECTION 2A.5 Swingline Note. The Swingline Loans made by the Swingline Lender and the obligation of the Borrowers to repay such Loans shall be evidenced by, and be repayable in accordance with the terms of, a single Swingline Note, made by the Borrowers payable to the order of the Swingline Lender. The Swingline Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrowers.

         SECTION 2A.6 Settlement with Other Lenders. All payments of principal, interest and any other amount with respect to such Swingline Loan shall be payable to and received by the Administrative Agent for the account of the Swingline Lender. Upon demand by the Swingline Lender, with notice thereof to the Administrative Agent, and notwithstanding the occurrence and continuation at the time of such demand of any Default or Event of Default, each Lender shall make a Base Rate Revolving Credit Loan in the amount of its Commitment Percentage of the outstanding Swingline Loans for the account of the Borrowers or purchase a participation of such amount in each outstanding Swingline Loan, the proceeds of which shall be paid over to the Swingline Lender and applied to the repayment of such Swingline Loans. Any payments received by the Administrative Agent prior to such repayment by the Lenders which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Swingline Loans shall be paid over to the Swingline Lender and so applied.

                                    ARTICLE 3

                           LETTER OF CREDIT GUARANTEES

                  SECTION 3.1 Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, FCC agrees to issue or cause the issuance of, including by issuance of Letter of Credit Guarantees, for the account of any Borrower or Subsidiary one or more Letters of Credit in accordance with this ARTICLE 3, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

                  SECTION 3.2 Amounts. FCC shall not have any obligation to issue or cause the issuance of any Letter of Credit at any time:

                  (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrowers would exceed the Letter of Credit Guarantee Facility then in effect or
(ii) the aggregate principal amount of Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit) or (iii) if no Loans are outstanding, the aggregate Letter of Credit Obligations would exceed the Borrowing Base; or

                  (b) which has a term longer than one calendar year or an expiration date after the last Business Day that is more than 30 days prior to the Termination Date.

                  SECTION 3.3 Conditions. The obligation of FCC to issue any Letter of Credit Guarantee is subject to the satisfaction of (a) the applicable conditions precedent contained in ARTICLE 5 and (b) the following additional conditions precedent in a manner satisfactory to the Administrative Agent and
FCC:

                           (i) the Borrowers shall have delivered to FCC and the
                  Administrative Agent at such times and in such manner as FCC or the Administrative Agent may prescribe, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form of the proposed Letter of Credit, all of which shall be satisfactory in form and substance, as completed, to the Issuing Bank, FCC and the Administrative Agent; and

                           (ii) as of the date of issuance, no law, rule or
                  regulation, or order of any court, arbitrator or governmental authority having jurisdiction or authority over FCC shall purport by its terms to enjoin or restrain FCC or commercial financing entities, generally, from issuing guarantees, including guarantees of letter of credit obligations, of the type and in the amount of the proposed Letter of Credit Guarantee or the proposed Letter of Credit Guarantee specifically.

                  SECTION 3.4 Issuance of Letter of Credit Guarantees.

                  (a) Request for Issuance. A Borrower shall give the Issuing Bank, FCC and the Administrative Agent written notice of such Borrower's request for the issuance of a Letter of Credit no later than six Business Days prior to the proposed date of issuance. Such notice shall be irrevocable and shall be accompanied by a completed form of letter of credit application in a form acceptable to the Issuing Bank specifying at least the name of the Subsidiary (if other than such Borrower) which will appear as the account party on the face of such Letter of Credit, the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether the Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the 30th day prior to the Termination Date), the purpose for which the Letter of Credit is to be issued and the beneficiary of the Letter of Credit. The Borrower shall attach to such notice the form of the Letter of Credit that the Borrower requests be issued.

                  (b) Responsibilities of the Administrative Agent; Issuance. The Administrative Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of a Letter of Credit set forth in the notice from the Borrowers pursuant to SECTION 3.4(A), the amount of Letter of Credit Availability. If (i) the form of requested Letter of Credit delivered by the Borrowers to the Administrative Agent is acceptable to FCC and the Administrative Agent in their sole, reasonable discretion, (ii) the amount of the Letter of Credit Guarantee necessary to procure the issuance by the Issuing Bank of such Letter of Credit is less than or equal to the Letter of Credit Availability and (iii) the Administrative Agent has received a certificate from the Borrowers stating that the applicable conditions set forth in ARTICLE 5 have been satisfied, then FCC will join in the application for such Letter of Credit or otherwise cause the Issuing Bank to issue the requested Letter of Credit.

                  (c) Notice of Issuance. Promptly after the issuance of any Letter of Credit supported by a Letter of Credit Guarantee, FCC or the Issuing Bank shall give the Administrative Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Administrative Agent shall give each Lender a periodic written report, not less frequently than monthly, of each such Letter of Credit outstanding as of the date thereof, the amount available to be drawn thereunder and the expiration date thereof.

                  (d) No Extension or Amendment. FCC shall not cause any Letter of Credit to be extended or amended unless the requirements of this SECTION 3.4 are met as though a new Letter of Credit were being requested and issued.

                  SECTION 3.5 Duties of FCC. The rights and obligations of the Issuing Bank in connection with any Letter of Credit shall be governed by the Reimbursement Agreement for such Letter of Credit and in no event shall the Administrative Agent or any Lender have any liability or obligation to any Loan Party or its Subsidiaries for any failure or refusal or delay by the Issuing Bank to issue, or error in issuing, any Letter of Credit. Any action taken or omitted to be taken by FCC under or in connection with any Letter of Credit Guarantee, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of FCC to any Lender or relieve any Lender of its obligations hereunder to FCC. In determining whether to pay under any Letter of Credit Guarantee, FCC shall have no obligation to confirm that the Issuing Bank acted properly in honoring any drawing under the related Letter of Credit and shall be entitled to rely on the Issuing Bank's demand for payment as sufficient evidence of the Issuing Bank's entitlement thereto.

                  SECTION 3.6 Payment of Reimbursement Obligations.

                  (a) Payment to Issuing Bank, FCC. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrowers agree, jointly and severally, for the benefit of FCC and the other Lenders, to reimburse the Issuing Bank for any drawings (whether partial or full) under each Letter of Credit on demand and agree to pay to the Issuing Bank the amount of all other Reimbursement Obligations and other amounts payable to the Issuing Bank under or in connection with such Letter of Credit in accordance with the Reimbursement Agreement. If FCC shall pay any amount under any Letter of Credit Guarantee, the Borrowers shall, jointly and severally, unless the Borrowers shall have already paid the amount in respect of which payment was made under such Letter of Credit Guarantee to the Issuing Bank in accordance with a Reimbursement Agreement, pay to FCC on the first Business Day following such payment, an amount equal to the amount of the payment made by FCC under such Letter of Credit Guarantee, together with interest on such amount for the period from FCC's payment under the applicable Letter of Credit Guarantee, until repayment in full of such amount, at the interest rate then applicable to Base Rate Revolving Credit Loans. So long as FCC remains unpaid, it shall be subrogated to all rights and remedies of (i) the Issuing Bank under the related Reimbursement Agreement and (ii) any beneficiary of such Letter of Credit whose claims against the account party on such Letter of Credit have been satisfied with proceeds of drawing under such Letter of Credit.

                  (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrowers with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) or any Letter of Credit Guarantee received by FCC, the Issuing Bank or by the Administrative Agent and distributed by the Administrative Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from FCC, the Issuing Bank or the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent, for the account of the Administrative Agent, FCC or the Issuing Bank, as the case may be, their respective Proportionate Shares of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent, FCC or the Issuing Bank upon the amount required to be repaid by it.

                  SECTION 3.7 Participations.

                  (a) Purchase of Participations. Immediately upon the Effective Date as to Letters of Credit outstanding on the Effective Date and immediately upon issuance by the Issuing Bank of any other Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit Obligations thereunder, equal to such Lender's Proportionate Share thereof (including, without limitation, all obligations of the Borrowers with respect thereto, other than amounts owing to FCC or for the account of the Issuing Bank under SECTION 4.2(E), and any security therefor or guaranty pertaining thereto).

                  (b) Sharing of Letter of Credit Payments. In the event that FCC makes a payment under any Letter of Credit Guarantee and shall not have been repaid such amount pursuant to SECTION 3.6, then the Borrowers shall be deemed to have requested a Base Rate

Revolving Credit Loan in the amount of such payment and, notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, each Lender shall be absolutely obligated to make its Proportionate Share of such Loan available to the Administrative Agent for disbursement as provided by SECTION 2.2(B) or to purchase a participation in the payment made by FCC under any such Letter of Credit Guarantee.

                  (c) Sharing of Reimbursement Obligation Payments. Whenever FCC receives a payment from or on behalf of the Borrowers or the Issuing Bank on account of a Reimbursement Obligation as to which the Administrative Agent has previously received for the account of FCC payment from a Lender pursuant to this SECTION 3.7, FCC shall promptly pay to the Administrative Agent, for the benefit of such Lender, such Lender's Proportionate Share of the amount of such payment from the Borrowers or the Issuing Bank in Dollars. Each such payment shall be made by FCC on the Business Day on which FCC receives immediately available funds from the Borrowers or the Issuing Bank pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Business Day, and otherwise on the next succeeding Business Day.

                  (d) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement, Letter of Credit Guarantee or application for any Letter of Credit and such other documentation as to Letters of Credit as may reasonably be requested by such Lender.

                  (e) Obligations Irrevocable. The obligations of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit or Letter of Credit Guarantee in respect thereof and its participation therein pursuant to the provisions of this SECTION 3.7 or otherwise and the obligations of the Borrowers to make payments to FCC, the Issuing Bank or to the Administrative Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with SECTION 3.4), including, without limitation, any of the following circumstances:

                           (i) Any lack of validity or enforceability of this
                  Agreement or any of the other Loan Documents;

                           (ii) The existence of any claim, set-off, defense or
                  other right which the Borrowers (or any of them) may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, FCC, the Issuing Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                           (iii) Any draft, certificate or any other document
                  presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) The surrender or impairment of any Collateral or
                  any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

                           (v) The occurrence of any Default or Event of
                  Default; or

                           (vi) FCC's, the Issuing Bank's or the Administrative
                  Agent's failure to deliver the notice provided for in SECTION 3.4(C).

                  SECTION 3.8 Indemnification, Exoneration.

                  (a) Indemnification. In addition to amounts payable as elsewhere provided in this ARTICLE 3, the Borrowers, jointly and severally, agree to protect, indemnify, pay and save harmless the Lenders, FCC, the Issuing Bank and the Administrative Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender, FCC, the Issuing Bank or the Administrative Agent may incur or be subject to as a consequence, directly or indirectly, of

                           (i) the issuance of any Letter of Credit, other than
                  as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

                           (ii) the failure of the Issuing Bank to honor a
                  drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

                  (b) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, FCC, the Issuing Bank and the Administrative Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders, FCC, the Issuing Bank and the Administrative Agent shall not be responsible for:

                           (i) the form, validity, sufficiency, accuracy,
                  genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                           (ii) the validity or sufficiency of any instrument
                  transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                           (iii) the failure of the beneficiary of any Letter of
                  Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

                           (iv) errors, omissions, interruptions or delays in
                  transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                           (v) errors in interpretation of technical terms;

                           (vi) any loss or delay in the transmission or
                  otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                           (vii) the misapplication by the beneficiary of any
                  Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                           (viii) any consequences arising from causes beyond
                  the control of the Lenders, FCC, the Issuing Bank or the Administrative Agent, including, without limitation, any Government Acts.

None of the foregoing shall affect, impair or prevent the vesting of any of the Administrative Agent's rights or powers under this SECTION 3.8.

                  (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Administrative Agent, FCC, the Issuing Bank or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of any Lender, FCC, the Issuing Bank or the Administrative Agent to the Borrowers or relieve any Borrower of any of its obligations hereunder to any such Person.

                  SECTION 3.9 Supporting Letter of Credit; Cash Collateral Account. Upon the occurrence of an Event of Default or, if, notwithstanding the provisions of SECTION 3.2(B), any Letter of Credit is outstanding on the Termination Date, then on or prior to the Termination Date, the Borrowers shall, as their joint and several obligation, promptly on demand by the Administrative Agent, deposit with the Administrative Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Administrative Agent shall specify, either (a) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in its sole and absolute judgment in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Administrative Agent shall be entitled to draw amounts necessary to reimburse the Lenders for payments made by the Lenders under the related Letter of Credit Guarantee or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse the Administrative Agent and the Lenders for payments made by the Administrative Agent and the Lenders under the related Letter of Credit Guarantee or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Administrative Agent for the benefit of the Lenders, as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, the

Administrative Agent may at any time after such Event of Default or the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. The Cash Collateral shall be deposited in the Cash Collateral Account or an Investment Account and shall be administered in accordance with the provisions of SECTION 4.15.

                                    ARTICLE 4

                             GENERAL LOAN PROVISIONS

                  SECTION 4.1 Interest.

                  (a)(i) Base Rate Revolving Credit Loans. Subject to the provisions of SECTION 4.1(C), the Borrowers will pay interest on the unpaid principal amount of each Base Rate Revolving Credit Loan, for each day from the day such Loan is made (or is converted to a Base Rate Loan) until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) or is converted to a Loan of a different Type, at a rate per annum equal to the sum of
(i) the Applicable Margin and (ii) the Base Rate, payable monthly in arrears as it accrues on each Interest Payment Date.

                  (ii) Eurodollar Rate Revolving Credit Loans. Subject to the provisions of SECTION 4.1(C), the Borrowers will pay interest on the unpaid principal amount of each Eurodollar Rate Revolving Credit Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Eurodollar Rate, payable on the last day of such Interest Period and, if such Interest Period is longer than three months, at three-month intervals during such Interest Period.

                  (iii) Swingline Loans. Subject to the provisions of SECTION 4.1(C), the Borrowers will pay interest on the unpaid principal amount of each Swingline Loan for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration or otherwise) at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Base Rate, payable monthly in arrears as it accrues on each Interest Payment Date.

                  (b) Other Secured Obligations. The Borrowers will, to the extent permitted by Applicable Law, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable other than the Loans in accordance with SECTIONS 4.1(A) or (C), as applicable, as if such Secured Obligation were a Base Rate Loan.

                  (c) Default Rate. If a payment default pursuant to SECTION 12.1(A) shall occur and be continuing or there shall occur and be continuing, uncured and unwaived for 30 days, any other Event of Default, at the election of the Required Lenders, the unpaid principal amount of the Loans and other Secured Obligations shall no longer bear interest in accordance with the terms of SUBSECTION 4.1(A) OR (B), as applicable, but shall bear interest for each day from the date of such payment default or the 30th day after such other Event of Default until such payment default or other Event of Default shall have been cured or waived at a rate per annum equal to the sum of (i) the Default Margin and (ii) the rate otherwise applicable to such Loan, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 12.1(G) or (H).

                  (d) Calculation of Interest. The interest rates provided for in SECTIONS 4.1(A), (B) and (C) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Each interest rate determined with reference to the Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate.

                  (e) Maximum Rate. It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate (without regard to any limitation hereunder) had at all times been in effect, then the Borrowers shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate (without reference to any limitation hereunder), at all times, been in effect and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrowers. For the purposes of computing the Maximum Rate, to the extent permitted by applicable law, all interest and charges, discounts, amounts, premiums or fees deemed to constitute interest under applicable law, shall be amortized, prorated, allocated and spread in substantially equal parts throughout the full term of this Agreement. The provisions of this SECTION 4.1(E) shall be deemed to be incorporated into every Loan Document (whether or not any provision of this SECTION 4.1(E) is specifically referred to therein).

                  SECTION 4.2 Certain Fees.

                  (a) Administrative Agent Fee. For administration and other services performed by the Administrative Agent in connection with its continuing administration of this Agreement, the Borrowers, jointly and severally, shall pay to the Administrative Agent, for its own account, and not for the account of the Lenders, an annual fee in accordance with the provisions of a separate letter agreement between the Borrowers and the Administrative Agent.

                  (b) Unused Commitment Fee. In connection with and as consideration for the holding available for the use of the Borrowers hereunder the full amount of the Commitments, the Borrowers, jointly and severally, will pay a fee to the Administrative Agent, for the Ratable benefit of the Lenders, for each day from the Effective Date until the Termination Date, in an amount equal to 0.375% per annum of the Unused Commitments for such day, SUBJECT, HOWEVER to quarterly adjustment in accordance with the pricing matrix attached hereto as ANNEX B, on the dates specified for adjustments to the Applicable Margin. "Unused Commitments" means an amount equal to the aggregate Commitments, LESS the aggregate outstanding principal amount of Loans, other than any Swingline Loan, LESS the total amount of Letter of Credit Obligations, in each case on the date of determination. Such fee shall be payable monthly in arrears on each Interest Payment Date and on the date of any permanent reduction in the aggregate Commitments.

                  (c) Arrangement Fee. As compensation for structuring and arranging the credit facilities available hereunder, on the Effective Date the Borrowers, jointly and severally, shall pay to FleetBoston Robertson Stephens Inc. ("FRSI"), for its own account, an arrangement fee in accordance with the provisions of a separate letter agreement between the Borrowers and FRSI.

                  (d) Closing Fee. As compensation for structuring and approving the credit facilities available hereunder, on the Effective Date the Borrowers, jointly and severally, shall pay to the Administrative Agent for the Ratable benefit of the Lenders a closing fee at the rate of 0.25% of each such Lender's Commitment.

                  (e) Letter of Credit Fees. The Borrowers, jointly and severally, agree to pay to the Administrative Agent through its Treasury and International Services Group:

                           (i) for the Ratable benefit of the Lenders, Letter of
                  Credit fees on each Letter of Credit or Letter of Credit Guarantee equal to the Applicable Margin per annum (or, in the case of commercial or documentary Letters of Credit or related Letter of Credit Guarantees, such Applicable Margin minus 0.50%) applicable to Eurodollar Rate Loans on the date of issuance of such Letter of Credit, payable quarterly in arrears on the first day of each January, April, July and October on the average daily Letter of Credit Amount of such Letters of Credit outstanding during the preceding Fiscal Quarter;

                           (ii) for the account of the Issuing Bank, the
                  standard fees and charges of the Issuing Bank for issuing, administering, amending, renewing, paying and canceling and otherwise administering letters of credit, as and when assessed as to any Letters of Credit; and

                           (iii) for the account of FCC, an additional fronting
                  fee at a rate of 0.125% per annum of the Letter of Credit Amount of each Letter of Credit, payable quarterly in arrears on the first day of each January, April, July and October, on the average daily Letter of Credit Amounts of all Letters of Credit from time to time outstanding from the Issuing Bank during the preceding Fiscal Quarter.

                  (f) General. All fees provided for in this SECTION 4.2 and otherwise in this Agreement or any other Loan Document, shall be fully earned when due and payable and, except as otherwise set forth herein or required by applicable law, shall not be subject to refund or rebate. All such fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money. Fees payable pursuant to the foregoing subsections (b) and (e) shall be calculated based on a year of 360 days and the actual number of days elapsed.

                  SECTION 4.3 Manner of Payment.

                  (a) Except as otherwise expressly provided in SECTION 8.1(C), each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any other amounts payable to the Administrative Agent or the Lenders under this Agreement or any Note or other Loan Document shall be made not later than 12:00 noon on the date specified for payment under this Agreement to the Administrative Agent, at the Administrative Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of SECTION 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

                  (b) The Borrowers hereby irrevocably authorize each Lender and each Affiliate of such Lender and each participant herein to charge any account of a Borrower maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.

                  SECTION 4.4 General. If any payment under this Agreement or any Note shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

                  SECTION 4.5 Loan Accounts; Statements of Account.

                  (a) Each Lender shall open and maintain on its books a loan account in Heafner's name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such Loans, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrowers.

                  (b) The Administrative Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrowers hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from or on behalf of the Borrowers and each Lender's share therein.

                  (c) The entries made in the accounts pursuant to SUBSECTIONS
(A) and (B) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (B) shall be controlling.

                  (d) The Administrative Agent will account separately to the Borrowers monthly with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such accounts rendered by the Administrative Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Administrative Agent is notified by the Borrowers in writing to the contrary within 30 days of the date the account to the Borrowers was so rendered. Such notice by the Borrowers shall be deemed an objection to only those items specifically objected to therein. Failure of the Administrative Agent to render such account shall in no way affect the rights of the Administrative Agent or of the Lenders hereunder.

                  SECTION 4.6 Reduction of Commitments; Termination of
Agreement.

                  (a) Reduction of Commitments.

                           (i) The Borrowers shall have the right, at any time
                  and from time to time, upon at least seven days' prior irrevocable, written notice to the Administrative Agent, to reduce permanently and Ratably in part the Commitments; PROVIDED, HOWEVER, that any such partial reduction shall be in an amount equal to $5,000,000 or any larger integral, multiple of $1,000,000 and shall not reduce the aggregate Commitments below an amount equal to the sum of the Letter of Credit Reserve PLUS the Rent Reserve PLUS any Additional Reserves. As of the date of reduction set forth in such notice, the Commitments shall be permanently reduced to the amount stated in the Borrowers' notice (and each Lender's Commitment shall be reduced Ratably) for all purposes herein, and the Borrowers shall pay the amount necessary to reduce the amount of the outstanding Loans to any amount that does not exceed the Borrowing Base (as reduced), together with accrued interest on any amounts so prepaid and an early termination fee in an amount equal to (A) 1% of the amount of such reduction if effected prior to the first anniversary of the Effective Date or (B) 1/2 of 1% of the amount of such reduction if effected on or after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date.

                           (ii) The aggregate Commitments shall be automatically
                  reduced to zero on the Termination Date.

                           (iii) The aggregate Commitments shall be reduced as
                  provided in SECTION 4.9.

                           (iv) The Commitments or any portion thereof
                  terminated or reduced pursuant to this SECTION 4.6 may not be reinstated.

                  (b) Termination of Agreement. The Borrowers shall have the right, at any time, to terminate this Agreement upon not less than 10 Business Days' prior written notice, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, PROVIDED, that the Borrowers shall, on or prior to such date, pay to the Administrative Agent, for its account and the account of the Lenders, in same day funds, an amount equal to all Secured Obligations (other than with respect to Letter of Credit Obligations) outstanding on such date, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, (iii) any amounts payable to the Administrative Agent or the Lenders pursuant to SECTIONS 4.10, 4.15, 15.2, 15.3,
15.14 and 15.23, and, in addition thereto, shall deliver to the Administrative Agent, in respect of each outstanding Letter of Credit, either a Supporting Letter of Credit or Cash Collateral as provided in SECTION 3.9, and (iv) if such termination occurs prior to the first anniversary of the Effective Date, an early termination fee in an amount equal to 1% of the amount of the Commitments so terminated or if such termination occurs on or after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, an early termination fee in an amount equal to 1/2 of 1% of the amount of the Commitments so terminated, PROVIDED, that such fee shall be payable only if contemporaneously with such termination and repayment, the Borrowers (or any of them) issue additional Debt in a private placement, a public offering, or to one or more institutional lenders, PROVIDED FURTHER, that if Loan Availability has been reduced by 10% or more during the six-month period preceding such termination as a result of the Administrative Agent's having, without the agreement of Heafner, reduced any advance rate specified in the definition "Borrowing Base" or declared in the exercise of its reasonable credit judgment any otherwise Eligible Inventory or Eligible Receivables to be ineligible, then such early termination fee will not be payable notwithstanding that any such other Debt is incurred. Additionally, the Borrowers shall provide the Administrative Agent and the Lenders with indemnification in form and substance satisfactory to the Administrative Agent in its reasonable judgment with respect to such customary matters as the Administrative Agent and the Lenders shall reasonably require. Following a notice of termination as provided for in this SECTION 4.6(B) and upon payment in full of the amounts specified in this SECTION 4.6(B), and execution and delivery of any required indemnification, this Agreement shall be terminated and the Administrative Agent, the Lenders and the Borrowers shall have no further obligations to any other party hereto, except for the obligations to the Administrative Agent and the Lenders pursuant to SECTION 15.12 hereof, which shall survive any termination of this Agreement.

                  SECTION 4.7 Making of Loans.

                  (a) Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

                  (b) Assumption by Administrative Agent. Subject to the provisions of SECTION 4.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans hereunder subsequent to the Loans to be made on the Effective Date, unless the Administrative Agent shall have received notice from a Lender prior to a proposed Borrowing date that such Lender will not make available to the Administrative Agent such Lender's Proportionate Share of the Loan to be borrowed on such date, the Administrative Agent may assume that such Lender will make such Proportionate Share available to the Administrative Agent in accordance with SECTION 2.2(A), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent a Lender shall not make its Proportionate Share of any Loan available to the Administrative Agent, and the Administrative Agent has made a corresponding amount available to the Borrowers, such Lender, on the one hand, and the Borrowers, jointly and severally on the other hand, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount (the "Make-Whole Amount"), together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at
(i) the Federal Funds Rate if repaid by the Lender or (ii) the Effective Interest Rate or, if lower, subject to SECTION 4.1(F), the

Maximum Rate, if repaid by the Borrowers. If such Lender shall repay to the Administrative Agent such corresponding amount, the amount so repaid shall constitute such Lender's Proportionate Share of the Loan made on such Borrowing date for purposes of this Agreement. The Administrative Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its Ratable Share of such Loan available to the Administrative Agent. The failure of any Lender to make its Proportionate Share of any Loan available shall not (without regard to whether the Borrowers shall have returned the amount thereof to the Administrative Agent in accordance with this SECTION 4.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Proportionate Share of the Loan available on such Borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Proportionate Share of a Loan available on the Borrowing date.

                  (c) Delegation of Authority to Administrative Agent. Without limiting the generality of SECTION 14.1, each Lender expressly authorizes the Administrative Agent to determine on behalf of such Lender (i) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition as in effect on the Agreement Date, (ii) the creation or elimination of Additional Reserves and (iii) whether or not Inventory or Receivables shall be deemed to constitute Eligible Inventory or Eligible Receivables. Any withdrawal of authorization under this SECTION 4.7(C) shall not affect the validity of any Loans made prior to the effectiveness thereof.

                  (d) Overadvances. Notwithstanding anything to the contrary contained elsewhere in this SECTION 4.7 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, the Administrative Agent may in its discretion require all Lenders to honor requests or deemed requests by the Borrowers for Loans at a time that an Overadvance Condition exists or which would result in an Overadvance Condition and each Lender shall be obligated to continue to make its Proportionate Share of any such Overadvance Loan up to a maximum amount outstanding equal to its Commitment, so long as such Overadvance is not known by the Administrative Agent to exceed $3,000,000 or to exist for more than five consecutive Business Days or more than 10 days in any Fiscal Year.

                  SECTION 4.8 Settlement Among Lenders.

                  (a) Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Ratable Share of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to make its Ratable Share of Loans in accordance with the terms of this Agreement and each Lender's right to receive its Ratable Share of principal payments on Revolving Credit Loans, the Lenders agree that, in order to facilitate the administration of this Agreement and the Loan Documents, settlement among them may take place on a periodic basis in accordance with the provisions of this SECTION 4.8.

                  (b) Settlement Procedures. To the extent and in the manner hereinafter provided in this SECTION 4.8, settlement among the Lenders as to Base Rate Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Administrative Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 5.2 have been met. On each Settlement Date payments shall be made by or to FCC and the other Lenders in the manner provided in this SECTION
4.8 in accordance with the Settlement Report delivered by the Administrative Agent pursuant to the provisions of this SECTION 4.8 in respect of such Settlement Date, so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Ratable Share of the Revolving Credit Loans.

                           (i) Selection of Settlement Dates. If the
                  Administrative Agent elects, in its discretion, but subject to the consent of FCC, to settle accounts among the Lenders with respect to principal amounts of Base Rate Revolving Credit Loans less frequently than each Business Day, then the Administrative Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; PROVIDED, that (A) the Administrative Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date, (B) a Settlement Date shall occur not less often than every five Business Days, and (C) settlements with respect to each Eurodollar Rate Revolving Credit Loan shall take place on the Borrowing date for such Loan, on the last day of the Interest Period applicable thereto and on any other date during such Interest Period on which interest is payable thereon. The Administrative Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                           (ii) Non-Ratable Loans and Payments. Between
                  Settlement Dates, the Administrative Agent shall request and FCC may (but shall not be obligated to) advance to the Borrowers out of FCC's own funds, the entire principal amount of any Base Rate Loan requested or deemed requested pursuant to SECTION 2.2(A) (any such Base Rate Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by FCC shall be deemed to be a purchase by FCC of a 100% participation in each other Lender's Proportionate Share of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Administrative Agent for the account of FCC. Upon demand by FCC, with notice thereof to the Administrative Agent, each other Lender shall pay to FCC, as the repurchase of such participation, an amount equal to 100% of such Lender's Proportionate Share of the principal amount of such Non-Ratable Loan. Notwithstanding the provisions of
                  SECTION 4.16, any payments received by the Administrative Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of the Revolving Credit Loans, shall be paid over to and retained by FCC for such application, and such payment to and retention by FCC shall be deemed, to the extent of each other Lender's Proportionate Share of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by FCC. Upon demand by another Lender, with notice thereof to the Administrative Agent, FCC shall pay to the

                  Administrative Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Proportionate Share of any such amounts (after application thereof to the repurchase of any participations of FCC in such other Lender's Proportionate Share of any Non-Ratable Loans) paid only to FCC by the Administrative Agent.

                           (iii) Settlement. On each Settlement Date each Lender
                  shall transfer to the Agent and the Agent shall transfer to each Lender such amounts as are necessary to insure that, after giving effect to all such transfers, each Lender's Net Outstandings are equal to such Lender's Proportionate Share of the aggregate principal amount of all Revolving Credit Loans then outstanding.

                           (iv) Return of Payments. If any amounts received by
                  FCC in respect of the Secured Obligations are later required to be returned or repaid by FCC to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the FCC's Proportionate Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by FCC with notice to the Administrative Agent, pay to the Administrative Agent for the account of FCC, an amount equal to the excess of such Lender's Proportionate Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                           (v) Payments to Administrative Agent, Lenders.

                                    (A) Payment by any Lender to the
                           Administrative Agent pursuant to this SECTION 4.8 shall be made not later than 1:00 p.m. on the Business Day such payment is due, PROVIDED that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. on such Business Day. Payment by the Administrative Agent to any Lender shall be made by wire transfer, promptly following the Administrative Agent's receipt of funds for the account of such Lender and in the type of funds received by the Administrative Agent, PROVIDED that if the Administrative Agent receives such funds (A) at or prior to 1:00 p.m., the Administrative Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day or (B) after 1:00 p.m., the Administrative Agent shall pay such funds to such Lender prior to 2:00 p.m. on the following Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. on the first Business Day following the date of such demand.

                                    (B) If a Lender shall, at any time, fail to
                           make any payment to the Administrative Agent required hereunder, the Administrative Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Administrative Agent may elect in its sole discretion.

                                    (C) With respect to the payment of any funds
                           under this SECTION 4.8(B), whether from the Administrative Agent to a Lender or from a Lender to the Administrative Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.

                  (c) Settlement of Other Secured Obligations. All other amounts received by the Administrative Agent on account of, or applied by the Administrative Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to SECTIONS 4.2(B) and (E) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Administrative Agent at or prior to 1:00 p.m. on a Business Day will be paid by the Administrative Agent to each Lender on the same Business Day, and any such amounts that are received by the Administrative Agent after 1:00 p.m. will be paid by the Administrative Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Administrative Agent shall distribute to each Lender such Lender's Proportionate Share of fees payable to the Lenders pursuant to SECTIONS 4.2(B) and (E) and shall distribute to each Lender such Lender's Proportionate Share (or if different, such Lender's share based upon the amount of the Secured Obligations then owing to each Lender) of the proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default.

                  SECTION 4.9 Mandatory Prepayments. The Borrowers shall permanently reduce the Commitments (Ratably) by an amount equal to any amount that would otherwise constitute "Net Available Cash" as defined in the Senior
Note Indenture and be required by the terms thereof to be applied to the prepayment of the Senior Notes. To the extent necessary to comply with the provisions of SECTION 2.3(B) after giving effect to such reduction, the Borrowers shall also prepay the Loans. Any such prepayment pursuant to this
SECTION 4.9 shall be applied first to Base Rate Loans to the extent thereof and then to Eurodollar Rate Loans. If any payments are received which result in prepayment of Eurodollar Rate Loans prior to the end of the applicable Interest Period, the Borrowers shall also pay any amounts due pursuant to SECTION 4.10.

                  SECTION 4.10 Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any Eurodollar Rate Loan is made on any day prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan or, after having given a Notice of Borrowing with respect to any Eurodollar Rate Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a Eurodollar Rate Loan, such Loan is not made or is not continued as or converted into a Eurodollar Rate Loan due to the Borrowers' failure to borrow or to fulfill the applicable conditions set forth in ARTICLE 5, the Borrowers shall pay to each Lender, an amount equal to such Lender's costs and expenses incurred as a result of such failure, including in connection with obtaining deposits to fund its Ratable Share of such new (or continued or converted) Loan and redeploying such deposits. The Borrowers shall pay such amount upon presentation by the Administrative Agent of a statement setting forth the amount and the applicable Lender's calculation thereof in reasonable detail, which statement shall be deemed true and correct absent manifest error.

                  SECTION 4.11 Notice of Conversion or Continuation. Whenever the Borrowers desire, subject to the provisions of SECTIONS 4.12 and 4.13, to convert an outstanding Loan into a Loan or Loans of a different Type or to continue all or a portion of an outstanding Eurodollar Rate Loan for a subsequent Interest Period, the Borrowers shall notify the Administrative Agent in writing (which notice shall be irrevocable) by telecopy or electronic mail not later than 11:30 a.m. on the date two Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for the Eurodollar Rate Loan). Each such notice (a "Notice of Conversion or Continuation") shall (i) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a Eurodollar Rate Loan, the last day of the Interest Period applicable to such Loan, (ii) specify the effective date of such conversion or continuation, (iii) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types into which the same is to be converted, and (iv) the Interest Period to be applicable to the Eurodollar Rate Loan as converted or continued, and shall be immediately followed by a written confirmation thereof by the Borrowers in a form acceptable to the Administrative Agent, PROVIDED that if such written confirmation differs in any respect from the action taken by the Lenders, the records of the Administrative Agent shall control absent manifest error.

                  SECTION 4.12 Conversion or Continuation. Provided that no Event of Default shall have occurred and be continuing (but subject to the provisions of SECTIONS 4.11 and 4.13), the Borrowers may request that all or any part of any outstanding Loan be converted into a Loan or Loans of a different Type or be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a Eurodollar Rate Loan, shall be the last day of the Interest Period applicable to such Loan), upon notice (which notice shall be irrevocable) given in accordance with SECTION 4.11.

                  SECTION 4.13 Duration of Interest Periods; Maximum Number of Eurodollar Rate Loans; Minimum Increments.

                  (a) Subject to the provisions of the definition "Interest Period," the duration of each Interest Period applicable to a Eurodollar Rate Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrowers may elect a subsequent Interest Period to be applicable to any Eurodollar Rate Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with SECTION 4.11.

                  (b) If the Administrative Agent does not receive a notice of election in accordance with SECTION 4.11 with respect to the continuation of Eurodollar Rate Loan within the applicable time limits specified in said SECTION 4.11, or if, when such notice must be given, an Event of Default exists or such Type of Loan is not available, the Borrowers shall be deemed to have elected to convert such Eurodollar Rate Loan in whole into a Base Rate Loan on the last day of the Interest Period therefor.

                  (c) Notwithstanding the foregoing, the Borrowers may not select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Termination Date.

                  (d) In no event shall there be more than six Eurodollar Rate Loans outstanding hereunder at any time. For the purpose of this SUBSECTION (D), each Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

                  (e) Each Eurodollar Rate Loan shall be in a minimum amount of $1,000,000 or an integral multiple of $250,000 in excess thereof.

                  SECTION 4.14 Changed Circumstances.

                  (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder, such Lender shall notify the Administrative Agent of such event and the Administrative Agent shall notify the Borrowers of such event, and the right of the Borrowers to select Eurodollar Rate Loans for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Administrative Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and the Borrowers shall forthwith prepay in full all Eurodollar Rate Loans then outstanding and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrowers, within three Business Days after such notice from the Administrative Agent, request the conversion of all Eurodollar Rate Loans then outstanding into Base Rate Loans; PROVIDED, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such Eurodollar Rate Loans, the Borrowers shall also pay any amount due pursuant to SECTION 4.10.

                  (b) If the Administrative Agent shall, at least one Business Day before the date of any requested Borrowing or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a Eurodollar Rate Loan (each such requested Borrowing made and Loan to be converted or continued, a "Pending Loan"), notify the Borrowers that the Eurodollar Rate will not adequately reflect the cost to the Lenders of making or funding such Pending Loan as a Eurodollar Rate Loan or that the Interbank Offered Rate is not determinable from any interest rate reporting service of recognized standing, then the right of the Borrowers to select Eurodollar Rate Loan for such Pending Loan, any subsequent Loan or in connection with any subsequent conversion or continuation of any Loan shall be suspended until the Administrative Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Base Rate Loan.

                  SECTION 4.15 Cash Collateral Account; Investment Accounts.

                  (a) Cash Collateral Account. The Borrowers shall establish a Cash Collateral Account in which to deposit Collateral consisting of cash or Cash Equivalents from time to time

                           (i) representing payments received pursuant to
                  SECTION 2.3(C) in excess of then outstanding Loans or on account of Eurodollar Rate Loans which would otherwise result in repayment of such Loans prior to the end of the Interest Period applicable thereto,

                           (ii) with respect to Letter of Credit Obligations (x)
                  at the request of the Administrative Agent upon the occurrence of an Event of Default, or (y) for the purposes set forth in
                  SECTION 4.6 in the event of termination of this Agreement, or

                           (iii) for any other purpose as may be agreed between
                  the Administrative Agent and the Borrowers to provide security for the Secured Obligations.

On the last day of the applicable Interest Period as to any amounts deposited to the Cash Collateral Account pursuant to CLAUSE (I) above or if a drawing under a Letter of Credit occurs with respect to any amounts deposited to the Cash Collateral Account pursuant to CLAUSE (II) above, the Borrowers hereby authorize the Administrative Agent to use the monies deposited in the Cash Collateral Account to make payment to the payee with respect to such Loan or drawing. The Cash Collateral Account shall be in the name of the Administrative Agent and the Administrative Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. The Borrowers agree that they will not at any time (x) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (y) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account. Subject to the right of the Administrative Agent to withdraw funds from the Cash Collateral Account as provided herein, the Administrative Agent will, so long as no Default or Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Cash Equivalents, as the Borrowers may direct prior to the occurrence of a Default or Event of Default and as the Administrative Agent may select after the occurrence and during the continuance of a Default or Event of Default. Such proceeds, interest and income which are not so invested or reinvested in Cash Equivalents shall be deposited and held by the Administrative Agent in the Cash Collateral Account. The Administrative Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned in any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this SECTION 4.15.

                  (b) Investment Accounts. The Borrowers may from time to time establish one or more Investment Accounts with the Administrative Agent, any Lender or any Affiliate of a Lender, for the purpose of investing in Cash Equivalents any Cash Collateral representing payments received pursuant to
SECTION 2.3(C) in excess of then outstanding Loans or on account of Eurodollar Rate Loans which would otherwise result in repayment of such Loans prior to the end of the Interest Period applicable thereto. The Borrowers hereby acknowledge and agree that each such Investment Account shall constitute Collateral hereunder and shall be maintained with the Administrative Agent, a Lender or Affiliate of a Lender as security for the Secured Obligations. Notwithstanding the foregoing, until such time as the Administrative Agent shall otherwise instruct the Lender or the Affiliate of a Lender maintaining such account, the Borrowers shall be entitled to direct the investment of the funds deposited therein. The Borrowers agree that they will not at any time (x) sell or otherwise dispose of any interest in any Investment Account or any funds held therein other than by application thereof to any Secured Obligation, or (y) create or permit to exist any Lien upon or with respect to any Investment Account or any funds held therein, except as provided in or contemplated by this Agreement. The Borrowers agree that at any time, and from time to time, at the expense of the Borrowers, the Borrowers will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent or any Lender may request, in order to perfect and protect any security interest in any Investment Account granted or purported to be granted hereby or to enable the Borrowers, for their respective benefit and the benefit of the Lenders, to exercise and enforce its rights and remedies hereunder with respect to such Investment Account.

                  SECTION 4.16 Allocation of Payments from Borrowers. All monies to be applied to the Secured Obligations, whether such monies represent voluntary payments by the Borrowers or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Administrative Agent and such of the Lenders and other holders of the Secured Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a Ratable basis unless otherwise provided in this
SECTION 4.16): (i) first, to the Swingline Lender (or to any Lender to the extent such Lender has previously repaid such Loan) to pay principal and accrued interest on any portion of any Swingline Loan; (ii) second, to the Administrative Agent to pay the amount of expenses that have not been reimbursed to the Administrative Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iii) third, to the Administrative Agent to pay any indemnified amount that has not been paid to the Administrative Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iv) fourth, to the Administrative Agent to pay any fees due and payable to the Administrative Agent under this Agreement; (v) fifth, to the Lenders for any indemnified amount that they have paid to the Administrative Agent and for any expenses that they have reimbursed to the Administrative Agent; (vi) sixth, to the Lenders to pay any fees due and payable to the Lenders under this Agreement;
(vii) seventh, in payment of the unpaid principal and accrued interest in respect of the Loans and any other Secured Obligations then outstanding and held by any Lender to be shared among the Lenders on a Ratable basis, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrowers); and (vii) eight, to the holders of the other Secured Obligations who are not Lenders on a pro rata basis. The allocations set forth in this SECTION 4.16 are solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves and may be changed by the Administrative Agent and the Lenders without notice to or the consent or approval of the Borrowers or any other Person. Whenever allocation is made pursuant to this SECTION 4.16 to the holder of Secured Obligations in which another Lender acquires a participation, the monies received by such holder shall be shared as between such holder and such participants on a Ratable basis.

                  SECTION 4.17 Borrowers' Representative. Heafner shall act under this Agreement as the representative of all Borrowers, and each other Borrower hereby appoints Heafner as its representative, hereunder, for all purposes, including, without being limited to, requesting borrowings and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Administrative Agent or any Lender. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any request for borrowing, disbursement instruction, report, information or any other notice or communication made or given by Heafner, whether in its own name, on behalf of any other Borrower or on behalf of "the Borrowers," and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of the Borrowers' liability for the Secured Obligations be affected. The Administrative Agent and each Lender intend to maintain a single Loan Account in the name of "Heafner Tire Group, Inc." hereunder and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of its liability for the Secured Obligations.

                  SECTION 4.18 Joint and Several Liability.

                  (a) Joint and Several Liability. The Secured Obligations shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally liable to the Administrative Agent and the Lenders for all Secured Obligations and shall have the obligations of co-maker with respect to the Loans, the Notes, and the Secured Obligations, it being agreed that the advances to each Borrower inure to the benefit of all Borrowers, and that the Administrative Agent and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or other Secured Obligation payable to the Administrative Agent or any Lender, it will forthwith pay the same, without notice or demand.

                  (b) No Modification or Release of Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed (except to the extent Secured Obligations are satisfied) to modify, release or otherwise affect the liability of each Borrower under this Agreement, which shall remain liable for the Secured Obligations until the Secured Obligations are paid in full and the Commitments are terminated.

                  SECTION 4.19 Obligations Absolute. Each Borrower agrees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. All Secured Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of:



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

                  (a) any lack of validity or enforceability of any Loan Documents or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including, but not limited to, any increase in the Secured Obligations resulting from the extension of additional credit to any Borrower or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations;

                  (d) any change, restructuring or termination of the corporate structure or existence of any Borrower; or

                  (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

                  SECTION 4.20 Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers provided for in
SECTION 4.18 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Secured Obligations, nor by any other agreements or arrangements whatever with the other Borrowers or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Secured Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, the Notes, this Agreement or any other Loan Document (other than notices expressly required in this Agreement or by any of the Loan Documents) and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral, including any rights any Borrower may otherwise have under the New York General Obligations Law.


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                                    ARTICLE 5

                              CONDITIONS PRECEDENT

                  SECTION 5.1 Conditions Precedent to Effectiveness of Agreement. Notwithstanding any other provision of this Agreement, this Agreement shall not become effective nor shall the Lenders have any obligation to make any Loans on the Effective Date unless and until the following conditions precedent are satisfied:

                  (a) Documents. The Administrative Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Administrative Agent, its special counsel and the Lenders and (except for the Notes) in sufficient copies for each Lender:

                           (1) Agreement. This Agreement, duly executed and
                  delivered by the Borrowers and the other Lenders;

                           (2) Notes. The Notes, each dated the Effective Date
                  and duly executed and delivered by the Borrowers;

                           (3) Articles, Bylaws and Resolutions. A certificate,
                  dated the Effective Date, of the Secretary or an Assistant Secretary of each Loan Party, as to and having attached thereto copies of the articles of incorporation and by-laws and shareholder agreements of such Loan Party as in effect on the Effective Date and all corporate action, including shareholder approval, if necessary, taken by such Loan Party and/or its shareholders to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is a party and, in the case of each Borrower, the Borrowings under this Agreement;

                           (4) Incumbency Certificates. A certificate, dated the
                  Effective Date, of the Secretary or an Assistant Secretary of each Loan Party, as to the incumbency and specimen signatures of each of the officers of such Loan Party who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of such Loan Party or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents to which such Loan Party is a party and, in the case of each Borrower, to request Borrowings under this Agreement;

                           (5) Good Standing Certificates. A certificate as of a
                  recent date evidencing the good standing of each Loan Party in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

                           (6) Financing Statements. The Financing Statements to
                  be delivered by the Loan Parties duly executed and delivered by the Loan Parties, and evidence satisfactory to the Administrative Agent that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to



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

                  perfect the Security Interest or, at the Administrative Agent's discretion, in appropriate form for such filing;

                           (7) Landlord's Waiver. Landlord's waiver and consent
                  agreements duly executed on behalf of each landlord of real property on which any Collateral is located, except to the extent that the Rent Reserve appropriately reflects the absence of such a waiver;

                           (8) Schedules of Inventory and Receivables. A
                  Schedule of Inventory and a Schedule of Receivables, each prepared as of a recent date;

                           (9) Insurance Coverage. Certificates or binders of
                  insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of SECTION 8.8(B);

                           (10) Borrowing Base Certificate. A Borrowing Base
                  Certificate prepared as of January 29, 2000 duly executed and delivered by the Financial Officer demonstrating Loan Availability of not less than $35,000,000, after giving effect to the Loans to be made on the Effective Date and any transactions contemplated by this Agreement to occur on or before the Effective Date;

                           (11) Notice of Borrowing. The Initial Notice of
                  Borrowing dated the Effective Date from the Borrowers to the Administrative Agent requesting the Loans to be made on the Effective Date and specifying the method of disbursement;

                           (12) Financial Statements. Copies of all the
                  financial statements referred to in SECTION 6.1(N) and meeting the requirements thereof;

                           (13) Officer's Certificate. A certificate of the
                  President or a Vice President of Heafner stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made on the Effective Date and the application of the proceeds thereof, and (b) as of the Effective Date, no Default or Event of Default exists;

                           (14) Factual Certificate. A certification from an
                  appropriate officer of each Borrower as to such factual matters as shall be required by the Administrative Agent;

                           (15) Other Loan Documents. Copies of each of the
                  other Loan Documents dated the Effective Date, duly executed by the parties thereto with evidence satisfactory to the Administrative Agent and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Administrative Agent may reasonably request;

                           (16) Legal Opinions. An opinion dated the Effective
                  Date of each of Covington & Burling, counsel for the Borrowers, and of such local counsel as the Administrative Agent shall deem necessary or desirable, opining as to such matters in connection with this Agreement as the Administrative Agent or its counsel may reasonably request;

                           (17) Fees. The Administrative Agent shall have
                  received from the Borrowers all of the fees payable on the Effective Date referred to herein; and

                           (18) Priority. The Administrative Agent shall have
                  received satisfactory evidence that the Administrative Agent (for the benefit of Lenders) has a valid and perfected first priority security interest as of such date in all of the Collateral, subject only to Permitted Liens.

                  (b) Litigation. The Administrative Agent shall have received evidence satisfactory to it that no action, proceeding, investigation, regulation or legislation, shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement, or the consummation of the transactions contemplated hereby, or which may otherwise have a Materially Adverse Effect.

                  (c) No Material Adverse Change. There shall not have occurred any event or series of events or circumstances or group of circumstances which individually or in the aggregate, in the sole judgment of the Administrative Agent, would have a Materially Adverse Effect.

                  (d) Receipt of Funds. The Administrative Agent shall have received and disbursed such amounts from and to each Existing Lender and New Lender (and each such Lender shall be deemed to have purchased from or sold to each other such Lender such interest in such Lender's Revolving Credit Loans outstanding immediately prior to the Effective Date) as would result in each such Lender's having Revolving Credit Loans outstanding on the Effective Date equal to its Proportionate Share (based upon the Commitments set forth on ANNEX A hereto) of the outstanding principal amount of such Revolving Credit Loans.

                  SECTION 5.2 All Loans; Letters of Credit. The obligation of the Lenders to make (but not to continue or convert any outstanding Loan, which shall be subject to the provisions of SECTION 4.12) any Loan hereunder, including any Loans to be made on the Effective Date and all subsequent Loans, and of FCC to cause the issuance of any Letter of Credit are further subject to the following:

                  (a) at such time, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof or the Letter of Credit Guarantee to be issued, (1) no Default or Event of Default shall exist nor (2) shall any event have occurred or condition exist that could reasonably be expected to have a Materially Adverse Effect, and

                  (b) the corporate actions of the Loan Parties referred to in
SECTION 5.1(A)(3) shall remain in full force and effect and the incumbency of officers shall be as stated in the



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

certificates of incumbency delivered pursuant to SECTION 5.1(A)(4) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent.

Each request or deemed request for any Borrowing or other advance or submission of any request for any Letter of Credit hereunder shall be deemed to be a certification by the Borrowers to the Administrative Agent and the Lenders as to the matters set forth in SECTION 5.2(A) and (B) and the Administrative Agent and the Lenders may, without waiving either condition, consider the conditions specified in SECTIONS 5.2(A) and (B) fulfilled and a representation by the Borrowers to such effect made, if no written notice to the contrary is received by the Administrative Agent prior to the making of the Loan then to be made or the issuance of the Letter of Credit so requested.

                  SECTION 5.3 Conditions as Covenants. In the event that the Lenders permit this Agreement to become effective and make any Loans on the Effective Date or permit FCC to issue a Letter of Credit Guarantee prior to the satisfaction of all conditions precedent set forth in SECTION 5.1, and such conditions are not waived in writing by the Administrative Agent, the Borrowers shall nevertheless cause such condition or conditions to be satisfied within 30 days after the making of such Loans or the issuance of such Letter of Credit Guarantee.


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

                                    ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF BORROWERS

                  SECTION 6.1 Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and to the Lenders as follows:

                  (a) Organization; Power; Qualification. Each Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. The jurisdictions in which each of the Borrowers and each of their respective Subsidiaries is qualified to do business as a foreign corporation are listed on SCHEDULE 6.1(A).

                  (b) Capitalization; Shareholder Agreements. The outstanding capital stock of the Borrowers has been duly and validly issued and is fully paid and nonassessable, and the number and owners of such shares of capital stock of the Borrowers are set forth on SCHEDULE 6.1(B). Except as set forth on
SCHEDULE 6.1(B), the issuance and sale of the Borrowers' capital stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom and there are no shareholders agreements, options, subscription agreements or other agreements or understandings to which any Borrower is a party in effect with respect to the capital stock of a Borrower, including, without limitation, agreements providing for special voting requirements or arrangements for approval of corporate actions or other matters relating to corporate governance or restrictions on share transfer or providing for the issuance of any securities convertible into shares of the capital stock of any Borrower, any warrants or other rights to acquire any shares or securities convertible into such shares, or any agreement that obligates a Borrower, either by its terms or at the election of any other Person, to repurchase such shares under any circumstances.

                  (c) Subsidiaries. SCHEDULE 6.1(C) correctly sets forth the name of each Subsidiary of any Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrowers or any other Subsidiary of any Borrower. Except as set forth on SCHEDULE 6.1(C),

                           (i) no Subsidiary has issued any securities
                  convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares,

                           (ii) the outstanding stock and securities of each
                  Subsidiary are owned by a Borrower or a Wholly Owned Subsidiary of a Borrower, or by a Borrower and one or more of its Wholly Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and

                           (iii) no Borrower has any Subsidiaries.



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

The outstanding capital stock of each Subsidiary has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on SCHEDULE 6.1(C).

                  (d) Authorization of Agreement, Notes, Loan Documents and Borrowing. Each Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly authorized officers of each Loan Party and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms.

                  (e) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Except as set forth on SCHEDULE 6.1(E), the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                           (i) require any Governmental Approval or violate any
                  Applicable Law relating to a Borrower or any of its Subsidiaries,

                           (ii) conflict with, result in a breach of or
                  constitute a default under the articles or certificate of incorporation, by-laws or any shareholders' agreement of a Borrower or any of its Subsidiaries,

                           (iii) conflict with, result in a breach of or
                  constitute a default under any material provisions of any indenture, agreement or other instrument to which a Borrower or any of its Subsidiaries is a party or by which a Borrower, any of its Subsidiaries or any of any Borrower's or such Subsidiaries' property may be bound or any Governmental Approval relating to a Borrower or any of its Subsidiaries, or

                           (iv) result in or require the creation or imposition
                  of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than the Security Interest.

                  (f) Business. Each Borrower and each Subsidiary is engaged in the business described on SCHEDULE 6.1(F).

                  (g) Compliance with Law; Governmental Approvals. Except as set forth in SCHEDULE 6.1(G), each Borrower and each of its Subsidiaries

                           (i) has all Governmental Approvals, including permits
                  relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of any Borrower, threatened attack by direct or collateral proceeding, and

                           (ii) is in compliance with each Governmental Approval
                  applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to any Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which appropriate reserves have been established.

                  (h) Title to Properties. Except as set forth in SCHEDULE 6.1(H), each Borrower and each of the Subsidiaries has valid and legal title to or leasehold interest in all personal property, Real Estate and other assets used in its business, including, but not limited to, those reflected on the most recent balance sheet of the Borrowers delivered pursuant to SECTION 6.1(N).

                  (i) Liens. Except as set forth in SCHEDULE 6.1(I), none of the properties and assets of any Borrower or any Subsidiary is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the UCC of any State or other instrument evidencing a Lien which names a Borrower or any Subsidiary as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and neither any Borrower nor any Subsidiary has signed any such financing statement or other instrument (which financing statement or other instrument has not been terminated) or any security agreement (which security agreement has not been terminated) authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on SCHEDULE 6.1(I).

                  (j) Indebtedness and Guarantees. SCHEDULE 6.1(J) is a complete and correct listing of all (i) Debt and (ii) Guarantees of each Borrower and each of its Subsidiaries. Each Borrower and each of its Subsidiaries has performed and is in compliance in all material respects with all of the terms of such Debt and Guarantees and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Debt or Guaranty.

                  (k) Litigation. Except as set forth on SCHEDULE 6.1(K), as of the Effective Date there are no actions, suits or proceedings pending (nor, to the knowledge of any Borrower, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against or in any other way relating to or affecting a Borrower or its Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any governmental body, EXCEPT actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrowers and their Subsidiaries which, if adversely determined, would not singly or in the aggregate have a Materially Adverse Effect, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which a Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

                  (l) Tax Returns and Payments. Except as set forth on SCHEDULE 6.1(L), all United States federal, state and local as well as foreign national, provincial and local and other tax returns of each Borrower and each of its Subsidiaries required by Applicable Law to be filed



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

have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon a Borrower or any of its Subsidiaries or their respective property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
SECTION 9.6. The charges, accruals and reserves on the books of the Borrowers and each Subsidiary as of the Effective Date in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since January 1, 1994 are in the judgment of the Borrowers adequate, and the Borrowers know of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

                  (m) Burdensome Provisions. Except as set forth on SCHEDULE 6.1(M), neither Borrower nor any Subsidiary is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which is reasonably likely to have a Materially Adverse Effect.

                  (n) Financial Statements.

                           (i) The Borrowers have furnished to the
                  Administrative Agent and the Lenders copies of Heafner's (A) consolidating and audited consolidated balance sheets as at December 31, 1998 and the related consolidating and audited consolidated statements of income, cash flow and shareholders equity for the Fiscal Year then ended and (B) unaudited consolidating and consolidated balance sheets as at November 30, 1999 and the related consolidating and consolidated statements of income, cash flow and shareholders equity for the eleven-month period then ended, which financial statements present fairly and in all material respects in accordance with GAAP the financial positions of Heafner and its Consolidated Subsidiaries as at their respective dates, and the results of operations of Heafner and its Consolidated Subsidiaries for the periods then ended (except, in the case of the interim statements, for the omission of notes and subject to normal year-end audit adjustments).

                            (ii) Except as set forth on SCHEDULE 6.1(N) or as
                  disclosed or reflected in the financial statements described in CLAUSE (I) above, Heafner and its Subsidiaries, taken as a whole, have no material liabilities, contingent or otherwise.

                  (o) Adverse Change. Since the date of the latest financial statements referred to in SECTION 6.1(N)(I),

                           (i) no material adverse change has occurred in the
                  business, assets, liabilities, financial condition, results of operations or business prospects of Heafner, the other Borrowers and their respective Subsidiaries taken as a whole, and

                           (ii) no event has occurred or failed to occur which
                  has had, or may have, singly or in the aggregate, a Materially Adverse Effect.

                  (p) ERISA. Neither any Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 6.1(P). Except as set forth on

SCHEDULE 6.1(P), and subject to correction of possible Remediable Defects, each Benefit Plan is in substantial compliance with ERISA and the Code, including but not limited to those provisions thereof relating to reporting and disclosure, and neither any Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected to be, incurred by any Borrower or any Related Company. Except as set forth on SCHEDULE 6.1(P), and subject to correction of possible Remediable Defects, each Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies and any related trust is exempt from federal income tax under Section 501(a) of the Code. A favorable determination letter from the IRS has been issued or applied for with respect to each such plan and trust and nothing that is not a Remediable Defect has occurred since the date of such determination letter that would adversely affect such qualification or tax-exempt status. No Benefit Plan subject to the minimum funding standards of the Code has failed to meet such standards. Neither the Borrower or any Related Company has transferred any pension plan liability in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. Except as set forth on SCHEDULE 6.1(P), neither any Borrower nor any Related Company has any liability, actual or contingent, with respect to any Benefit Plan other than to make payments to the Benefit Plan in accordance with its terms, and there are no pending or threatened claims against a Benefit Plan. No non-exempt prohibited transaction with the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to a Benefit Plan. Except under plans listed on SCHEDULE 6.1(P), no employee or former employee of any Borrower or any Related Company is or may become entitled to any benefit under a Benefit Plan that is a "welfare plan" within the meaning of
Section 3(1) of ERISA following such employee's termination of employment. Except as set forth on SCHEDULE 6.1(P), each such welfare plan that is a group health plan has been operated in compliance with the provision of Section 4980B of the Code and Sections 601-609 of ERISA and any applicable provisions of state law that are similar.

                  (q) Absence of Defaults. No Borrower nor any Subsidiary is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived,

                           (i) which constitutes a Default or an Event of
                  Default, or

                           (ii) which constitutes, or which with the passage of
                  time or giving of notice, or both, would constitute, a default or event of default by a Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which such Borrower or any of its Subsidiaries is a party or by which such Borrower, any of its Subsidiaries or any of such Borrower's or any of its Subsidiaries' properties may be bound or which would require a Borrower or any Subsidiary to make any payment under any thereof prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of a Borrower's or such Subsidiary's reasonably anticipated liability have been established on the appropriate books.

                  (r) Accuracy and Completeness of Information.

                           (i) As of the Effective Date, no fact is known to the
                  Borrowers which has had, or is reasonably likely in the future to have (so far as the Borrowers can reasonably foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered to the Administrative Agent and the Lenders prior to the Effective Date. No document furnished or written statement made to the Administrative Agent or any Lender by the Borrowers (or any of them) prior to the Agreement Date, in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained, except to the extent corrected or superseded prior to the Agreement Date, any untrue statement of a fact material to the creditworthiness of a Borrower or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

                           (ii) The Borrowers have no reason to believe that any
                  document furnished or written statement made to the Administrative Agent or any Lender prior to the Agreement Date by any Person other than the Borrowers in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, that has not been corrected or superseded prior to the Effective Date.

                  (s) Solvency. In each case after giving effect to the Debt represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement, each Borrower and each of its Subsidiaries is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and each Borrower and each of its Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

                  (t) Receivables.

                           (i) Status.

                                     (1) Each Receivable reflected in the
                           computations included in any Borrowing Base
                           Certificate meets the criteria enumerated in CLAUSES
                           (A) through (P) of the definition "Eligible
                           Receivables," except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Administrative Agent.

                                     (2) No Borrower has any knowledge of any
                           fact or circumstance not disclosed to the Administrative Agent in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Receivable



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

                           of $250,000 or more or of Receivables which (regardless of the individual amount thereof) aggregate $500,000 or more.

                           (ii) Chief Executive Office. The chief executive
                  office of each Borrower and the books and records relating to the Receivables are located on the Effective Date at the address or addresses set forth on SCHEDULE 6.1(T).

                  (u) Inventory.

                           (i) Schedule of Inventory. All Inventory included in
                  any Schedule of Inventory or Borrowing Base Certificate delivered to the Administrative Agent on or prior to the Effective Date meets the criteria enumerated in CLAUSES (A) through (G) of the definition "Eligible Inventory," except as disclosed in such Schedule of Inventory or Borrowing Base Certificate.

                           (ii) Condition. All Inventory is in good condition,
                  meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the applicable Borrower's business, except to the extent reserved against in the financial statements referred to in SECTION 6.1(N) or a Borrowing Base Certificate delivered pursuant to SECTION 5.1.

                           (iii) Location. All Inventory is located at a
                  Permitted Inventory Location or is in transit to a Permitted Inventory Location.

                  (v) Corporate and Fictitious Names. Except as otherwise disclosed on SCHEDULE 6.1(V), during the five-year period preceding the Agreement Date, neither any Borrower nor any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name of such Borrower on the Effective Date.

                  (w) Federal Reserve Regulations. Neither any Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System).

                  (x) Investment Company Act. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

                  (y) Employee Relations. The Borrowers and each Subsidiary have stable work forces in place and none of them is, except as set forth on SCHEDULE 6.1(Y), party to any collective bargaining agreement nor has any labor union been recognized as the representative of a Borrower's or any of its Subsidiaries' employees, and the Borrowers know of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving a Borrower's or any Subsidiary's employees.



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

                  (z) Proprietary Rights. Each Borrower owns or has the right to use all Proprietary Rights necessary or desirable in the conduct of its business as conducted on the Agreement Date and as expected on the Agreement Date to be conducted in the future. To the best of the Borrowers' knowledge, none of such Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights.

                  (aa) Trade Names. All trade names or styles under which any Loan Party sells Inventory or creates Receivables, or to which instruments in payment of Receivables are made payable, all as of the Effective Date, are listed on SCHEDULE 6.1(AA).

                  (bb) Bank Accounts. Attached hereto as SCHEDULE 6.1(BB) is a complete and correct list of all checking accounts, depository accounts, special deposit accounts and other accounts maintained by any Borrower or Subsidiary with any commercial bank or savings bank as of the Effective Date and each such account (except any account indicated by an asterisk (*)) is either (i) subject to an Agency Account Agreement or (ii) subject to directions from the account holder to the institution maintaining such account, in form and substance approved by the Administrative Agent, to transfer all collected funds therein daily to the Administrative Agent.

                  (cc) Equipment. All machinery, equipment, fixtures and other tangible property (other than Inventory) of each Borrower and their respective Subsidiaries, other than obsolete equipment no longer used or useful in the business of the Borrowers and their Subsidiaries, is in good order and repair, ordinary wear and tear excepted.

                  (dd) Real Property. No Borrower nor any Subsidiary owns any Real Estate nor leases any Real Estate other than that described on SCHEDULE 6.1(DD) and other than Real Estate acquired or leased after the Effective Date.

                  (ee) Year 2000 Compliant. Each Borrower and each Subsidiary is Year 2000 Compliant.

                  SECTION 6.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this ARTICLE 6 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrowers pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date and at and as of the Effective Date, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Administrative Agent or any Lender or any borrowing hereunder.


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

                                    ARTICLE 7

                                SECURITY INTEREST

                  SECTION 7.1 Security Interest.

                  (a) Heafner, Winston and CPW hereby confirm the mortgage, pledge and assignment to the Administrative Agent under the Existing Loan Agreement of the Collateral and the creation in favor of the Administrative Agent of a continuing security interest in the Collateral, all as security for the Secured Obligations, and each Borrower hereby mortgages, pledges and assigns all of the Collateral to the Administrative Agent, for the benefit of itself as Administrative Agent, the Lenders and Affiliates of the Lenders, and grants to the Administrative Agent, for the benefit of itself as Administrative Agent, the Lenders and Affiliates of the Lenders, a continuing security interest in, and a continuing Lien upon, all of the Collateral as security for the payment, observance and performance of the Secured Obligations.

                  (b) As additional security for all of the Secured Obligations, the Borrowers grant to the Administrative Agent, for the benefit of itself as Administrative Agent, the Lenders and Affiliates of the Lenders, a security interest in, and assigns to the Administrative Agent, for the benefit of itself as Administrative Agent and the Lenders and Affiliates of the Lenders, all of the Borrowers' right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to a Borrower, or credited by or due from any participant of any Lender to a Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. Each Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Administrative Agent, for the account of the Lenders, without any necessity on the Administrative Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Administrative Agent, on behalf of the Lenders, should make demand for payment hereunder in accordance with the terms hereof, then and without further notice to any Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Administrative Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Administrative Agent will promptly notify the Borrowers of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Administrative Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and each Borrower hereby irrevocably appoints the Administrative Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Administrative Agent or any Lender by such Lender, Affiliate or participant.



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

                  SECTION 7.2 Continued Priority of Security Interest.

                  (a) The Security Interest granted by the Borrowers shall at all times be valid, perfected and enforceable against each Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

                  (b) The Borrowers shall, at their sole cost and expense, take all action that may be necessary or desirable, or that the Administrative Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of SECTION 7.2(A), or to enable the Administrative Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to:

                           (i) paying all taxes, assessments and other claims
                  lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

                           (ii) obtaining, after the Agreement Date, landlords',
                  mortgagees', bailees', warehousemen's or processors' releases, subordinations or waivers (except as to premises reflected in the Rent Reserve), and using all reasonable efforts to obtain mechanics' releases, subordinations or waivers,

                           (iii) delivering to the Administrative Agent, for the
                  benefit of the Lenders, endorsed or accompanied by such instruments of assignment as the Administrative Agent may specify, and stamping or marking, in such manner as the Administrative Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

                           (iv) executing and delivering financing statements,
                  pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Administrative Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other Applicable Law.

                  (c) The Administrative Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of a Borrower for any purpose described in SECTION 7.2(B). The Administrative Agent will give the Borrowers notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.



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

                  (d) Each Borrower shall mark its books and records as directed by the Administrative Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.



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

                                    ARTICLE 8

                              COLLATERAL COVENANTS

                  Each Borrower covenants and agrees that until the Commitments have been terminated and all the Secured Obligations have been paid in full, unless the Lenders shall otherwise consent in the manner provided in SECTION 15.9:

                  SECTION 8.1 Collection of Receivables.

                  (a) The Borrowers will and will cause each other Loan Party to cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable, other Receivables and other Collateral to be deposited in (i) an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement or (ii) an account subject to instructions from the account holder, in form and substance satisfactory to the Administrative Agent, requiring the transfer of collected balances in such account to the Administrative Agent not less often than each Business Day. In particular, each Borrower will and will cause each other Loan Party to advise each Account Debtor that makes payment to such Borrower or other Loan Party by wire transfer, ACH Transfer or similar means to make payment directly to an Agency Account or, if the applicable Borrower or other Loan Party is not party to an Agency Account Agreement, then to an account subject to such instructions.

                  (b) If average Loan Availability is less than $20,000,000 for any period of 10 Business Days or is at any time less than $15,000,000, without limiting the ability of the Administrative Agent and the Lenders to exercise other rights and remedies hereunder, the Required Lenders may require that any or all of the Loan Parties establish Lockboxes to which monies, checks, notes, drafts and other payments relating to or constituting proceeds of Collateral shall be sent and if such requirement is imposed, each Borrower will and will cause each other Loan Party to:

                           (i) advise each Account Debtor on trade accounts
                  receivable that does not make payments directly to an Agency Account to address all remittances with respect to amounts payable on account thereof to a specified Lockbox, and

                           (ii) stamp all invoices relating to trade accounts
                  receivable with a legend satisfactory to the Administrative Agent indicating that payment is to be made to such Borrower or other Loan Party via a specified Lockbox.

                  (c) The Borrowers and the Administrative Agent shall cause all collected balances in each Agency Account and the Borrowers shall, and shall cause each other Loan Party to, cause all collected balances in each other bank account subject to transfer instructions approved by the Administrative Agent, to be transmitted daily by wire transfer, ACH Transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement or such instructions, to the Administrative Agent at the Administrative Agent's Office:



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

                           (i) for application, on account of the Secured
                  Obligations, as provided in SECTIONS 2.3(C), 4.16, 12.2, and 12.3, such credits to be entered as of the Business Day they are received if they are received prior to 1:30 p.m. and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them (PROVIDED that a collection fee shall be payable by the Borrowers with respect to any such credit received in other than immediately available funds, equal to one day's interest, at the rate applicable to Base Rate Loans, on such amount), and

                           (ii) with respect to the balance, so long as no
                  Default or Event of Default has occurred and is continuing, for transfer by wire transfer, ACH Transfer or depository transfer check to a Controlled Disbursement Account.

                  (d) Any monies, checks, notes, drafts or other payments referred to in SUBSECTION (A) or (B) of this SECTION 8.1 which, notwithstanding the terms of such subsection, are received by or on behalf of the applicable Borrower will be held in trust for the Administrative Agent and will be delivered to the Administrative Agent or a Clearing Bank or a bank with which an account subject to satisfactory transfer instructions is maintained, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Administrative Agent directly to the Secured Obligations or, as applicable, for deposit in the Agency Account maintained with such Clearing Bank and processing in accordance with the terms of the corresponding Agency Account Agreement or for deposit in such account and processing and transfer in accordance with such instructions.

                  SECTION 8.2 Verification and Notification. The Administrative Agent shall have the right at any time and from time to time,

                  (a) in the name of the Administrative Agent, the Lenders or in the name of a Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise,

                  (b) to review, audit and make extracts from all records and files related to any of the Receivables, and

                  (c) if a Default or Event of Default has occurred and is continuing, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Administrative Agent, for the benefit of the Lenders, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Administrative Agent, for the account of the Lenders, and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the applicable Borrower might have done.

                  SECTION 8.3 Disputes, Returns and Adjustments.

                  (a) In the event any amounts due and owing under any Receivable for an amount in excess of $250,000 are in dispute between the Account Debtor and the applicable Borrower, the Borrowers shall provide the Administrative Agent with prompt written notice thereof.



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

                  (b) The Borrowers shall notify the Administrative Agent promptly of all returns and credits in excess of $250,000 in respect of any Receivable, which notice shall specify the Receivable affected.

                  (c) The Borrowers may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; PROVIDED that (i) no such action results in the reduction of more than $250,000 in the amount payable with respect to any Receivable or of more than $1,000,000 with respect to all Receivables in any Fiscal Year (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the applicable Borrower's business), and (ii) the Administrative Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby (by reflecting such reduction in an appropriate Borrowing Base Certificate or Schedule of Receivables).

                  SECTION 8.4 Invoices.

                  (a) No Borrower will issue invoices other than in its own name or in a trade name of which the Administrative Agent has received prior written notice, accompanied by such evidence as the Administrative Agent may reasonably require that all actions required pursuant to ARTICLE 7 with respect to Receivables or other Collateral created or held in such name have been taken.

                  (b) The Borrowers will not use any invoices other than invoices in the forms delivered to the Administrative Agent prior to the Agreement Date without giving the Administrative Agent prior notice of the intended use of a different form of invoice together with a copy of such different form and such evidence as the Administrative Agent may reasonably require that any actions required pursuant to ARTICLE 7 with respect to any (i) name, (ii) address or (iii) remittance instructions appearing on such invoice have been taken.

                  (c) Upon the request of the Administrative Agent, the Borrowers shall deliver to the Administrative Agent, at the Borrowers' expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Administrative Agent shall specify.

                  SECTION 8.5 Delivery of Instruments. In the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrowers will, promptly upon request by the Administrative Agent, deliver such instrument to the Administrative Agent, appropriately endorsed to the Administrative Agent, for the benefit of the Lenders.

                  SECTION 8.6 Sales of Inventory. All sales of Inventory will be made in compliance in all material respects with all requirements of Applicable Law.

                  SECTION 8.7 Ownership and Defense of Title.

                  (a) Except for Permitted Liens, the Borrowers shall be or shall cause another Loan Party to be at all times the sole owners or lessees of each and every item of Collateral and shall not create nor permit any other Loan Party to create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement or any Subsidiary Security Agreement.

                  (b) Each Borrower shall defend and cause each other Loan Party to defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

                  SECTION 8.8 Insurance.

                  (a) The Borrowers shall at all times maintain and cause the other Loan Parties to maintain insurance on the Collateral and their other property against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Administrative Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Administrative Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by the Borrowers and copies of the policies delivered to the Administrative Agent. The Borrowers will not use or permit the Inventory or its other property to be used in violation in any material respect of Applicable Law or in any manner which might render inapplicable any insurance coverage.

                  (b) All insurance policies required under SECTION 8.8(A) relating to Collateral shall name the Administrative Agent as an additional insured and shall contain loss payable clauses in the form submitted to the Borrowers by the Administrative Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming the Administrative Agent, as loss payee, as its interests may appear, and providing that

                           (i) all proceeds thereunder shall be payable to the
                  Administrative Agent,

                           (ii) no such insurance shall be affected by any act
                  or neglect of the insurer or owner of the property described in such policy, and

                           (iii) such policy and loss payable clauses may be
                  canceled, amended or terminated only upon at least 10 days' prior written notice given to the Administrative Agent.

                  (c) Any proceeds of insurance referred to in this SECTION 8.8 which are paid to the Administrative Agent shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations, PROVIDED that in the event that the proceeds from any single casualty do not exceed $250,000, then, upon the Borrowers' written request to the



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

Administrative Agent, provided that no Default or Event of Default shall have occurred and be continuing, such proceeds shall be disbursed by the Administrative Agent to the Borrowers pursuant to such procedures as the Administrative Agent shall reasonably establish for application to the replacement of the damaged or destroyed property.

                  SECTION 8.9 Location of Offices and Collateral.

                  (a) No Borrower will change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral from the address set forth for it on SCHEDULE 6.1(T) or change its name, its identity or corporate structure from that in effect on the Effective Date, or use any trade name not listed on SCHEDULE 6.1(AA), without giving the Administrative Agent 30 days' prior written notice thereof accompanied by such evidence as the Administrative Agent may reasonably require that all actions required to be taken pursuant to ARTICLE 7 have been taken.

                  (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by the applicable Borrower at one or more Permitted Inventory Locations and shall not, without the prior written consent of the Administrative Agent, be kept elsewhere (except as a result of sales of Inventory permitted under SECTION 8.7(A)).

                  (c) If any Inventory is in the possession or control of any of a Borrower's agents or processors, the Borrowers shall notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to the Administrative Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the account of the Lenders, subject to the instructions of the Administrative Agent.

                  SECTION 8.10 Records Relating to Collateral.

                  (a) The Borrowers will and will cause their Subsidiaries to at all times

                           (i) keep complete and accurate records of Inventory
                  on a basis consistent with past practices of Heafner so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and the applicable Borrower's or Subsidiary's cost thereof and a current price list for such Inventory, and

                           (ii) keep complete and accurate records of all other
                  Collateral.

                  (b) The Borrowers will prepare a physical listing of all Inventory, wherever located, at least annually.

                  SECTION 8.11 Inspection. The Administrative Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of a Borrower, at any time or times to

                  (a) visit the properties of the Borrowers and the Subsidiaries, inspect the Collateral and the other assets of the Borrowers and the Subsidiaries and inspect and make extracts from the books and records of the Borrowers and the Subsidiaries, including but not limited to management letters prepared by independent accountants, all during customary business hours at such premises;

                  (b) discuss the Borrowers' and the Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Administrative Agent or the Lenders hereunder or under any of the Loan Documents, with the Borrowers' and the Subsidiaries' (i) principal officers,
(ii) independent accountants, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Administrative Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers); and

                  (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

The Borrowers will deliver to the Administrative Agent, upon the Administrative Agent's request, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrowers or any Subsidiary.

                  SECTION 8.12 Information and Reports.

                  (a) Schedule of Receivables. The Borrowers shall deliver to the Administrative Agent on or before the Effective Date and not later than the 20th day of each calendar month thereafter a Schedule of Receivables which

                           (i) shall be as of the last Business Day of the
                  immediately preceding Fiscal Month,

                           (ii) shall be reconciled to the Borrowing Base
                  Certificate as of such last Business Day, and

                           (iii) shall set forth a detailed aged trial balance
                  of all of the Borrowers' then existing Receivables, specifying the names, addresses and balance due for each Account Debtor obligated on a Receivable so listed.

                  (b) Schedule of Inventory. The Borrowers shall deliver to the Administrative Agent on or before the Effective Date and not later than the 20th day of each calendar month thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding Fiscal Month of the Borrowers, itemizing and describing the kind, type and quantity of Inventory, the applicable Borrower's cost thereof and the location thereof.

                  (c) Borrowing Base Certificate. The Borrowers shall deliver to the Administrative Agent on the 20th day of each calendar month, subject to the provisions of SECTION 8.12(E), a Borrowing Base Certificate prepared as of the last Business Day of the preceding Fiscal Month.



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

                  (d) Notice of Diminution of Value. The Borrowers shall give prompt notice to the Administrative Agent of any matter or event which has resulted in, or may result in, the diminution in excess of $500,000 in the value of any of its Collateral, except for any such diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to the Administrative Agent and the Lenders pursuant to ARTICLE 10.

                  (e) Additional Information. The Administrative Agent may in its reasonable discretion from time to time request that the Borrowers deliver the schedules and certificates described in SECTIONS 8.12(A), (B), (C) and (D) more or less often and on different schedules than specified in such Sections and the Borrowers will comply with such requests. The Borrowers will also furnish to the Administrative Agent and each Lender such other information with respect to the Collateral as the Administrative Agent or any Lender may from time to time reasonably request.

                  SECTION 8.13 Power of Attorney. Each Borrower hereby appoints the Administrative Agent as its attorney, with power

                  (a) to endorse the name of such Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Administrative Agent's or any Lender's possession, and

                  (b) if a Default or Event of Default exists, to sign the name of such Borrower on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Administrative Agent or any Lender by such Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, verifications of account and notices to or from customers.

                  SECTION 8.14 Assignment of Claims Act. Upon the request of the Administrative Agent, the Borrowers shall execute any documents or instruments and shall take such steps or actions reasonably required by the Administrative Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Administrative Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.

                                    ARTICLE 9

                              AFFIRMATIVE COVENANTS

                  The Borrowers covenant and agree that the Borrowers will, as their joint and several obligation, duly and punctually pay the principal of, and interest on, and all other amounts payable with respect to, the Loans and all other Secured Obligations in accordance with the terms of the Loan Documents and that until the Commitments have been terminated and all the Secured Obligations have been paid in full, unless the Lenders shall otherwise consent in the



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manner provided for in SECTION 15.9, each of the Borrowers will, and will cause each of the Subsidiaries to:

                  SECTION 9.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization (except where any failure so to qualify could not reasonably be expected to have a Materially Adverse Effect).

                  SECTION 9.2 Compliance with Applicable Law. Comply in all material respects with all Applicable Law relating to the Borrowers or such Subsidiary except to the extent being contested in good faith by appropriate proceedings and for which reserves in respect of a Borrower's or such Subsidiary's reasonably anticipated liability have been established in accordance with GAAP.

                  SECTION 9.3 Maintenance of Property. In addition to, and not in derogation of, the requirements of SECTION 8.7 and of the Security Documents,

                  (a) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and

                  (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith in the ordinary course and in a manner consistent with past practices of Heafner.

                  SECTION 9.4 Conduct of Business. At all times conduct its business in accordance with sound business practices and engage only in the business(es) described in SCHEDULE 6.1(F).

                  SECTION 9.5 Insurance. Maintain, in addition to the coverage required by SECTION 8.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Administrative Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

                  SECTION 9.6 Payment of Taxes and Claims. Pay or discharge when due

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and



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                  (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of any Borrower;

except that this SECTION 9.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of reasonably anticipated liability have been established in accordance with GAAP.

                  SECTION 9.7 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and notify the Administrative Agent promptly, and in any event within five days after any such account is opened, of the existence, location, number and title of any bank account of a Loan Party not listed on SCHEDULE 6.1(BB).

                  SECTION 9.8 Use of Proceeds.

                  (a) Use the proceeds of the Loans only for working capital and general business purposes, including, without being limited to, payment of interest on the Senior Notes and dividends on the KS Preferred in accordance with the provisions of this Agreement, and

                  (b) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or, in any event, for any purpose which would involve a violation of Regulation U or of Regulation T or X of the Board of Governors of the Federal Reserve System, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

                  SECTION 9.9 Hazardous Waste and Substances; Environmental Requirements. In addition to, and not in derogation of, the requirements of
SECTION 9.2 and of the Security Documents, comply in all material respects with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of any Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established), promptly notify the Administrative Agent of its receipt of any notice of a violation of any such Environmental Laws or other such Applicable Laws and indemnify and hold harmless the Administrative Agent and the Lenders from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Administrative Agent or any Lender on account of a Borrower's failure to perform its obligations under this SECTION 9.9.

                  SECTION 9.10 Additional Subsidiaries. Cause each Person that becomes a domestic Subsidiary of Heafner after the Effective Date, promptly upon request by the Administrative Agent, to execute and deliver a Subsidiary Guaranty and a Subsidiary Security Agreement or, if requested by the Administrative Agent, enter into and cause any such new Subsidiary or any existing Subsidiary Guarantor to enter into an amendment to this Agreement or such other documents as may reasonably be determined by the Administrative Agent to be necessary or desirable to add such Subsidiary as an additional "Borrower" hereunder, in each



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case together with such allonges to the Notes, restated promissory notes,
Financing Statements, legal opinions and other certificates, instruments and documents as the Administrative Agent may reasonably request.

                  SECTION 9.11 Compliance with Senior Note Indenture. Comply with the terms and provisions of the Senior Note Indenture and the Senior Notes and cause each Guarantor of Heafner's obligations under the Senior Notes to comply with the terms of the Guaranty applicable to it.

                  SECTION 9.12 Agency Account Agreements. To the extent not received by the Administrative Agent on or prior to the Effective Date, deliver to the Administrative Agent as soon as possible, but in any event not later than April 15, 2000, such Agency Account Agreements duly executed by the applicable Clearing Bank and Loan Party and confirmations of effective directions to pay the Administrative Agent affecting each account of a Loan Party to which Collateral proceeds are deposited, each in form and substance satisfactory to the Administrative Agent, as may be required by the Administrative Agent


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                                   ARTICLE 10

                                   INFORMATION

                  Until the Commitments have been terminated and all the Secured Obligations have been paid in full, unless the Lenders shall otherwise consent in the manner set forth in SECTION 15.9, the Borrowers will furnish to the Administrative Agent and to each Lender at its offices then designated for notices pursuant to SECTION 15.1, the statements, reports, certificates, and other information provided for in this ARTICLE 10. All written information, reports, statements and other papers and data furnished to the Administrative Agent or any Lender by or at the request of the Borrowers, whether pursuant to this ARTICLE 10 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter. Specifically, the Borrowers will so furnish:

                  SECTION 10.1 Financial Statements.

                  (a) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each Fiscal Year, copies of the consolidated and consolidating balance sheets of Heafner and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, shareholders' equity and cash flows of Heafner and its Consolidated Subsidiaries for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, and, as to such consolidated financial statements, reported on, without qualification, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing;

                  (b) Monthly Financial Statements. As soon as available after the end of each Fiscal Month, but in any event within 30 days after the end of each Fiscal Month (or 45 days after the end of any such Fiscal Month that is the last Fiscal Month of a Fiscal Quarter), copies of the unaudited consolidated and consolidating balance sheets of Heafner and its Consolidated Subsidiaries as at the end of such Fiscal Month and the related unaudited consolidated and consolidating statements of income and cash flows for Heafner and its Consolidated Subsidiaries for such Fiscal Month and for the portion of the Fiscal Year through such Fiscal Month, certified by a Financial Officer as presenting fairly the financial condition and results of operations of the Borrowers (subject to normal year-end audit adjustments) for the applicable period(s);

all such financial statements to be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of notes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein; and

                  (c) Projections. As soon as available, but in any event not later than 30 days after the first day of each Fiscal Year beginning after the Effective Date, Projections for such Fiscal Year in such format and detail as the Administrative Agent may reasonably specify.



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                  SECTION 10.2 Accountants' Certificate. Together with the
financial statements referred to in SECTION 10.1(A), a certificate of such accountants addressed to the Administrative Agent

                  (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

                  (b) having attached the calculations, prepared by the Borrowers and reviewed by such accountants, required to establish whether or not the Borrowers are in compliance with the covenants contained in SECTIONS 11.1, 11.2, 11.4 and 11.5 as at the date of such financial statements.

                  SECTION 10.3 Officer's Certificate. At the time that the Borrowers furnish the financial statements pursuant to SECTION 10.1(B) for the last Fiscal Month in a Fiscal Quarter, a certificate of the President of Heafner or of a Financial Officer in substantially the form attached hereto as EXHIBIT D,

                  (a) setting forth as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrowers were in compliance with the requirements of SECTIONS 11.1, 11.2, 11.4 and 11.5 as at the end of each respective period, and

                  (b) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default.

                  SECTION 10.4 Copies of Other Reports.

                  (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrowers or the Board of Directors of Heafner by the Borrowers' independent public accountants, including, without limitation, any management report.

                  (b) As soon as practicable, copies of all financial statements and reports that Heafner sends to its shareholders generally in their capacity as such and of all registration statements and all regular or periodic reports which any Borrower shall file with the Securities and Exchange Commission or any successor commission.

                  (c) From time to time and as soon as reasonably practicable following each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of a Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request and that a Borrower has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; PROVIDED, HOWEVER, that the Lenders shall, to the extent reasonably practicable, coordinate



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examinations of the Borrowers' records by their respective internal examiners.
The rights of the Administrative Agent and the Lenders under this SECTION 10.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

                  (d) If requested by the Administrative Agent or any Lender, statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation U.

                  SECTION 10.5 Notice of Litigation and Other Matters. Prompt notice of:

                  (a) the commencement, to the extent a Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting any Borrower, any of its Subsidiaries or any of a Borrower's or any of its Subsidiaries' properties, assets or businesses, which is reasonably likely to, singly or together with other pending proceedings or investigations, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect,

                  (b) any amendment of the articles of incorporation or by-laws of a Borrower or any of its Subsidiaries,

                  (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of a Borrower or any of its Subsidiaries which has had or is reasonably likely to have, singly or in the aggregate, a Materially Adverse Effect and any change in the executive officers of a Borrower,

                  (d) the discovery or determination by any Loan Party that any computer application (including any computer application of any key supplier, vendor or customer) that is material to the business or operations of any Borrower is not Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Materially Adverse Effect,

                  (e) the receipt of any notice from or giving of any notice to the trustee under the Senior Note Indenture, together with a copy of such notice, and

                  (f) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by a Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which such Borrower or any of its Subsidiaries is a party or by which any Borrower, any of its Subsidiaries or any Borrower's or any Subsidiary's properties may be bound.

                  SECTION 10.6 ERISA. As soon as possible and in any event within 30 days after a Borrower knows, or has reason to know, that:

                  (a) any ERISA Event with respect to a Benefit Plan has occurred or will occur, or



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

                  (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans is equal to an amount in excess of $0, or

                  (c) a Borrower or any Subsidiary is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Benefit Plan required by reason of a Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, to the Administrative Agent a certificate of the President of Heafner or a Financial Officer setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.


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                                   ARTICLE 11

                               NEGATIVE COVENANTS

                  Until the Commitments have been terminated and all the Secured Obligations have been paid in full, unless the Lenders shall otherwise consent in the manner set forth in SECTION 15.9, the Borrowers will not directly or indirectly and, in the case of SECTIONS 11.2 through 11.12, will not permit any Subsidiaries to:

                  SECTION 11.1 Financial Covenants.

                  (a) Permit Net Worth of Heafner and its Consolidated Subsidiaries on a consolidated basis at any time on or after the Effective Date to be less than $21,000,000; provided, that for purposes of this SECTION 11.1(A), the Net Worth of Heafner and its Consolidated Subsidiaries shall exclude any and all amounts recorded as an expense from time to time after December 31, 1999 to reflect amortization of goodwill.

                  (b) Permit Collateral Availability at any time after the Effective Date to be less than $15,000,000.

                  (c) Permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter ending on or after the Effective Date, calculated for the period of four consecutive Fiscal Quarters then ended, to be less than 1.25 to 1.

                  SECTION 11.2 Debt. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Debt, except that this SECTION 11.2 shall not apply to:

                  (a) Debt of the Loan Parties represented by the Loan
Documents,

                  (b) Subordinated Debt,

                  (c) Debt of the Loan Parties represented by the Senior Notes,

                  (d) Debt reflected on SCHEDULE 6.1(J) and refinancings thereof that do not result in an increase in the principal amount of any such Debt outstanding on the date of refinancing or in any other Person becoming obligated thereon, but excluding any such scheduled Debt that is to be paid in full on the Effective Date,

                  (e) Acquired Debt permitted in accordance with SECTION 11.4 and Attributable Debt permitted in accordance with SECTION 11.10,

                  (f) vendor loans, advances and similar financings in an aggregate principal amount outstanding at any time not to exceed $20,000,000, and

                  (g) other Debt in an aggregate principal amount outstanding at any time not to exceed $15,000,000.



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

                  SECTION 11.3 Guarantees. Become or remain liable with respect to any Guaranty of any obligation of any other Persons, except as listed on
SCHEDULE 6.1(J) or pursuant to a Guaranty by a Borrower or any Subsidiary of the obligations of a Loan Party (including specifically the Subsidiaries' Guarantees of Heafner's obligations in respect of the Senior Notes).

                  SECTION 11.4 Acquisitions. (a) Acquire, after the Agreement Date, any Business Unit or Investment or, after the Agreement Date, maintain any Investment other than Permitted Investments, EXCEPT that this SECTION 11.4 shall not apply to Acquisitions by Heafner or another Loan Party after the Effective Date of (A) Investments in the capital stock of any other Person organized under the laws of the United States of America or any state thereof which thereupon becomes a Wholly Owned Subsidiary or (B) Business Units located in the United States, provided, that:

                  (i) the aggregate Purchase Price of all such Acquisitions does not exceed $75,000,000 during the term of this Agreement,

                  (ii) Heafner or the applicable Loan Party has made available to the Administrative Agent, not later than 10 Business Days prior to the proposed date of such Acquisition, the results of any investigation of the target performed by or on behalf of such Loan Party and copies of the Acquisition documents and historical financial statements of the target for at least the three previous years,

                  (iii) the Administrative Agent shall have received evidence satisfactory to it of the Loan Parties' continued compliance with the provisions of this Agreement and the other Loan Documents, including, without being limited to, the provisions of SECTIONS 9.4, 9.11 and 11.1, on a pro forma basis after giving effect to such Acquisition,

                  (iv) to the extent financed with Debt other than Acquired Debt or Loans, such Debt shall be payable to the seller and shall be subordinated to the prior payment of the Secured Obligations on terms and conditions satisfactory to the Administrative Agent and the Required Lenders,

                  (v) the Administrative Agent shall have received evidence satisfactory to it demonstrating on a pro forma basis that Net Income of the target, before provision for interest expense, taxes, depreciation and amortization for the period of 12 consecutive calendar months ended nearest the date of determination, is at least equal to the sum of interest expense and scheduled principal payments on any Debt incurred in connection with payment of the Purchase Price (including Loans and Acquired Debt), and

                  (vi) as requested by the Administrative Agent, any new Subsidiary shall have executed and delivered the Subsidiary Guaranty and a Subsidiary Security Agreement, or all Loan Parties, as appropriate, and such new Subsidiary shall have executed and delivered an amendment to this Agreement sufficient to cause such new Subsidiary to become a "Borrower" hereunder, and in either case shall have delivered or caused to be delivered as to such Subsidiary the items referred to in SECTIONS 5.1(A)(3), (4), (5), (6), and (8) and an opinion of counsel for such Subsidiary as to such matters in connection with the transactions contemplated by the Subsidiary Guaranty and Subsidiary Security



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

         Agreement or such amendment to this Agreement as the Administrative Agent may reasonably request;

PROVIDED, HOWEVER, that Heafner or the applicable Loan Party shall not be required to furnish the information described in SECTION 11.4(A)(II) or (A)(V) except with respect to any Acquisition the aggregate Purchase Price of which, when added to the aggregate Purchase Price of all Acquisitions made on or after the Effective Date and prior to the date of determination as to which such information has not been provided, exceeds $10,000,000.

"Purchase Price" means an amount equal to the total consideration paid for such Acquisition, including all cash payments (whether classified as purchase price, noncompete payments, consulting payments, "earn out" or otherwise and without regard to whether such amount is paid in whole or in part at the closing of the Acquisition or over time thereafter, but excluding any finance charges attributable to deferred payments and excluding any salary or other employment compensation paid to a seller for the purpose of retaining such seller's services as an active employee of a Borrower or a Subsidiary), the principal amount of all Acquired Debt and of any Subordinated Debt owing to the seller, and the value (as determined by the board of directors of Heafner, including pursuant to the applicable purchase agreement between the relevant Borrower and the seller, in the case of any property, the fair value of which is not readily ascertainable) of all other property, other than capital stock of Heafner, transferred by Heafner to the seller.

                  (b) Notwithstanding any provision of this Agreement to the contrary, in connection with any merger (or other distribution of the assets) of a Subsidiary that is not a Loan Party with and into (or to) a Loan Party, or any Acquisition of a Business Unit, whether by purchase of stock, merger, or purchase of assets and whether in a single transaction or series of related transactions, by a Borrower, where the value of the assets of such Subsidiary or the Purchase Price of such Acquisition, as the case may be:

                           (i) is less than $10,000,000, Heafner shall have the
                  right to determine whether the Inventory and Receivables so acquired are included in the Borrowing Base, subject to the provision of the definitions "Borrowing Base," "Eligible Inventory" and Eligible Receivables" and any other provisions of this Agreement and the other Loan Documents applicable to the computation and reporting of the Borrowing Base, and if Heafner elects so to include such acquired Inventory and Receivables, then any Subsidiary that owns any such acquired Inventory or Receivables shall execute and deliver to the Administrative Agent the agreements, certificates, instruments and other documents referred to in SECTION 11.4(A)(VI) or

                           (ii) is $10,000,000 or more, the Required Lenders
                  shall have the right to determine whether any Inventory or Receivables so acquired are included in the Borrowing Base (subject to the other applicable provisions of this Agreement).

                  SECTION 11.5 Capital Expenditures. Make or incur any Capital Expenditures (excluding Financed Capex and expenditures pursuant to SECTION 11.4) in the aggregate in excess of $12,000,000 for any Fiscal Year, PROVIDED that any amount of such allowance not used in a Fiscal Year may be carried forward, but only to the succeeding Fiscal Year.



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                  SECTION 11.6 Restricted Distributions and Payments, Etc.
Declare or make any Restricted Distribution or Restricted Payment in any Fiscal Year which, when added to all other Restricted Distributions and Restricted Payments made in the same Fiscal Year of Heafner, would exceed $2,000,000; PROVIDED, that Restricted Payments shall not include any non-compete, bonus or "earn-out" payments payable (i) to the former stockholders of CPW pursuant to agreements in effect on the Effective Date or (ii) in connection with an Acquisition by Heafner or any other Loan Party after the Effective Date that is permitted under SECTION 11.4(A).

                  SECTION 11.7 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person other than sales of Inventory in the ordinary course of business, EXCEPT that any Loan Party may merge with and into another Loan Party (provided that Heafner shall be the surviving corporation of any merger to which it is a party) and, subject to the provisions of SECTION 11.4(B), any Subsidiary may merge into a Loan Party with such Loan Party as the surviving corporation.

                  SECTION 11.8 Transactions with Affiliates. Except as described on SCHEDULE 11.8, effect any transaction with any Affiliate on a basis less favorable to a Loan Party than would be the case if such transaction had been effected with a Person not an Affiliate.

                  SECTION 11.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Liens listed in CLAUSES (A) through (I) of the definition "Permitted Liens" and (a) Liens securing Acquired Debt, which Liens affect solely capital or fixed assets (and not Receivables or Inventory or proceeds thereof) of the Business Unit Acquired, existing on the date of the related Acquisition and not created in contemplation thereof, and (b) Purchase Money Liens (including Capitalized Lease Obligations) securing Debt otherwise permitted pursuant to SECTION 11.2.

                  SECTION 11.10 Sales and Leasebacks. Enter into any arrangement with any Person providing for a Loan Party's leasing from such Person any real or personal property which has been or is to be sold or transferred, directly or indirectly, by a Loan Party to such Person, if the associated Attributable Debt, when added to all other outstanding Attributable Debt, would exceed $15,000,000.

                  SECTION 11.11 Amendments of Other Agreements. Amend the interest rate or principal amount or schedule of payments of principal and interest with respect to any Debt (other than the Secured Obligations) or any dividend rate or redemption schedule, applicable to any preferred stock of a Borrower, other than to reduce the interest or dividend rate or to extend any such schedule of payments or redemption schedule, or amend or cause or permit to be amended in any material respect or in any respect that may be adverse to the interests of the Administrative Agent or the Lenders, (i) the KS Preferred Stock Purchase Agreement, (ii) the Senior Note Indenture, or (iii) the articles or certificate of incorporation of any Loan Party.

                  SECTION 11.12 Commingling. Commingle or permit the commingling of Collateral or proceeds of Collateral with other property of or under the control of any of Heafner or any of its Subsidiaries that is not Collateral or proceeds thereof.


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                                   ARTICLE 12

                                     DEFAULT

                  SECTION 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

                  (a) Default in Payment. The Borrowers shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

                  (b) Other Payment Default. The Borrowers shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of 10 days after written notice thereof has been given to the Borrowers by the Administrative Agent.

                  (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrowers under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

                  (d) Default in Performance. The Borrowers shall default in the performance or observance of any term, covenant, condition or agreement to be performed by the Borrowers, contained in

                           (i) ARTICLES 8 (other than SECTIONS 8.3 and 8.4(A))
                  or 11, or SECTIONS 9.1 (insofar as it requires the preservation of the corporate existence of the Borrowers), 9.8, 10.1, 10.2 OR 10.3, and the Administrative Agent shall have delivered to the Borrowers written notice of such default, or

                           (ii) this Agreement (other than as specifically
                  provided for otherwise in this SECTION 12.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrowers by the Administrative Agent.

                  (e) Debt Cross-Default.

                           (i) A Borrower or any Subsidiary shall fail to pay
                  when due and payable (and within any applicable cure or grace period) the principal of or interest on any Debt (other than the Loans) in an amount in excess of $5,000,000, or

                           (ii) the maturity of any such Debt outstanding in a
                  principal amount greater than $5,000,000 shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, including, without being limited to, upon a "Change of Control" as defined in the Senior Note Indenture, or



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                           (iii) any event shall have occurred and be continuing
                  which would permit any holder or holders of such Debt outstanding in an amount in excess of $5,000,000, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the Borrowers shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

                  (f) Other Cross-Defaults; Mandatory Redemption. A Borrower or any Subsidiary shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Debt), if the existence of any such defaults, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect, PROVIDED, that for the purposes of this provision, where such a default could result only in a monetary loss, a Materially Adverse Effect shall not be deemed to have occurred unless the aggregate of such losses would exceed $5,000,000, or any event shall occur or circumstances exist that would result in or permit the holder thereof to require the redemption of the KS Preferred.

                  (g) Voluntary Bankruptcy Proceeding. A Borrower or any Subsidiary shall

                           (i) commence a voluntary case under the federal
                  bankruptcy laws (as now or hereafter in effect),

                           (ii) file a petition seeking to take advantage of any
                  other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

                           (iii) consent to or fail to contest in a timely and
                  appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

                           (iv) apply for or consent to, or fail to contest in a
                  timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,

                           (v) admit in writing its inability to pay its debts
                  as they become due,

                           (vi) make a general assignment for the benefit of
                  creditors, or

                           (vii) take any corporate action for the purpose of
                  authorizing any of the foregoing.

                  (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against a Borrower or any Subsidiary in any court of competent jurisdiction seeking

                           (i) relief under the federal bankruptcy laws (as now
                  or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts,



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

                           (ii) the appointment of a trustee, receiver,
                  custodian, liquidator or the like of a Borrower, any Subsidiary or of all or any substantial part of the assets, domestic or foreign, of a Borrower or any Subsidiary,

and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against such Borrower or Subsidiary (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                  (i) Loan Documents. Any "Event of Default" under any Loan Document (other than this Agreement) shall occur or a Borrower shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by the Borrowers under, any Loan Document (other than this Agreement) that does not expressly provide for "Events of Default," or any provision thereof (in each case, after giving effect to any applicable grace or cure period), other than any nonmaterial provision rendered unenforceable by operation of law, shall cease to be valid and binding.

                  (j) Failure of Agreements. A Loan Party shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof hereunder or shall state in writing its intention to make such a challenge, or any Security Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

                  (k) Judgment. A final, unappealable judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by $2,500,000 or more shall be entered against a Borrower by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

                  (l) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $2,500,000 in value shall be issued against any property of a Borrower and such warrant or process shall continue undischarged or unstayed for 30 days.

                  (m) ERISA. In addition to the breach of any other representation and warranty, any ERISA Event with respect to a Benefit Plan shall occur.

                  (n) Qualified Audits. The independent certified public accountants retained by Heafner shall refuse to deliver an opinion in accordance with SECTION 10.1(A) with respect to the annual consolidated financial statements of Heafner and its Consolidated Subsidiaries.

                  (o) Change of Control. Heafner shall cease to own, directly or indirectly, 100% of the issued and outstanding stock of each other Loan Party or a "Change of Control" for purposes of the Senior Note Indenture, the Class B Stock or the Warrant shall occur.



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                  SECTION 12.2 Remedies.

                  (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in SECTION 12.1(G) or (H), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Commitments and the right of the Borrowers to request Borrowings under this Agreement shall immediately terminate.

                  (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any Event of Default, the Administrative Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                           (i) declare the principal of and interest on the
                  Loans and any Note at the time outstanding, and all other amounts owed to the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                           (ii) terminate the Commitments and any other right of
                  the Borrowers to request borrowings hereunder;

                           (iii) notify, or request the Borrowers to notify, in
                  writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Administrative Agent, for the benefit of the Lenders, or any agent or designee of the Administrative Agent, at such address as may be specified by the Administrative Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrowers, the Borrowers shall hold all such payments received in trust for the Administrative Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, the Borrowers, and shall deliver the same to the Administrative Agent or any such agent or designee of the Administrative Agent immediately upon receipt by the Borrowers in the identical form received, together with any necessary endorsements;

                           (iv) settle or adjust disputes and claims directly
                  with Account Debtors and other obligors on Receivables for amounts and on terms which the Administrative Agent considers advisable and in all such cases only the net amounts received by the Administrative Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Borrowers shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;



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                           (v) enter upon any premises in which Inventory may be
                  located and, without resistance or interference by the Borrowers, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Administrative Agent shall choose, without being liable to the Borrowers on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Administrative Agent shall act reasonably and in good faith;

                           (vi) require the Borrowers to and the Borrowers
                  shall, without charge to the Administrative Agent or any Lender, assemble the Inventory and maintain or deliver it into the possession of the Administrative Agent or any agent or representative of the Administrative Agent at such place or places as the Administrative Agent may designate and as are reasonably convenient to both the Administrative Agent and the applicable Borrower;

                           (vii) at the expense of the Borrowers, cause any of
                  the Inventory to be placed in a public or field warehouse, and the Administrative Agent shall not be liable to the Borrowers on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Administrative Agent shall act reasonably and in good faith;

                           (viii) without notice, demand or other process, and
                  without payment of any rent or any other charge, enter any of the Borrowers' premises and, without breach of the peace, until the Administrative Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrowers' equipment, for the purpose of
                  (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Administrative Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrowers under all licenses, sublicenses and franchise agreements shall inure to the Administrative Agent for the benefit of the Lenders (PROVIDED, HOWEVER, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                           (ix) exercise any and all of its rights under any and
                  all of the Security Documents;

                           (x) apply any Collateral consisting of cash to the
                  payment of the Secured Obligations in any order in which the Administrative Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;



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                           (xi) establish or cause to be established one or more
                  Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrowers shall cause to be forwarded to the Administrative Agent at the Administrative Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Administrative
                  Agent; and

                           (xii) exercise all of the rights and remedies of a
                  secured party under the UCC and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Administrative Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  SECTION 12.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over in accordance with the provisions of SECTION 4.16.

THE BORROWERS SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

                  SECTION 12.4 Power of Attorney. In addition to the authorizations granted to the Administrative Agent under SECTION 9.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, each Borrower hereby irrevocably designates, makes, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Administrative Agent, or any agent of the Administrative Agent, may, without notice to the Borrowers, and at such time or times as the Administrative Agent or any such agent in its sole discretion may determine, in the name of a Borrower, the Administrative Agent or the Lenders,

                  (a) demand payment of the Receivables,

                  (b) enforce payment of the Receivables by legal proceedings or otherwise,



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                  (c) exercise all of any Borrower's rights and remedies with respect to the collection of Receivables,

                  (d) settle, adjust, compromise, extend or renew any or all of the Receivables,

                  (e) settle, adjust or compromise any legal proceedings brought to collect the Receivables,

                  (f) discharge and release the Receivables or any of them,

                  (g) prepare, file and sign the name of a Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

                  (h) prepare, file and sign the name of a Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

                  (i) endorse the name of a Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

                  (j) use the stationery of the Borrowers and sign the names of the Borrowers to verifications of the Receivables and on any notice to the Account Debtors,

                  (k) open the Borrowers' mail,

                  (l) notify the post office authorities to change the address for delivery of the Borrowers' mail to an address designated by the Administrative Agent, and

                  (m) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which any Borrower has access.

                  SECTION 12.5 Miscellaneous Provisions Concerning Remedies.

                  (a) Rights Cumulative. The rights and remedies of the Administrative Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Administrative Agent and the Lenders may be selective and no failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                  (b) Waiver of Marshalling. Each Borrower hereby waives any right to require any marshalling of assets and any similar right.

                  (c) Limitation of Liability. Nothing contained in this ARTICLE 12 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Administrative Agent, any Lender or any agent or designee of the Administrative Agent or



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any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Administrative Agent, the Lenders and their agents or designees shall have no liability to the Borrowers for actions taken pursuant to this
ARTICLE 12, any other provision of this Agreement or any of the Loan Documents so long as the Administrative Agent or such Lender shall act in good faith and in a commercially reasonable manner.

                  (d) Appointment of Receiver. In any action under this ARTICLE 12, the Administrative Agent shall be entitled during the continuance of an Event of Default, to the fullest extent permitted by Applicable Law, to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

                  SECTION 12.6 Trademark License. Each Borrower hereby grants to the Administrative Agent for its benefit as Administrative Agent and for the benefit of the Lenders, the nonexclusive right and license to use its trademarks for the purposes set forth in SECTION 12.2(B)(VIII) and for the purpose of enabling the Administrative Agent to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Administrative Agent's rights and remedies under this Agreement and the other Security Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Borrowers or any other Person by the Lenders or the Administrative Agent or any purchaser or purchasers of the Collateral. The Borrowers hereby represent, warrant, covenant and agree that they presently have, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this SECTION 12.6.


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                                   ARTICLE 13

                                   ASSIGNMENTS

                  SECTION 13.1 Successors and Assigns; Participations.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Each Lender may with the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, Heafner (which consent shall not be unreasonably withheld) assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it) (PROVIDED that no consent shall be required with respect to any assignment to an Eligible Assignee as part of the assigning Lender's transfer of all or substantially all of its assets of a similar type in connection with any acquisition or divestiture or otherwise); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall in no event be less than the Minimum Commitment (or the assigning Lender's entire remaining Commitment, if less) (except that a Lender may assign less than the Minimum Commitment to its Affiliate), (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall in no event be less than the Minimum Commitment, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register an Assignment and Acceptance, together with any Note or Notes subject to such assignment and an assignment fee in the amount of $2,500, (v) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, and (vi) the representation contained in SECTION 13.2 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (B) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with



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respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 6.1(N) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment and Proportionate Share of, and principal amount of the Loans and owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes and evidence satisfactory to the Administrative Agent of the Borrowers' consent thereto (if applicable), subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrowers, and (vi) promptly deliver a copy of such Acceptance and Assignment to the Borrowers. Within five Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in



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substantially the form of the assigned Notes. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

                  (f) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment hereunder and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such participation (other than to a Lender's own Affiliate) shall be in an amount not less than the Minimum Commitment, (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to SECTION 8.7 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Administrative Agent, the other Lenders and the Borrowers.

                  (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
SECTION 13.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers, PROVIDED that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender (which in the case of an agreement with only such Lender, the Borrowers shall be recognized as third party beneficiaries thereof) to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

                  SECTION 13.2 Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; PROVIDED, HOWEVER, that subject to SECTION 13.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.


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                                   ARTICLE 14

                                      AGENT

                  SECTION 14.1 Appointment of Administrative Agent. Each Lender hereby irrevocably designates and appoints (1) FCC as the Administrative Agent of such Lender and (2) Bank of America as the Syndication Agent and FUNB as the Documentation Agent under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Inventory and Receivables, to establish Additional Reserves and to adjust the advance ratios contained in the definition of "Borrowing Base" (so long as such advance ratios, as adjusted, do not exceed those set forth in the definition of "Borrowing Base" as of the Agreement Date), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

                  SECTION 14.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent for the purposes of perfecting security interests and Liens in Collateral held by such Lender.

                  SECTION 14.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's, as the case may be, own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Borrowers or any of its Subsidiaries, any Affiliate thereof or any other Person or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the existence, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any Collateral or the Security Interest or other Lien or other interest therein or for any failure of the Borrowers, or any Subsidiary of the Borrower or any Affiliate of the Borrowers to perform its obligations hereunder or thereunder. The Administrative Agent shall



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not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers.

                  SECTION 14.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with SECTION 13.1. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or all Lenders if such action or inaction would have the effect of amending or waiving a breach of any provision of this Agreement that only all the Lenders may amend or waive in accordance with the provisions of SECTION 15.9(B)), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  SECTION 14.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) continue making Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of
SECTION 4.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

                  SECTION 14.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Syndication Agent nor the Documentation Agent nor any of their respective officers, directors, counsel, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Syndication Agent or the Documentation Agent hereafter taken, including any review of the affairs of the Borrowers, any Subsidiary or any Affiliate of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Syndication Agent or the Documentation Agent to any Lender. Each Lender represents to the Administrative Agent, the Syndication Agent and the Documentation



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Agent that it has, independently and without reliance upon the Administrative
Agent, the Syndication Agent or the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial (and other) condition and creditworthiness of the Borrowers and the Subsidiaries, and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any Co-Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial (and other) condition and creditworthiness of the Borrowers and the Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents none of the Administrative Agent, the Syndication Agent nor the Documentation Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial (and other) condition or creditworthiness of the Borrowers or the Subsidiaries or the Affiliates of the Borrowers which may come into the possession of the Administrative Agent, the Syndication Agent or the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  SECTION 14.7 Indemnification.

                  (a) The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers or any other Person to do so), Ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, attorneys' fees, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, attorneys' fees, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 13.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to SECTION 13.1, at a time before such assignment. The agreements in this SECTION 14.7 shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

                  (b) Without limiting the generality of the foregoing provisions of this SECTION 14.7, if the Administrative Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from the Borrowers, any Subsidiary or any other



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

Person as the result of any transaction under the Loan Documents, then any monies paid by the Administrative Agent in settlement or satisfaction of such suit, together with all costs and expenses (including attorneys' fees and expenses) incurred by Administrative Agent in the defense of same, shall be promptly reimbursed to the Administrative Agent by the Lenders to the extent of each Lender's Proportionate Share.

                  (c) Further, without limiting the generality of the foregoing provisions of this SECTION 14.7, if at any time (whether prior to or after the Termination Date) any action or proceeding shall be brought against the Administrative Agent by the Borrowers, any Subsidiary, or by any other Person claiming by, through or under the Borrowers or any Subsidiary, to recover damages for any action taken or omitted by the Administrative Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of the Administrative Agent against the Borrowers, any Account Debtor, any Subsidiary, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction between the Administrative Agent and the Borrowers, any Subsidiary or any other Person under or in relation to any of the Loan Documents, the Lenders agree to indemnify and hold the Administrative Agent harmless with respect thereto and to pay to Administrative Agent their respective Proportionate Shares of such amount as the Administrative Agent shall be required to pay by reason of a judgment, decree or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Administrative Agent, including all interest and costs assessed against the Administrative Agent in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Administrative Agent in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable to the Administrative Agent for any of the foregoing to the extent that they arise from the willful misconduct or gross negligence of the Administrative Agent. In the Administrative Agent's discretion, the Administrative Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

                  SECTION 14.8 Administrative Agent in Its Individual Capacity. The institution at the time acting as the Administrative Agent and its Affiliates may make loans to, issue or cause to be issued letters of credit to or for the account of, accept deposits from and generally engage in any kind of business with the Borrowers, any Subsidiary or any Affiliate of the Borrowers as if it were not the Administrative Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit or Letter of Credit Guarantee issued by it, such institution shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and shall be subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" and "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include such institution in its individual capacity as a Lender or one of the Required Lenders.

                  SECTION 14.9 Successor Collateral Administrative Agent.

                  (a) The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrowers or may be removed by the Lenders (other than the Lender who is also the Administrative Agent), or, if there are more than two other Lenders by the



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Lenders whose Commitment Percentages equal at least 51% of the total Commitment
Percentage of all other Lenders; PROVIDED, HOWEVER that such resignation shall not take effect until a successor agent has been appointed. If the Administrative Agent shall resign as Administrative Agent under this Agreement or be removed, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders and, so long as no Event of Default has occurred and is continuing, subject to approval by Heafner (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Lenders have failed to appoint a successor Administrative Agent within 30 days of the resignation notice given by the Administrative Agent as provided above, then the Administrative Agent shall be entitled to appoint a successor agent from among the Lenders, subject, so long as no Event of Default has occurred and is continuing, to approval by Heafner (which approval shall not be unreasonably withheld). After any retiring Administrative Agent's resignation hereunder as Administrative Agent or the removal of any Administrative Agent, the provisions of SECTION 14.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  (b) It is intended that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case the Administrative Agent deems that by reason of present or future laws of any jurisdiction the Administrative Agent might be prohibited from or restricted in exercising any of the powers, rights or remedies granted to the Administrative Agent or the Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary or desirable hereunder or under any of the Loan Documents, the Administrative Agent may appoint an additional individual or institution as a separate collateral agent or co-collateral agent which is not so prohibited from or restricted in taking any of such actions or exercising any of such powers, rights or remedies. If the Administrative Agent shall appoint an additional individual or institution as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from the Lenders be required by the separate collateral agent or co-collateral agent so appointed by Administrative Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, including without limitation indemnification of such collateral agent or co-collateral agent, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall



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vest in and be exercised by the Administrative Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

                  SECTION 14.10 Notices from Administrative Agent to Lenders. The Administrative Agent shall promptly, upon receipt thereof, forward to each Lender copies of any updated Schedules and of any written notices, reports or other information supplied to it by the Borrowers or any Subsidiary (but which such Person is not required to supply directly to the Lenders). Except to the extent expressly provided in this Agreement or in the other Loan Documents, the Administrative Agent shall not be obligated to deliver or disclose to any Lender any of the Administrative Agent's internal reports, analysis or investigation or any records or other information in its possession relating to the Borrowers or any of the Subsidiaries or the Affiliates of the Borrowers.

                  SECTION 14.11 Declaring Events of Default. Upon the occurrence of a Default, the Administrative Agent may, and at the direction of the Required Lenders shall, give such notice or take such other action as may be required hereunder to declare an Event of Default.

                  SECTION 14.12 Syndication Agent and Documentation Agent. For avoidance of doubt, it is expressly acknowledged and agreed by the Administrative Agent and each Lender for the benefit of each of the Syndication Agent and the Documentation Agent that, other than any rights or obligations explicitly reserved to or imposed upon the Syndication Agent and the Documentation Agent under this Agreement, neither the Syndication Agent nor the Documentation Agent, in such capacity, has any rights or obligations hereunder nor shall the Syndication Agent or the Documentation Agent, in such capacity, be responsible or accountable to any other party hereto for any action or failure to act hereunder, other than in connection with such explicitly reserved rights or such obligations and then only for claims, damages, losses (other than consequential losses) and other liabilities arising out of such Person's own gross negligence or willful misconduct.


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                                   ARTICLE 15

                                  MISCELLANEOUS

                  SECTION 15.1 Notices.

                  (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, provided that in the case of notices to the Administrative Agent, notice shall be deemed to have been given only when such notice is actually received by the Administrative Agent. A telephonic notice to the Administrative Agent, as understood by the Administrative Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

                  (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing by such first party:

                  If to the Borrowers:      Heafner Tire Group, Inc.
                                            2105 Water Ridge Parkway
                                            Suite 500
                                            Charlotte, North Carolina 28217
                                            Attn: David H. Taylor
                                            Facsimile No.: (704) 423-8987

                  with a copy to:           J. Michael Gaither, Esq.
                                            Heafner Tire Group, Inc.
                                            2105 Water Ridge Parkway
                                            Suite 500
                                            Charlotte, North Carolina 28217
                                            Facsimile No.: (704) 423-8987

                  If to the
                  Administrative Agent:     Fleet Capital Corporation
                                            300 Galleria Parkway
                                            Suite 800
                                            Atlanta, Georgia 30339
                                            Attn: Stephen Y. McGehee
                                            Facsimile No.: (770) 859-2483


                  If to a Lender:           At the address of such Lender set
                                            forth on the signature pages hereof.



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                  (c) Administrative Agent's Office. The Administrative Agent
hereby designates its office located at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers, as the office to which payments due are to be made.

                  SECTION 15.2 Expenses. The Borrowers agree, jointly and severally, to pay or reimburse on demand all costs and expenses reasonably (other than pursuant to subsection (b) below as to which such requirement shall not apply) incurred

                  (a) by or on behalf of the Administrative Agent, including, without limitation, the reasonable fees and disbursements of counsel, in connection with

                           (i) the negotiation, preparation, execution,
                  delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation

                                    (A) reasonable out-of-pocket costs and
                           expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents;

                                    (B) reasonable costs and expenses of
                           appraisals of the Collateral;

                                    (C) the costs and expenses of lien searches;
                           and

                                    (D) taxes, fees and other charges for filing
                           the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests;

                           (ii) the preparation, execution and delivery of any
                  waiver, amendment, supplement or consent by the Administrative Agent and the Lenders relating to this Agreement or any of the Loan Documents;

                           (iii) sums paid or incurred to pay any amount or take
                  any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take;

                           (iv) costs of inspections and verifications of the
                  Collateral, including, without limitation, standard per diem fees charged by the Administrative Agent or the Lenders, travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations and books and records by the Administrative Agent's and/or the Lenders' agents up to two times per year and whenever an Event of Default exists;

                           (v) costs and expenses of forwarding loan proceeds,
                  collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox; and

                           (vi) costs and expenses of preserving and protecting
                  the Collateral; and



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

                  (b) by or on behalf of the Administrative Agent or any Lender in connection with

                           (i) consulting, after the occurrence of a Default,
                  with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and

                           (ii) costs and expenses paid or incurred to obtain
                  payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Administrative Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. The Borrowers hereby authorize the Administrative Agent and the Lenders to debit the Borrowers' Loan Accounts (by increasing the principal amount of the Loans) in the amount of any such costs and expenses owed by the Borrowers when due.

                  SECTION 15.3 Stamp and Other Taxes. The Borrowers will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

                  SECTION 15.4 Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of the Borrowers against and on account of the Secured Obligations irrespective or whether or not

                  (a) the Administrative Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or



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                  (b) the Administrative Agent or such Lender shall have
declared any or all of the Secured Obligations to be due and payable as permitted by SECTION 12.2 and although such Secured Obligations shall be contingent or unmatured.

                  SECTION 15.5 Consent to Advertising and Publicity. With the prior written consent of the Borrowers, which consent shall not be unreasonably withheld, the Administrative Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrowers, the amount, interest rate, maturity, collateral for and a general description of the credit facilities provided hereunder and of the Borrowers' business.

                  SECTION 15.6 Reversal of Payments. The Administrative Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrowers make a payment or payments to the Administrative Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrowers' benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Administrative Agent or such Lender.

                  SECTION 15.7 Injunctive Relief. The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders; therefore, the Borrowers agree that if any Event of Default shall have occurred and be continuing, the Administrative Agent and the Lenders, if the Administrative Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

                  SECTION 15.8 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers to determine whether they are in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

                  SECTION 15.9 Amendments.

                  (a) Except as set forth in SUBSECTION (B) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTION 15.9(D)), by the

Borrowers, PROVIDED that no such amendment, unless consented to by the Administrative Agent, shall alter or affect the rights or responsibilities of the Administrative Agent, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrowers, the Administrative Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Administrative Agent and the Required Lenders in their discretion.

                  (b) Without the prior unanimous written consent of the Lenders,

                           (i) no amendment, consent or waiver shall (A) affect
                  the amount or extend the time of any Lender's obligation to make Loans or (B) extend the originally scheduled time or times of payment of the principal of any Loan or (C) alter the time or times of payment of interest on any Loan or of any fees payable for the account of the Lenders or (D) alter the amount of the principal of any Loan or the rate of interest thereon (except with respect to application of the Default Margin under SECTION 5.1(D)) or (E) alter the amount of any commitment fee or other fee payable hereunder for the account of the Lenders or (F) permit any subordination of the principal of or interest on any Loan or (G) permit the subordination of the Security Interests in any Collateral,

                           (ii) no Collateral having an aggregate value greater
                  than $250,000 shall be released by the Administrative Agent in any 12-month period other than as specifically permitted in this Agreement or the Security Documents nor shall any Collateral be released at a time when the Administrative Agent is entitled to exercise remedies hereunder upon default, nor shall any Borrower or material Guarantor be released from its liability for the Secured Obligations,

                           (iii) except to the extent expressly provided in
                  SECTIONS 4.7 and 14.1, no amendment shall be made to the definition of any of the following terms, "Applicable Margin", "Borrowing Base" (except as otherwise expressly contemplated hereunder) and the defined terms used in such definition, "Eligible Assignee", "Proportionate Share", "Ratable", "Ratable Share", "Commitment
                  Percentage", "Secured Obligations", or "Commitment",

                           (iv) none of the provisions of this SECTION 15.9, the
                  definitions "Lenders" or "Required Lenders", or the provisions of ARTICLE 12 shall be amended,

                           (v) neither the Administrative Agent nor any Lender
                  shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any instrument or agreement evidencing or relating to obligations (whether or not Debt) of the Borrowers that are expressly subordinate to any of the Secured

                  Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

                           (vi) no amendment shall be made to any provision in
                  ARTICLE 14, and

                           (vii) no extension of the Termination Date shall be
                  effected;

PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default provided only that such Default or Event of Default does not arise under SECTION 12.1(G) OR
(H) or out of a breach of or failure to perform or observe any term, covenant or condition of this Agreement or any other Loan Document (other than the provisions of ARTICLE 12 of this Agreement) the amendment of which requires the unanimous consent of the Lenders. The Required Lenders shall have the right, with respect to any Default or Event of Default that may be waived by them, to enter into an agreement with the Borrowers providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without thereby waiving any such Default or Event of Default.

                  (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

                  (d) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrowers shall be necessary or required in connection with any amendment to
ARTICLE 14 or SECTION 4.8, and any amendment to such provisions may be effected solely by and among the Administrative Agent and the Lenders, PROVIDED that no such amendment shall impose any obligation on the Borrowers or limit or reduce any right granted hereunder or thereunder to the Borrowers.

                  SECTION 15.10 Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights under this Agreement.

                  SECTION 15.11 Performance of Borrowers' Duties.

                  (a) The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

                  (b) If the Borrowers shall fail to do any act or thing which they have covenanted to do under this Agreement or any of the Loan Documents, the Administrative Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of the Administrative Agent or the Lenders or in the name and on behalf of the Borrowers, and each Borrower hereby irrevocably authorizes the Administrative Agent so to act.

                  SECTION 15.12 Indemnification. The Borrowers agree to reimburse the Administrative Agent and the Lenders for all costs and expenses, including reasonable counsel

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fees and disbursements, incurred, and to indemnify and hold harmless the
Administrative Agent and the Lenders from and against all losses suffered by, the Administrative Agent or any Lender in connection with

                  (a) the exercise by the Administrative Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents,

                  (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and

                  (c) the collection or enforcement of the Secured Obligations or any of them,

other than such costs, expenses and liabilities arising out of the Administrative Agent's or any Lender's gross negligence or willful misconduct.

                  SECTION 15.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Administrative Agent and the Lenders and any Persons designated by the Administrative Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

                  SECTION 15.14 Survival. Notwithstanding any termination of this Agreement,

                  (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Administrative Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

                  (b) the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this ARTICLE 15 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before, and

                  (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Administrative Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Administrative Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

                  SECTION 15.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                  SECTION 15.16 Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 15.17 Governing Law; Waiver of Jury Trial.

                  (a) This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank, FCC as issuer of any Letter of Credit Guarantee or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in PARAGRAPH (B) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 15.1. Nothing in this Agreement will affect the right of any party to this Agreement to service of process in any other manner permitted by law.

                  (e) Each Borrower, the Administrative Agent and each Lender hereby knowingly, intentionally and voluntarily waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against a Borrower, the Administrative Agent or such Lender arising out of this Agreement, the Collateral or any assignment thereof or by reason of any other cause or dispute whatsoever between the Borrowers and the Administrative Agent or any Lender of any kind or nature.

                  SECTION 15.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their



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

successors and assigns, and all of which taken together shall constitute one and the same agreement.

                  SECTION 15.19 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Administrative Agent or any Lender, and
(c) financial statements, certificates and other information previously or hereafter furnished to the Administrative Agent or any Lender, may be reproduced by the Administrative Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Administrative Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  SECTION 15.20 Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

                  SECTION 15.21 Increased Capital. If any Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case after the Agreement Date, or compliance by such Lender with any of the foregoing, imposes or increases a requirement by such Lender to allocate capital resources to such Lender's Commitment to make Loans hereunder which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance by any amount deemed by such Lender to be material: (i) such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrowers shall pay to such Lender as an additional fee from time to time on demand such amount as such Lender certifies to be the amount that will compensate it for such reduction. A certificate of such Lender claiming compensation under this SECTION 15.21 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  SECTION 15.22 Pro-Rata Participation.

                  (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Administrative Agent thereof (and the Administrative Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, together with interest thereon at the rate, if any, required to be paid on the amount recovered from such purchasing Lender.

                  (b) Each Lender which receives such a secured claim shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION
15.22 to share in the benefits of any recovery on such secured claim.

                  (c) Each Lender shall include in any arrangement or agreement it enters into with any participant in such Lender's interests hereunder, an undertaking by such participant substantially similar to the foregoing SUBSECTIONS (A) and (B).

                  (d) The Borrowers expressly consent to the foregoing arrangements and agree that any holder of a participation in any Secured Obligation so purchased or otherwise acquired of which such Borrower has received notice may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

                  SECTION 15.23 Net Payments.

                  (a) No Reduction for Taxes. All payments by the Borrowers hereunder to or for the benefit of any Lender or the Administrative Agent shall be made without setoff, counterclaim or other defense. Except as required by law or as provided in SECTION 15.23(B), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (excluding any tax imposed on or measured by the net income or profits of such Lender or the Administrative Agent, as the case may be, pursuant to the laws of the jurisdiction in which it is organized or in which its principal offices or the office from which the Loans are administered may be located or to which payments on the Loans are otherwise deemed connected for tax purposes) together with all interest, penalties or similar liabilities with respect thereto (collectively, "Covered Taxes"). Except as provided in SECTION 15.23(B), if the Borrowers shall be required by law to deduct or withhold any Covered Taxes from any sum payable hereunder to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings of Covered Taxes (including deductions or withholdings of Covered Taxes applicable to additional sums payable under this SECTION 15.23(A)) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had such deductions or withholdings not been made, (B) the Borrowers shall make such deductions or withholdings, and (C) the Borrowers shall pay the full amount so deducted or withheld to the relevant taxing authority or other authority in accordance with Applicable Law. The Borrowers shall furnish to the Administrative Agent within 45 days after the date on which the payment of any Covered Taxes is due certified copies of tax receipts evidencing such payment by the Borrowers. Except as provided in SECTION 15.23(B), the Borrowers agree to indemnify and hold harmless the Lenders and the Administrative Agent and reimburse each of them, as the case may be, for the amount of any Covered Taxes that are levied against or imposed on the Lenders or the Administrative Agent and that are paid by the Lenders or the Administrative Agent, as the case may be.

                  (b) Foreign Lenders. (i) Each Foreign Lender shall deliver to the Administrative Agent and the Borrowers (A) two valid, duly completed copies of IRS Form 1001 or 4224 or applicable successor form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Agreement or the Note(s) payable to it without deduction or withholding of any United States federal income taxes and
(B) a valid, duly completed IRS Form W-8 or W-9 or applicable successor form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Administrative Agent and the Borrowers two further copies of said Form 1001 or 4224 and W-8 or W-9, or applicable successor forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Administrative Agent.

                  (ii) If the forms provided by a Foreign Lender under SECTION 15.23(B)(I) at the time such Foreign Lender first becomes a party to this Agreement indicate that such Foreign Lender is subject to a rate of United States withholding tax in excess of zero, then withholding tax at such rate shall be considered excluded from Covered Taxes unless and until such Foreign Lender provides the appropriate forms certifying that a lesser rate of withholding applies, whereupon withholding tax at such lesser rate only shall be excluded from Covered Taxes for period governed by such forms.

                  (iii) For any period with respect to which a Foreign Lender has failed to provide the Borrowers with the appropriate forms described in
Section 15.23(B)(I), such Foreign Lender shall not be entitled to indemnification under SECTION 15.23(A) with respect to Covered Taxes imposed by the United States by reason of such failure.

                  (c) Affected Lenders. If the Borrowers are obligated to pay to any Lender any amount under this SECTION 15.23, the Borrowers may, if no Default or Event of Default then exists, replace such Lender with another lender acceptable to the Administrative Agent, and such Lender hereby agrees to be so replaced subject to the following:

                           (i) The obligations of the Borrowers hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrowers of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

                           (ii) The replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused the Borrowers' election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Administrative Agent such documentation satisfactory to the Administrative Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of SECTION 13.1 hereof, with a Commitment equal to that of the Lender being replaced and shall make Revolving Credit Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Revolving Credit Loans of the Lender being replaced;

                           (iii) Upon such execution of such documents referred to in CLAUSE (II) and repayment of the amounts referred to in CLAUSE
         (I), the replacement Lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Lender;

                           (iv) The Administrative Agent shall reasonably cooperate in effectuating the replacement of any Lender under this
         SECTION 15.23, but at no time shall the Administrative Agent be obligated to initiate any such replacement;

                           (v) Any Lender replaced under this SECTION 15.23 shall be replaced at the Borrowers' sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders; and

                           (vi) If the Borrowers propose to replace any Lender pursuant to this SECTION 15.23 because the Lender seeks reimbursement hereunder, then the Borrowers must also replace any other Lender who seeks similar levels of reimbursement (as a percentage of such Lender's Commitment) under such Sections.

                  SECTION 15.24 Effect on Effectiveness of this Agreement. From and after the Effective Date, all references in this Agreement or in any other Loan Document (whether delivered pursuant to this Agreement or pursuant to the Existing Loan Agreement) to this Agreement or the "Loan Agreement," and the words "herein," "hereof" and words of like import referring to the Existing Loan Agreement, shall mean and be references to the Existing Loan Agreement as amended and restated in its entirety by this Agreement and all references in this Agreement, in any other Loan Documents (whether delivered pursuant to this Agreement or pursuant to the Existing Loan Agreement) or in any Note to a "Revolving Credit Note" and the words "hereof," "herein" and words of like import referring to any such Note, shall mean and be references to the Second Amended and Restated Promissory Notes in the form attached to this Agreement as EXHIBIT A-1, appropriately completed and duly executed and delivered by the Borrowers.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                     BORROWERS:

                                     HEAFNER TIRE GROUP, INC.
[CORPORATE SEAL]

Attest:                              By:
                                          --------------------------------------
                                          Donald C. Roof
                                          President and Chief Executive Officer
------------------------------
J. Michael Gaither
Secretary


                                     WINSTON TIRE COMPANY
[CORPORATE SEAL]

Attest:                              By:
                                          --------------------------------------
                                          Donald C. Roof
                                          President and Chief Executive Officer
------------------------------
J. Michael Gaither
Secretary                            By:
                                          --------------------------------------
                                          David H. Taylor
                                          Chief Financial Officer




                                     CALIFORNIA TIRE COMPANY
[CORPORATE SEAL]

Attest:                              By:
                                          --------------------------------------
                                          Donald C. Roof
                                          President and Chief Executive Officer
------------------------------
J. Michael Gaither
Secretary                            By:
                                          --------------------------------------
                                          David H. Taylor
                                          Chief Financial Officer

                                     THE SPEED MERCHANT, INC.
[CORPORATE SEAL]
Attest:                              By:
                                          --------------------------------------
                                          Donald C. Roof
                                          President and Chief Executive Officer
------------------------------
[Assistant] Secretary

                                     By:
                                          --------------------------------------
                                          David H. Taylor
                                          Chief Financial Officer

                                      FLEET CAPITAL CORPORATION, as
                                      Administrative Agent and as
                                      a Lender

                                      By:_______________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                      Address:
                                      Fleet Capital Corporation
                                      300 Galleria Parkway
                                      Suite 800
                                      Atlanta, Georgia 30339
                                      Attn:  Stephen Y. McGehee
                                      Facsimile No.: (770) 859-2483

                                      BANK OF AMERICA, N.A., as Syndication
                                      Agent and as a Lender

                                      By:_______________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                      Address:
                                      ------------------------------
                                      ------------------------------
                                      ------------------------------
                                      Attn:_________________________
                                      Facsimile No.:________________


                                      FIRST UNION NATIONAL BANK, as
                                      Documentation Agent and as a
                                      Lender

                                      By:
                                         ---------------------------------------
                                           John T. Trainor
                                           Director

                                      Address:
                                      First Union National Bank
                                      301 South College Street, DC-5
                                      Charlotte, North Carolina 28288
                                      Attn:
                                      Facsimile No.: (704) 374-2703

                                     MELLON BANK, N.A., as a Lender

                                     By:_______________________________________
                                          Roger Attix
                                          Vice President

                                     Address:
                                     ------------------------------
                                     ------------------------------
                                     ------------------------------
                                     Attn:_________________________
                                     ______________________________
                                     Facsimile No.:________________


                                     PNC BANK, NATIONAL ASSOCIATION, as a Lender

                                     By:_______________________________________
                                          Kurt Putkonen
                                          Vice President

                                     Address:
                                     ------------------------------
                                     ------------------------------
                                     ------------------------------
                                     Attn:_________________________
                                     Facsimile No.:________________

                                     ANNEX A

                                   COMMITMENTS

-----------------------------------------------------------------------------

                      LENDER               COMMITMENT (IN $)

-----------------------------------------------------------------------------

Fleet Capital Corporation                     65,000,000
-----------------------------------------------------------------------------

First Union National Bank                     45,000,000
-----------------------------------------------------------------------------

Bank of America, N.A.                         45,000,000
-----------------------------------------------------------------------------

Mellon Bank, N.A.                             22,500,000
-----------------------------------------------------------------------------

PNC Bank, National Association                22,500,000
-----------------------------------------------------------------------------

                      TOTAL                  200,000,000

-----------------------------------------------------------------------------

                                     ANNEX B

                                 PRICING MATRIX


--------------------------------------------------------------------------------
     LEVEL    INTEREST COVERAGE  EURODOLLAR RATE   BASE RATE   UNUSED COMMITMENT
                    RATIO             LOANS          LOANS            FEE
--------------------------------------------------------------------------------

Level I         < 1.50:1              2.00%          0.50%            0.50%
                -
--------------------------------------------------------------------------------
                > 1.50:1 and
Level II        < 2.00:1              1.75%          0.25%           0.375%
                -
--------------------------------------------------------------------------------
                > 2.00:1 and
Level III       < 2.50:1              1.50%          0.00%           0.375%
                -
--------------------------------------------------------------------------------

Level IV        > 2.50:1              1.25%          0.00%            0.25%
--------------------------------------------------------------------------------